                                                                    EXHIBIT 10.1

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                               CREDIT AGREEMENT


                                     among


                         EXTENDED STAY AMERICA, INC.,


                                VARIOUS BANKS,

                     MORGAN STANLEY SENIOR FUNDING, INC.,
                       as SYNDICATION AGENT and ARRANGER


                                      and



                     THE INDUSTRIAL BANK OF JAPAN, LIMITED
                            as ADMINISTRATIVE AGENT


                      __________________________________


                        Dated as of September 26, 1997
                                      and
                   Amended and Restated as of March 10, 1998

                      __________________________________


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                               TABLE OF CONTENTS
                               -----------------

                                                                             Page
                                                                             ----
SECTION 1.   Amount and Terms of Credit.....................................    1
     1.01    The Commitments................................................    1
     1.02    Minimum Amount of Each Borrowing...............................    5
     1.03    Notice of Borrowing............................................    6
     1.04    Disbursement of Funds..........................................    7
     1.05    Notes..........................................................    7
     1.06    Conversions....................................................   10
     1.07    Pro Rata Borrowings............................................   10
     1.08    Interest.......................................................   11
     1.09    Interest Periods...............................................   11
     1.10    Increased Costs, Illegality, etc...............................   13
     1.11    Compensation...................................................   15
     1.12    Change of Lending Office.......................................   16
     1.13    Replacement of Banks...........................................   16
     1.14    Special Provisions Relating to the Tranche C Term Loan
             Sub-Facility...................................................   17

SECTION 2.   Letters of Credit..............................................   18
     2.01    Letters of Credit..............................................   18
     2.02    Maximum Letter of Credit Outstandings; Final Maturities........   19
     2.03    Letter of Credit Requests; Minimum Stated Amount...............   20
     2.05    Agreement to Repay Letter of Credit Drawings...................   22
     2.06    Increased Costs................................................   23

SECTION 3.   Fees; Reductions of Commitment.................................   24
     3.01    Fees...........................................................   24
     3.02    Voluntary Termination of Unutilized Commitments................   26
     3.03    Mandatory Reduction of Commitments.............................   27

SECTION 4.   Prepayments; Payments; Taxes...................................   29
     4.01    Voluntary Prepayments..........................................   29
     4.02    Mandatory Repayments...........................................   30
     4.03    Method and Place of Payment....................................   34
     4.04    Net Payments; Taxes............................................   35

                                      (i)

                                                                             Page
                                                                             ----
SECTION 5.   Conditions Precedent to Restatement Effective Date.............   37
     5.01    Execution of Agreement; Notes..................................   37
     5.02    Fees, etc......................................................   38
     5.03    Opinion of Counsel.............................................   38
     5.04    Corporate Documents; Proceedings; etc..........................   38
     5.05    Employee Benefit Plans; Shareholders' Agreements; Management
               Agreements; Collective Bargaining Agreements; Existing
               Indebtedness Agreements; Tax Sharing Agreements; Material
               Leases.......................................................   39
     5.06    Pledge Agreement...............................................   41
     5.07    Security Agreement.............................................   41
     5.08    Subsidiary Credit Parties; etc.................................   41
     5.09    Adverse Change, etc............................................   42
     5.10    Litigation.....................................................   42
     5.11    Solvency Certificate; Environmental Assessments; Insurance
               Certificates.................................................   42
     5.12    Projections....................................................   43
     5.13    Payment of Amounts Under Original Credit Agreement; etc........   43

SECTION 6.   Conditions Precedent to All Credit Events......................   43
     6.01    No Default; Representations and Warranties.....................   44
     6.02    Notice of Borrowing; Letter of Credit Request..................   44
     6.03    Specific Borrowing Conditions..................................   44
     6.04    Special Borrowing Condition Applicable to Tranche C Term Loans.   44

SECTION 7.   Representations and Warranties.................................   45
     7.01    Corporate and Other Status.....................................   45
     7.02    Corporate or Partnership Power and Authority...................   45
     7.03    No Violation...................................................   46
     7.04    Governmental Approvals.........................................   46
     7.05    Financial Statements; Financial Condition; Undisclosed
               Liabilities; Projections; etc................................   46
     7.06    Litigation.....................................................   48
     7.07    True and Complete Disclosure...................................   48
     7.08    Use of Proceeds; Margin Regulations............................   48
     7.09    Tax Returns and Payments.......................................   48
     7.10    Compliance with ERISA..........................................   49
     7.11    The Security Documents.........................................   50

                                     (ii)

                                                                             Page
                                                                             ----
     7.12    Manager Subordination Agreements...............................   51
     7.13    Properties.....................................................   51
     7.14    Capitalization.................................................   51
     7.15    Subsidiaries...................................................   51
     7.16    Compliance with Statutes, etc..................................   52
     7.17    Investment Company Act.........................................   52
     7.18    Public Utility Holding Company Act.............................   52
     7.19    Environmental Matters..........................................   52
     7.20    Labor Relations................................................   53
     7.21    Patents, Licenses, Franchises and Formulas.....................   53
     7.22    Indebtedness...................................................   53
     7.23    Hotel Properties...............................................   54
     7.24    Updated Security Agreement and Pledge Agreement Schedules......   54

SECTION 8.   Affirmative Covenants..........................................   54
     8.01    Information Covenants..........................................   54
     8.02    Books, Records and Inspections.................................   57
     8.03    Maintenance of Property; Insurance.............................   58
     8.04    Corporate Franchises...........................................   59
     8.05    Compliance with Statutes, etc..................................   59
     8.06    Compliance with Environmental Laws.............................   59
     8.07    ERISA..........................................................   60
     8.08    End of Fiscal Years; Fiscal Quarters...........................   61
     8.09    Performance of Obligations.....................................   62
     8.10    Payment of Taxes...............................................   62
     8.11    Certain Requirements with Respect to Acquisitions/Construction
               of Qualified Hotel Properties................................   62
     8.12    Additional Security; Further Assurances........................   63
     8.13    Foreign Subsidiaries Security..................................   64
     8.14    Hotel Property Management......................................   65
     8.15    Maintenance of Corporate Separateness..........................   65

SECTION 9.   Negative Covenants.............................................   66
     9.01    Liens..........................................................   66
     9.02    Consolidation, Merger, Purchase or Sale of Assets, etc.........   69
     9.03    Dividends......................................................   71
     9.04    Indebtedness...................................................   71
     9.05    Advances, Investments and Loans................................   72

                                     (iii)

                                                                             Page
                                                                             ----
     9.06    Transactions with Affiliates...................................   74
     9.07    Capital Expenditures...........................................   74
     9.08    Consolidated Interest Coverage Ratio...........................   75
     9.09    Maximum Run Rate Leverage Ratio................................   75
     9.10    Maximum Senior Debt Leverage Ratio.............................   76
     9.11    Maximum Debt to Capitalization Ratio...........................   77
     9.12    Limitation on Payments of Certain Indebtedness; Modifications
               of Certain Indebtedness; Modifications of Certificate of
               Incorporation, By-Laws and Certain Agreements; etc...........   77
     9.13    imitation on Certain Restrictions on Subsidiaries..............   78
     9.14    Limitation on Issuance of Capital Stock........................   78
     9.15    Business.......................................................   78
     9.16    Limitation on Creation of Subsidiaries.........................   78
     9.17    Designated Senior Indebtedness.................................   79

SECTION 10.  Events of Default..............................................   79
     10.01   Payments.......................................................   79
     10.02   Representations, etc...........................................   79
     10.03   Covenants......................................................   80
     10.04   Default Under Other Agreements.................................   80
     10.05   Bankruptcy, etc................................................   80
     10.06   ERISA..........................................................   81
     10.07   Security Documents.............................................   82
     10.08   Subsidiaries Guaranty..........................................   82
     10.09   Judgments......................................................   82
     10.10   Manager Subordination Agreements...............................   82
     10.11   Change of Control..............................................   83

SECTION 11.  Definitions and Accounting Terms...............................   83
     11.01   Defined Terms..................................................   83

SECTION 12.  The Agents.....................................................  119
     12.01   Appointment....................................................  119
     12.02   Nature of Duties...............................................  119
     12.03   Lack of Reliance on the Agents.................................  120
     12.04   Certain Rights of the Agents...................................  120
     12.05   Reliance.......................................................  120
     12.06   Indemnification................................................  121
     12.07   Each Agent in Its Individual Capacity..........................  121

                                     (iv)

                                                                             Page
                                                                             ----
     12.08   Holders........................................................  121
     12.09   Resignation by the Administrative Agent and the Syndication
               Agent........................................................  121

SECTION 13.  Miscellaneous..................................................  122
     13.01   Payment of Expenses, etc.......................................  122
     13.02   Right of Setoff................................................  123
     13.03   Notices........................................................  124
     13.04   Benefit of Agreement...........................................  124
     13.05   No Waiver; Remedies Cumulative.................................  126
     13.06   Payments Pro Rata..............................................  127
     13.07   Calculations; Computations.....................................  127
     13.08   GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF
               JURY TRIAL...................................................  128
     13.09   Counterparts...................................................  129
     13.10   Effectiveness..................................................  129
     13.11   Headings Descriptive...........................................  130
     13.12   Amendment or Waiver; etc.......................................  130
     13.13   Survival.......................................................  131
     13.14   Domicile of Loans..............................................  131
     13.15   Confidentiality................................................  131
     13.16   Register.......................................................  132
     13.17   Limitation on Increased Costs..................................  133
     13.18   Addition of New Banks; Obligation to Pay Certain Amounts Owing
               Pursuant to the Original Credit Agreement; Conversion of
               Commitments Under Original Credit Agreement; etc.............  133
     13.19   Acknowledgement and Agreement of Credit Parties................  134


SCHEDULE I     Commitments
SCHEDULE II    Bank Addresses
SCHEDULE III   Initial Hotel Properties
SCHEDULE IV    Subsidiaries
SCHEDULE V     Existing Indebtedness
SCHEDULE VI    Insurance
SCHEDULE VII   Existing Liens
SCHEDULE VIII  ERISA Matters
SCHEDULE IX    Original Letters of Credit

                                      (v)

EXHIBIT A      Notice of Borrowing
EXHIBIT B-1    Tranche A Term Note
EXHIBIT B-2    Tranche B Term Note
EXHIBIT B-3    Tranche C Term Note
EXHIBIT B-4    Revolving Note
EXHIBIT B-5    Swingline Note
EXHIBIT C      Letter of Credit Request
EXHIBIT D      Section 4.04(b)(ii) Certificate
EXHIBIT E      Opinion of Bell, Boyd & Lloyd
EXHIBIT F      Officers' Certificate
EXHIBIT G      Officer's Solvency Certificate
EXHIBIT H      Acquisition/Construction Certificate
EXHIBIT I      Assignment and Assumption Agreement
EXHIBIT J      Tranche C Supplement

                                     (vi)

          CREDIT AGREEMENT, dated as of September 26, 1997 and amended and restated as of March 10, 1998, among EXTENDED STAY AMERICA, INC., a Delaware corporation, (the "Borrower"), the Banks party hereto from time to time, MORGAN STANLEY SENIOR FUNDING, INC., as Syndication Agent and Arranger, and THE INDUSTRIAL BANK OF JAPAN, LIMITED, as Administrative Agent (all capitalized terms used herein and defined in Section 11 are used herein as therein defined).


                             W I T N E S S E T H :
                             -------------------


          WHEREAS, the Borrower, the Original Banks, Morgan Stanley Senior Funding, Inc., as Syndication Agent and Arranger, and The Industrial Bank of Japan, Limited, as Administrative Agent, are parties to a Credit Agreement, dated as of September 26, 1997 (as the same has been amended, modified or supplemented to, but not including, the Restatement Effective Date, the "Original Credit Agreement"); and

          WHEREAS, the parties hereto wish to amend and restate the Original Credit Agreement in the form of this Agreement to make available to the Borrower the respective facilities provided for herein;


          NOW, THEREFORE, the parties hereto agree that the Original Credit Agreement shall be and is hereby amended and restated in its entirety as follows:

          SECTION 1.  Amount and Terms of Credit.
                      ---------------------------

          1.01 The Commitments.  (a) Subject to and upon the terms and
               ----------------
conditions set forth herein, each Bank with a Tranche A Term Loan
Commitment severally agrees (A) in the case of each Original Bank, to convert into Tranche A Term Loans (as hereinafter defined), on the Restatement Effective Date, Original Revolving Loans made by such Original Bank pursuant to the Original Credit Agreement and outstanding on the Restatement Effective Date in an aggregate principal amount equal to the lesser of (x) the aggregate principal amount of such Original Revolving Loans made by such Original Bank and so outstanding and (y) such Original Bank's Tranche A Term Loan Commitment as in effect on the Restatement Effective Date (before giving effect to any reductions thereto on such date pursuant to Section 3.03(b)(i)(x)), provided that in no
                                                         --------
event shall the aggregate principal amount of Original Revolving Loans converted pursuant to this clause (A) exceed $150,000,000 or, unless so elected by the Borrower in a written notice delivered to the Administrative Agent at least three Business days prior to the Restatement Effective Date, $100,000,000, and/or (B) to make, from time to time on and after the Restatement Effective

Date but no later than the Final A Draw Date, a term loan or term loans (each a "Tranche A Term Loan" and collectively the "Tranche A Term Loans") to the Borrower, which Tranche A Term Loans (i) shall, at the option of the Borrower, be Base Rate Loans or Eurodollar Loans, provided that, except as otherwise
                                        --------
specifically provided in Section 1.10(b), all Tranche A Term Loans made as part of the same Borrowing shall consist of Tranche A Term Loans of the same Type and
(ii) shall not exceed for any Bank, in initial aggregate principal amount for all Tranche A Term Loans being made by such Bank on any Tranche A Term Loan Borrowing Date, that amount which equals the Tranche A Term Loan Commitment of such Bank on such date (before giving effect to any reductions thereto on such date pursuant to Section 3.03(b)(i)(x) but after giving effect to any reductions thereto prior to such date pursuant to Section 3.03(b)(i)(y)). Once repaid, Tranche A Term Loans incurred hereunder may not be reborrowed. Notwithstanding the foregoing, on the Restatement Effective Date (and immediately after giving effect thereto) the aggregate principal amount of all outstanding Tranche A Term Loans shall not be less than $100,000,000.

          (b) Subject to and upon the terms and conditions set forth herein, each Bank with a Tranche B Term Loan Commitment severally agrees to make, from time to time on and after the Restatement Effective Date but no later than the Final B Draw Date, a term loan or term loans (each, a "Tranche B Term Loan" and, collectively, the "Tranche B Term Loans") to the Borrower, which Tranche B Term Loans (i) shall, at the option of the Borrower, be Base Rate Loans or Eurodollar Loans, provided that, (A) except as otherwise specifically provided in Section
       --------
1.10(b), all Tranche B Term Loans comprising the same Borrowing shall at all times be of the same Type and (B) no more than three Borrowings of Tranche B Term Loans maintained as Eurodollar Loans may be incurred prior to the earlier of (1) the 90th day after the Restatement Effective Date or, if an Interest Period relating to any then outstanding Revolving Loans beginning before such 90th day extends thereafter, the last day of such Interest Period, and (2) the date (the "Syndication Date") upon which the Agents shall have determined in their sole discretion (and shall have notified the Borrower) that the primary syndication of the Tranche B Term Loan Facility (and resultant addition of institutions as Banks pursuant to Section 13.04(b)) has been completed (each of which Borrowings of Eurodollar Loans may only have an Interest Period of one month, and the first of which Borrowings may only be made on the same day as the first day of the first Interest Period of the Tranche B Term Loans that are maintained as Eurodollar Loans, and the second and third of which Borrowings may only be made on the last day of the immediately preceding Interest Period), and
(ii) shall not exceed for any Bank, in initial aggregate principal amount for all Tranche B Term Loans being made by such Bank on any Tranche B Term Loan Borrowing Date, that amount which equals the Tranche B Term Loan Commitment of such Bank on such date (before giving effect to any reductions thereto on such date pursuant to Section 3.03(b)(ii)(x) but after giving effect to any reductions thereto prior to such date pursuant to Section 3.03(b)(ii)(y)). No more than four Tranche B Term Loan Borrowing Dates shall be permitted to occur. Once repaid, Tranche B Term Loans incurred hereunder may not be reborrowed.

          (c) Subject to the terms and conditions set forth herein (including, without limitation, the relevant Tranche C Supplement), in the event that a Tranche C Supplement has become effective in respect of a Tranche C Term Loan Sub-Facility, each Bank having a Tranche C Term Loan Commitment under such Sub-Facility severally agrees to make on such date or dates occurring on and after the Supplement Effective Date for such Tranche C Supplement as are set forth in such Tranche C Supplement a term loan or term loans (each, a "Tranche C Term Loan" and, collectively, the "Tranche C Terms Loans") to the Borrower, which Tranche C Term Loans (i) shall be Base Rate Loans or Eurodollar Loans, (ii) shall not exceed for any Bank in initial aggregate principal amount for all Tranche C Term Loans being made by such Bank under the relevant Tranche C Term Loan Sub-Facility that amount which equals the Tranche C Term Loan Commitment of such Bank under such Tranche C Term Loan Sub-Facility on such date (before giving effect to any reductions thereto on such date pursuant to Section 3.03(b)(iii)(x) but after giving effect to any reductions thereto on or prior to such date pursuant to Section 3.03(b)(iii)(y)) and (iii) shall not exceed in initial aggregate principal amount the amount permitted in Section 1.14(a).
Once repaid, Tranche C Term Loans incurred hereunder may not be reborrowed.

          (d) Subject to and upon the terms and conditions set forth herein, each Bank with a Revolving Loan Commitment sever ally agrees, at any time and from time to time on and after the Restatement Effective Date and prior to the A/RF Maturity Date, to make a revolving loan or revolving loans (each, a "Revolving Loan" and, collectively, the "Revolving Loans") to the Borrower, which Revolving Loans (i) shall, at the option of the Borrower, be Base Rate Loans or Eurodollar Loans, pro vided that, except as otherwise specifically
                           ---------
provided in Section 1.10(b), all Revolving Loans comprising the same Borrowing shall at all times be of the same Type, (ii) may be repaid and reborrowed at any time in accordance with the provisions hereof, (iii) shall not exceed for any such Bank at any time outstanding that aggregate principal amount which, when added to the product of (A) such Bank's Percentage and (B) the sum of (I) the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time and
(II) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, equals the Revolving Loan Commitment of such Bank at such time and
(iv) shall not exceed for all Banks at any time outstanding that aggregate principal amount which, when added to (I) the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time and (II) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, equals the Total Revolving Loan Commitment at such time.

          (e) Subject to and upon the terms and conditions set forth herein, the Swingline Bank agrees to make, at any time and from time to time on and after the Restatement Effective Date and prior to the Swingline Expiry Date, a revolving loan or revolving loans (each a "Swingline Loan" and, collectively, the "Swingline Loans") to the Borrower, which Swingline Loans (i) shall be made and maintained as Base Rate Loans, (ii) may be repaid and reborrowed in accordance with the provisions hereof, (iii) shall not exceed in aggregate principal amount at any time outstanding, when combined with the aggregate principal amount of all Revolving Loans then outstanding and the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Swingline Loans) at such time, an amount equal to the Total Revolving Loan Commitment at such time, and (iv) shall not exceed in aggregate principal amount at any time outstanding the Maximum Swingline Amount. The Swingline Bank shall not be obligated to make any Swingline Loans at a time when a Bank Default exists unless the Swingline Bank has entered into an arrangement satisfactory to it and the Borrower, to eliminate the Swingline Bank's risk with respect to the Bank which is the subject of such Bank Default, including by cash collateralizing the Bank's Percentage of the outstanding Swingline Loans. Notwithstanding anything to the contrary contained in this Section 1.01(e), the Swingline Bank shall not make any Swingline Loan after it has received written notice from the Borrower or the Required Banks stating that a Default or an Event of Default exists and is continuing until such time as the Swingline Bank shall have received written notice (i) of rescission of all such notices from the party or parties originally delivering such notice, (ii) of the waiver of such Default or Event of Default by the Required Banks or (iii) that the Agents in good faith believe that such Default or Event of Default has ceased to exist.

          (f) On any Business Day, the Swingline Bank may, in its sole discretion, give notice to the Banks that its outstanding Swingline Loans shall be funded with one or more Borrowings of Revolving Loans (provided that such
                                                          --------
notice shall be deemed to have been automatically given upon the occurrence of a Default or an Event of Default under Section 10.05 or upon the exercise of any of the remedies provided in the last paragraph of Section 10), in which case one or more Borrowings of Revolving Loans constituting Base Rate Loans (each such Borrowing, a "Mandatory Borrowing") shall be made on the immediately succeeding Business Day by all Banks pro rata based on each such Bank's Percentage
                          --- ----
(determined before giving effect to any termination of the Revolving Loan Commitments pursuant to the last paragraph of Section 10) and the proceeds thereof shall be applied directly by the Swingline Bank to repay the Swingline Bank for such outstanding Swingline Loans. Each such Bank hereby irrevocably agrees to make Revolving Loans upon one Business Day's notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by the Swingline Bank notwithstanding (i) the amount of the Mandatory Borrowing may not comply with the Minimum Borrowing Amount otherwise required hereunder, (ii) whether any conditions specified in Section 6 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) the date of such Mandatory Borrowing and (v) the amount of the Total Revolving Loan Commitment at such time. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower), then each such Bank hereby agrees that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Bank such participations in the outstanding Swingline Loans as shall be necessary to cause such Banks to share in such Swingline Loans ratably based upon their respective Percentages (determined before giving effect to any termination of the Total Revolving Loan Commitment pursuant to the last paragraph of Section 10), provided that (x) all
                                                          --------
interest payable on the Swingline Loans shall be for the account of the Swingline Bank until the date as of which the respective participation is required to be purchased and, to the extent attributable to the purchased participation, shall be payable to the participant from and after such date, (y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Bank shall be required to pay the Swingline Bank interest on the principal amount of participation purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the overnight Federal Funds Rate for the first three days and at the rate otherwise applicable to Revolving Loans maintained as Base Rate Loans hereunder for each day thereafter and (z) whenever the Swingline Bank receives a payment in respect of a Swingline Loan in which such a participation has been purchased, the Swingline Bank shall pay to the Banks which acquired such participation on amount equal to such Banks' share in such Swingline Loan.

          (g) Notwithstanding the foregoing, no Loan may be incurred, or Letter of Credit issued, if after giving effect to the incurrence of such Loans or the issuance of such Letter of Credit, the sum of the outstanding aggregate principal amount of the Loans and the aggregate amount of the Letter of Credit Outstandings would exceed $200,000,000, unless the Specific Borrowing Conditions are satisfied on the date thereof.

          1.02 Minimum Amount of Each Borrowing.  The aggregate principal
               ---------------------------------
amount of each Borrowing of Loans shall not be less than the Minimum Borrowing Amount applicable thereto. More than one Borrowing may occur on the same date, but at no time shall there be outstanding as Eurodollar Loans more than (a) twenty Borrowings of Tranche A Term Loans and Revolving Loans, (b) four Borrowings of Tranche B Term Loans and (c) the number of Borrowings of Tranche C Term Loans under a single Tranche C Term Loan Sub-Facility equal to the Total Tranche C Term Loan Commitment under such Tranche C Term Loan Sub-Facility divided by $25,000,000.

          1.03   Notice of Borrowing.  (a)  Whenever the Borrower desires to
                 --------------------
incur a Borrowing of Loans (excluding Revolving Loans incurred pursuant to a Mandatory Borrowing), the Borrower shall give the Administrative Agent at its Notice Office at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of each Base Rate Loan and at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each Eurodollar Loan to be made hereunder, provided that any such
                                                       --------
notice shall be deemed to have been given on a certain day only if given before 1:00 P.M. (New York time) on such day. Each such written notice or written confirmation of telephonic notice (each a "Notice of Borrowing"), except as otherwise expressly provided in Section 1.10, shall be irrevocable and shall be given by the Borrower in the form of Exhibit A, appropriately completed to specify (i) the aggregate principal amount of the Loans to be incurred pursuant to such Borrowing, (ii) the date of such Borrowing (which shall be a Business
Day) and (iii) whether the Loans being made pursuant to such Borrowing shall constitute Tranche A Term Loans, Tranche B Term Loans, Tranche C Term Loans or Revolving Loans and whether the Loans being incurred pursuant to such Borrowing are to be initially maintained as Base Rate Loans or Eurodollar Loans and, if Eurodollar Loans, the initial Interest Period to be applicable thereto. The Administrative Agent shall promptly give each Bank notice of such proposed Borrowing, of such Bank's proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

          (b)(i) Whenever the Borrower desires to incur Swingline Loans hereunder, the Borrower shall give the Swingline Bank no later than 2:00 P.M. (New York time) on the date that a Swingline Loan is to be incurred, written notice or telephonic notice promptly confirmed in writing of each Swingline Loan to be incurred hereunder. Each such notice shall be irrevocable and specify in each case (A) the date of Borrowing (which shall be a Business Day) and (B) the aggregate principal amount of the Swingline Loans to be incurred pursuant to such Borrowing.

          (ii)   Mandatory Borrowings shall be made upon the notice specified in
Section 1.01(f), with the Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of the Mandatory Borrowings as set forth in
Section 1.01(f).

          (c) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice of any Borrowing or prepayment of Loans, the Administrative Agent or the Swingline Bank, as the case may be, may act with out liability upon the basis of telephonic notice of such Borrowing or prepayment believed by the Administrative Agent or the Swingline Bank, as the case may be, in good faith to be from an Authorized Officer of the Borrower prior to receipt of written confirmation. In each such case, the Borrower hereby waives the right to dispute the Administrative Agent's or the Swingline Bank's record of the terms of such telephonic notice of such Borrowing or prepayment of Loans (absent manifest error).

          1.04 Disbursement of Funds.  No later than 1:00 P.M. (New York time)
               ----------------------
on the date specified in each Notice of Borrowing (or (x) in the case of Swingline Loans, no later than 3:00 P.M. (New York time) on the date specified pursuant to Section 1.03(b)(i) or (y) in the case of Mandatory Borrowings, no later than 12:00 Noon (New York time) on the date specified in Section 1.01(f)), each Bank which has received the notice referred to in the last sentence of
Section 1.03(a) (or (x) in the case of Swingline Loans, Section 1.03(b)(i) or
(y) in the case of Mandatory Borrowings, Section 1.01(f)) will disburse its pro
                                                                            ---
rata portion of each Borrowing requested to be made on such date (or, in the
----
case of Swingline Loans, the Swingline Bank will make available the full amount thereof). All such amounts shall be disbursed in Dollars and in immediately available funds at the Payment Office of the Administrative Agent, and the Administrative Agent will promptly disburse to the Borrower at the Payment Office, in Dollars and in immediately available funds, the aggregate of the amounts so made available by the Banks (other than in respect of Mandatory Borrowings). Unless the Administrative Agent shall have been notified by any Bank prior to the date of Borrowing that such Bank does not intend to disburse to the Administrative Agent such Bank's portion of any Borrowing to be made on such date, the Administrative Agent may assume that such Bank has disbursed such amount to the Administrative Agent on such date of Borrowing and the Administrative Agent may, in reliance upon such assumption, disburse to the Borrower a corresponding amount. If such corresponding amount is not in fact disbursed to the Administrative Agent by such Bank, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower and the Borrower shall within three Business Days thereafter pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover (without duplication) on demand from such Bank or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was disbursed by the Administrative Agent to the Borrower until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if recovered from such Bank, at the overnight Federal Funds Rate and (ii) if recovered from the Borrower, the rate of interest applicable to the respective Borrowing, as determined pursuant to Section 1.08. Nothing in this Section 1.04 shall be deemed to relieve any Bank from its obligation to make Loans hereunder or to prejudice any rights which the Borrower may have against any Bank as a result of any failure by such Bank to make Loans hereunder.

          1.05 Notes. (a) The Borrower's obligation to pay the principal of, ------and interest on, the Loans made by each Bank to the
Borrower shall be evidenced (i) if Tranche A Term Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-1 with blanks appropriately completed in conformity herewith (each, a "Tranche A Term Note" and, collectively, the "Tranche A Term Notes"), (ii) if Tranche B Term Loans, by a promissory note duly executed and delivered by the

Borrower substantially in the form of Exhibit B-2 with blanks appropriately completed in conformity herewith (each, a "Tranche B Term Note" and, collectively, the "Tranche B Term Notes"), (iii) if Tranche C Term Loans under a Tranche C Term Loan Sub-Facility, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-3 with blanks appropriately completed in conformity herewith (each, a "Tranche C Term Note" and, collectively, the "Tranche C Term Notes"), (iv) if Revolving Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-4, with blanks appropriately completed in conformity herewith (each, a "Revolving Note" and, collectively, the "Revolving Notes") and (v) if Swingline Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-5, with blanks appropriately completed in conformity herewith (the "Swingline Note").

          (b) The Tranche A Term Note issued to each Bank shall (i) be executed by the Borrower, (ii) be payable to the order of such Bank or its registered assigns and be dated the Restatement Effective Date (or, if issued after the Restatement Effective Date, be dated the date of the issuance thereof), (iii) be in a stated principal amount equal to the Tranche A Term Loan Commitment of such Bank on the Restatement Effective Date (or, if issued after the Restatement Effective Date, equal to the sum of the Tranche A Term Loan Commitment plus the outstanding Tranche A Term Loans of such Bank on such date of issuance) and be payable in the principal amount of Tranche A Term Loans evidenced thereby, (iv) mature on the A/RF Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (c) The Tranche B Term Note issued to each Bank shall (i) be executed by the Borrower, (ii) be payable to the order of such Bank or its registered assigns and be dated the Restatement Effective Date (or, if issued after the Restatement Effective Date, be dated the date of the issuance thereof), (iii) be in a stated principal amount equal to the Tranche B Term Loan Commitment of such Bank on the Restatement Effective Date (or, if issued after the Restatement Effective Date, equal to the sum of the Tranche B Term Loan Commitment plus the outstanding Tranche B Term Loans of such Bank on such date of issuance) and be payable in the principal amount of Tranche B Term Loans evidenced thereby, (iv) mature on the B Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (d) The Tranche C Term Note issued to each Bank shall (i) be executed by the Borrower, (ii) be payable to the order of such Bank and be dated the date of the issuance thereof, (iii) be in a stated principal amount equal to the sum of the Tranche C Term Loan Commitment under the relevant Tranche C Term Loan Sub-Facility and all outstanding Tranche C Term Loans under the relevant Tranche C Term Loan Sub-Facility of such Bank on the date of issuance and be payable in the principal amount of Tranche C Term Loans evidenced thereby, (iv) mature on the date provided in the Tranche C Supplement for such Tranche C Term Loan Sub-Facility, (v) bear interest as provided in the Tranche C Supplement for such Tranche C Term Loan Sub-Facility, (vi) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (e) The Revolving Note issued to each Bank shall (i) be executed by the Borrower, (ii) be payable to such Bank or its registered assigns and be dated the Restatement Effective Date (or, if issued after the Restatement Effective Date, be dated the date of the issuance thereof), (iii) be in a stated principal amount equal to the Revolving Loan Commitment of such Bank and be payable in the outstanding principal amount of the Revolving Loans evidenced thereby, (iv) mature on the A/RF Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (f) The Swingline Note issued to the Swingline Bank shall (i) be executed by the Borrower, (ii) be payable to the Swingline Bank or its registered assigns and be dated the Restatement Effective Date (or, if issued after the Restatement Effective Date, be dated the date of the issuance thereof), (iii) be in a stated principal amount equal to the Maximum Swingline Amount and be payable in the outstanding principal amount of the Swingline Loans evidenced thereby from time to time, (iv) mature on the Swingline Expiry Date,
(v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in
Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (g) Each Bank will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will prior to any transfer of its Note endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation (or any error in such notation) shall not affect the Borrower's obligations in respect of such Loans.

          1.06 Conversions.  The Borrower shall have the option to convert, on
               ------------
any Business Day occurring after the Restatement Effective Date, all or a portion equal to at least the applicable Minimum Borrowing Amount of the outstanding principal amount of Loans made to the Borrower into a Borrowing or Borrowings (of the same Tranche) of another Type of Loan, provided that (i)
                                                          --------
except as otherwise provided in Section 1.10(b), Eurodollar Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable to the Loans being converted and no partial conversion of a Borrowing of Eurodollar Loans shall reduce the outstanding principal amount of such Eurodollar Loans made pursuant to a single Borrowing to less than the Minimum Borrowing Amount applicable thereto, (ii) Base Rate Loans may only be converted into Eurodollar Loans if no Default or Event of Default is in existence on the date of the conversion, (iii) unless the Agents otherwise shall have determined that the Syndication Date has occurred, prior to the 90th day after the Restatement Effective Date, conversions of Tranche B Term Loans maintained as Base Rate Loans into Eurodollar Loans may only be made if the conversion is effective on the first day of the first, second or third Interest Period referred to in clause (B) of the proviso of Section 1.01(b)(i) and so long as such conversion does not result in a greater number of Borrowings of Eurodollar Loans prior to the 90th day after the Initial Borrowing Date than are permitted under Section 1.01(b), and (iv) no conversion pursuant to this Section 1.06 shall result in a greater number of Borrowings of Eurodollar Loans than is permitted under Section 1.02. Each such conversion shall be effected by the Borrower by giving the Administrative Agent at its Notice Office prior to 1:00 P.M. (New York time) at least three Business Days' prior written notice (each a "Notice of Conversion") specifying the Loans to be so converted, the Borrowing(s) pursuant to which such Loans were made and, if to be converted into Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Bank prompt notice of any such proposed con version affecting any of its Loans. Upon any such conversion the proceeds thereof will be deemed to be applied directly on the day of such conversion to prepay the outstanding principal amount of the Loans being converted.

          1.07 Pro Rata Borrowings.  All Borrowings of Tranche A Term Loans,
               --------------------
Tranche B Term Loans, Tranche C Term Loans under a Tranche C Term Loan Sub-Facility and Revolving Loans under this Agreement shall be incurred from the Banks pro rata on the basis of their respective Tranche A Term Loan
      --- ----
Commitments, Tranche B Term Loan Commitments, Tranche C Term Loan Commitments under such Trance C Term Loan Sub-Facility or Revolving Loan Commitments, as the case may be. It is understood that no Bank shall be responsible for any default by any other Bank of its obligation to make Revolving Loans hereunder and that each Bank shall be obligated to make the Revolving Loans pro vided to be made by it hereunder, regardless of the failure of any other Bank to make its Revolving Loans hereunder.

          1.08 Interest.  (a)  The Borrower agrees to pay interest in respect
               ---------
of the unpaid principal amount of each Base Rate Loan from the date the proceeds thereof are made available to the Borrower or from the date of any conversion to a Base Rate Loan pursuant to Sections 1.06, 1.09 or 1.10, as applicable, until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Base Rate Loan and (ii) the conversion of such Base Rate Loan to a Eurodollar Loan pursuant to Section 1.06, at a rate per annum which shall be equal to the sum of the Applicable Margin for the Tranche under which such Loans were incurred, plus the Base Rate in effect from time to time.

          (b) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Loan from the date the proceeds thereof are made available to the Borrower or from the date of any conversion to a Eurodollar Loan pursuant to Section 1.06 until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Eurodollar Loan and (ii) the conversion of such Eurodollar Loan to a Base Rate Loan pursuant to Section 1.06,
1.09 or 1.10, as applicable, at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Applicable Margin for the Tranche under which such Loans were incurred, plus the Eurodollar Rate for such Interest Period.

          (c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable hereunder shall, in each case, bear interest at a rate per annum equal to the greater of
(x) 2% per annum in excess of the rate otherwise applicable to Base Rate Loans from time to time and (y) the rate which is 2% in excess of the rate otherwise applicable to such Loans, in each case with such interest to be payable on demand.

          (d) Accrued (and theretofore unpaid) interest shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on each Quarterly Payment Date, (ii) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period and (iii) in respect of each Loan, on any repayment or prepayment (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

          (e) Upon each Interest Determination Date, the Administrative Agent shall determine the Eurodollar Rate for each Interest Period applicable to Eurodollar Loans and shall promptly notify the Borrower and the Banks thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

          1.09 Interest Periods.  At the time the Borrower gives any Notice of
               -----------------
Borrowing or Notice of Conversion in respect of the making of, or conversion into, any Eurodollar Loan (in the case of the initial Interest Period applicable thereto) or on the third

Business Day prior to the expiration of an Interest Period applicable to such Eurodollar Loan (in the case of any subsequent Interest Period), the Borrower shall have the right to elect, by giving the Administrative Agent notice thereof, the interest period (each an "Interest Period") applicable to such Eurodollar Loan, which Interest Period shall, at the option of the Borrower, be a one, two, three or six-month period, provided that:
                                       --------

          (i) all Eurodollar Loans comprising a Borrowing shall at all times have the same Interest Period;

          (ii) the initial Interest Period for any Eurodollar Loan shall commence on the date of Borrowing of such Eurodollar Loan (including the date of any conversion thereto from a Loan of a different Type) and each Interest Period occurring thereafter in respect of such Eurodollar Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

          (iii) if any Interest Period relating to a Eurodollar Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

          (iv) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period for
                              --------  -------
     a Eurodollar Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

          (v) no Interest Period may be selected at any time when a Default or an Event of Default is then in existence;

          (vi) no Interest Period in respect of any Borrowing of any Tranche of Loans shall be selected which extends beyond the respective Maturity Date for such Tranche of Loans; and

          (vii) no Interest Period in respect of any Borrowing of Tranche B Term Loans or Tranche C Term Loans, as the case may be, shall be selected which extends beyond any date upon which a mandatory repayment of such Tranche of Term Loans will be required to be made under Section 4.02(b) if the aggregate principal amount of Tranche B Term Loans or Tranche C Term Loans, as the case may be, which have Interest Periods which will expire after such date will be in excess of the aggregate principal amount of Tranche B Term Loans or Tranche C Term

     Loans, as the case may be, then outstanding less the aggregate amount of such required prepayment.

          If upon the expiration of any Interest Period applicable to a Borrowing of Eurodollar Loans, the Borrower has failed to elect, or is not permitted to elect, a new Interest Period to be applicable to such Eurodollar Loans as provided above, the Borrower shall be deemed to have elected to convert such Eurodollar Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.

          1.10  Increased Costs, Illegality, etc.   (a)  In the event that any
                ----------------------------------
Bank shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Administrative Agent):

          (i) on any Interest Determination Date that, by reason of any changes arising after the Restatement Effective Date affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

          (ii) at any time, that such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loan because of (x) any change since the Restatement Effective Date in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, for example, but not limited to: (A) a change in the basis of taxation of payment to any Bank of the principal of or interest on such Eurodollar Loan or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or net profits of such Bank, or any franchise tax based on the net income or net profits of a Bank, in either case pursuant to the laws of the jurisdiction in which such Bank is organized or in which such Bank's principal office or applicable lending office is located or any subdivision thereof or therein), or (B) a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate and/or (y) other circumstances since the Restatement Effective Date affecting such Bank or the interbank Eurodollar market or the position of such Bank in such market; or

          (iii) at any time, that the making or continuance of any Eurodollar Loan has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by any Bank in good faith with any governmental request (whether or not having force of law) or (z) impracticable as a result of a contingency occurring after the Restatement Effective Date which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, such Bank (or the Administrative Agent, in the case of clause (i) above) shall promptly give notice (by telephone confirmed in writing) to the Borrower and, except in the case of clause (i) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Banks). Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Banks that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by the Borrower with respect to Eurodollar Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower shall, subject to the provisions of Section 13.17 (to the extent applicable), pay to such Bank, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank in its sole discretion shall determine) as shall be required to compensate such Bank for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Bank, showing the basis for the calculation thereof, submitted to the Borrower by such Bank in good faith shall, absent manifest error, be final and conclusive and binding on all the parties hereto) and (z) in the case of clause (iii) above, the Bor rower shall take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law. Each of the Administrative Agent and each Bank agrees that if it gives notice to the Borrower of any of the events described in clause (i) or (iii) above, it shall promptly notify the Borrower and, in the case of any such Bank, the Administrative Agent, if such event ceases to exist. If any such event described in clause (iii) above ceases to exist as to a Bank, the obligations of such Bank to make Eurodollar Loans and to convert Base Rate Loans into Eurodollar Loans on the terms and conditions contained herein shall be reinstated. In addition, if the Administrative Agent gives notice to the Borrower that the events described in clause (i) above cease to exist, then the obligations of the Banks to make Eurodollar Loans and to convert Base Rate Loans into Eurodollar Loans on the terms and conditions contained herein (but subject to clause (iii) above) shall also be reinstated.

          (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the Borrower may (and in the case of a Eurodollar Loan affected by the circumstances described in
Section 1.10(a)(iii) the Borrower shall) either (x) if the affected Eurodollar Loan is then being made initially or pursuant to a conversion, cancel the respective Borrowing by giving the Administrative Agent telephonic notice (confirmed in writing) on the same date that the Borrower was notified by the affected Bank or the Administrative Agent pursuant to Section 1.10(a)(ii) or
(iii) or (y) if the affected Eurodollar Loan is then outstanding, upon at least three

Business Days' written notice to the Administrative Agent, require the affected Bank to convert such Eurodollar Loan into a Base Rate Loan, provided that, if
                                                            --------
more than one Bank is affected at any time, then all affected Banks must be treated the same pursuant to this Section 1.10(b).

          (c) If at any time any Bank determines that, after the Restatement Effective Date, the introduction of or any change in any applicable law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law and including, without limitation, those announced or published prior to the Restatement Effective Date) concerning capital adequacy, or any change in interpretation or administration thereof by the NAIC or any governmental authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank based on the existence of such Bank's Commitments hereunder or its obligations hereunder, then the Borrower shall, subject to the provisions of Section 13.17 (to the extent applicable), pay to such Bank, upon its written demand therefor, such additional amounts as shall be required to compensate such Bank or such other corporation for the increased cost to such Bank or such other corporation or the reduction in the rate of return to such Bank or such other corporation as a result of such increase of capital. In determining such additional amounts, each Bank will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such Bank's reasonable
                                          --------
good faith determination of compensation owing under this Section 1.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Bank, upon determining that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to the Borrower, which notice shall show the basis for calculation of such additional amounts. In addition, each such Bank, upon determining that the circumstances giving rise to the payment of additional amounts pursuant to this Section 1.10(c) cease to exist, will give prompt written notice thereof to the Borrower.

          1.11  Compensation .  The Borrower shall compensate each Bank, upon
                -------------
its written request (which request shall set forth the basis for requesting such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Bank to fund its Eurodollar Loans but excluding any loss of anticipated profit) which such Bank may sustain: (i) if for any reason (other than a default by such Bank or the Administrative Agent) a Borrowing of, or conversion from or into, Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 1.10(a)); (ii) if any repayment (including any repayment made pursuant to Section 4.01 or 4.02 or as a result of an acceleration of the Loans pursuant to Section 10) or conversion of any of the Borrower's Eurodollar Loans occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) if any prepayment of any of the

Borrower's Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by the Borrower to repay its Loans when required by the terms of this Agreement or the Note held by such Bank or (y) any election made pursuant to
Section 1.10(b).

          1.12  Change of Lending Office.  Each Bank agrees that on the
                -------------------------
occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or
(iii), Section 1.10(c), Section 2.06 or Section 4.04 with respect to such Bank, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Loans and/or Letters of Credit affected by such event, provided that
                                                               --------
such designation is made on such terms that such Bank and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 1.12 shall affect or postpone any of the obligations of the Borrower or the right of any Bank provided in Sections 1.10,
2.06 and 4.04.

          1.13  Replacement of Banks.  (a) (x) If any Bank (i) becomes a
                ---------------------
Defaulting Bank or otherwise defaults in its obligations to make Loans or fund Unpaid Drawings or (ii) refuses to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks as provided in Section 13.12(b) or (y) upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or
(iii), Section 1.10(c), Section 2.06 or Section 4.04 with respect to any Bank which results in such Bank charging to the Borrower increased costs in excess of those being generally charged by the other Banks, the Borrower shall have the right, in accordance with the requirements of Section 13.04(b), if no Default or Event of Default will exist after giving effect to such replacement, to replace such Bank (the "Replaced Bank") with one or more other Eligible Transferee or Transferees, none of whom shall constitute a Defaulting Bank at the time of such replacement (collectively, the "Replacement Bank"), reasonably acceptable to the Administrative Agent, provided that (i) at the time of any replacement
                             --------
pursuant to this Section 1.13, the Replaced Bank and the Replacement Bank shall enter into one or more Assignment and Assumption Agreements pursuant to Section 13.04(b) (and with all fees payable pursuant to said Section 13.04(b) to be paid by the Replacement Bank) pursuant to which the Replacement Bank shall acquire all of the Commitments and all of the outstanding Loans of the Replaced Bank and, in connection therewith, shall pay to the Replaced Bank in respect thereof an amount equal to the sum of (1) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Bank together with all then unpaid interest with respect thereto at such time, (2) an amount equal to all Unpaid Drawings that have been funded by (and not reimbursed to) such Replaced Bank, together with all then unpaid interest with respect thereto at such time and (3) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Bank pursuant to Section 3.01 and (ii) all obligations of the Borrower owing to the Replaced Bank (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Bank concurrently with such replacement.

          (b) Upon the execution of the respective Assignment and Assumption Agreements, the payment of amounts re ferred to in clauses (i) and (ii) of
Section 1.13(a) and, if so requested by the Replacement Bank, delivery to the Replacement Bank of the appropriate Note executed by the Borrower, the Replacement Bank shall become a Bank here under and the Replaced Bank shall cease to constitute a Bank hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.06, 4.04, 13.01 and 13.06), which shall survive as to such Replaced Bank.

          1.14  Special Provisions Relating to the Tranche C Term Loan Sub-
                ----------------------------------------------------------
Facility.  (a)  At any time after the Restatement Effective Date, the Borrower
---------
may request, pursuant to the procedure set forth in Section 1.14(b), one or more of the Banks or any other financial institution which would become a Bank pursuant to Section 13.04(c) upon its execution of a Tranche C Supplement, to provide commitments to make one or more term loans to the Borrower (each a "Tranche C Term Loan"), each of which Tranche C Term Loans shall be deemed to be a Loan under this Agreement and shall be entitled to the benefits of this Agreement and the other Credit Documents (including, but not limited to, sharing on a pari passu basis benefits of the Subsidiaries Guaranties and the Security
     ---- -----
Documents), provided that (i) the initial aggregate principal amount of the Tranche C Term Loans shall not exceed the Maximum Tranche C Permitted Amount,
(ii) the initial aggregate principal amount of the Tranche C Term Loans incurred on or prior to any date shall not exceed the Available Maximum Tranche C Term Loan Amount on such date, (iii) no Tranche C Term Loan may be incurred to the extent that after giving effect to the incurrence thereof the sum of the initial aggregate principal amount of the Tranche B Term Loans and the Tranche C Term Loans would exceed $200,000,000 unless on the date of such incurrence (and prior to giving effect to the application of the proceeds thereof) the aggregate principal amount of the Revolving Loans equals or exceeds $275,000,000, (iv) the maturity date and the scheduled amortization of Tranche C Term Loans under a Tranche C Term Loan Sub-Facility shall be as set forth in the Tranche C Supplement for such Sub-Facility, provided (x) that no Tranche C Term Loan
                                  --------
shall mature prior to the B Maturity Date or require that more than 1% of the initial principal amount thereof be paid in any year prior to the A/RF Maturity Date and (y) scheduled amortization of Tranche C Term Loans shall otherwise comply with Section 4.02(b)(iii) and (v) the interest rate, facility fees, commitment commission and other amounts payable in respect of the Tranche C Term Loan Commitment and Tranche C Term Loans under a Tranche C Term Loan Sub-Facility shall be as set forth in the Tranche C Supplement for such Sub-Facility, provided that such interest rate shall be expressed as a margin in excess of the Base Rate or Eurodollar Rate. Within such limits, and subject to the other terms and conditions hereof, the Borrower may borrow Tranche C Term Loans under Section 1.01(c) and prepay Tranche C Term Loans pursuant to Sections 4.01 and 4.02. No Bank, by virtue of its being a party hereto, shall have any obligation to provide commitments for any Tranche C Term Loan Sub-Facility, and each Bank may determine in its sole and absolute discretion whether to provide such commitments.

     (b) Each Tranche C Term Loan Sub-Facility (and the Tranche C Term Loan Commitments thereunder) shall become effective on the Supplement Effective Date for the Tranche C Supplement for such Tranche C Term Loan Sub-Facility.

     (c) The Total Tranche C Term Loan Commitment under any Tranche C Term Loan Sub-Facility shall not be less than $50,000,000.

     (d) The Administrative Agent shall promptly give each Bank notice of the occurrence of the Supplement Effective Date for the Tranche C Supplement for each Tranche C Term Loan Sub-Facility and shall deliver to each Bank a copy of each such Tranche C Supplement.

          SECTION 2.  Letters of Credit.
                      ------------------

          2.01  Letters of Credit.  (a)  Subject to and upon the terms and
                ------------------
conditions set forth herein, the Borrower may request that any Issuing Bank issue, at any time and from time to time on and after the Restatement Effective Date and prior to the 30th day prior to the A/RF Maturity Date, (x) for the account of the Borrower and for the benefit of any holder (or any trustee, agent or other similar representative for any such holders) of L/C Supportable Obligations of the Borrower or any of its Subsidiaries, an irrevocable standby letter of credit, in a form customarily used by such Issuing Bank or in such other form as has been approved by such Issuing Bank (each such standby letter of credit, a "Standby Letter of Credit") in support of such L/C Supportable Obligations and (y) for the account of the Borrower and for the benefit of sellers of goods and materials used in the ordinary course of business of the Borrower or any of its Subsidiaries an irrevocable sight commercial letter of credit in a form customarily used by such Issuing Bank or in such other form as has been approved by such Issuing Bank (each such commercial letter of credit, a "Trade Letter of Credit", and each such Trade Letter of Credit and each Standby Letter of Credit, a "Letter of Credit") in support of commercial transactions of the Borrower and its Subsidiaries. All Letters of Credit shall be denominated in Dollars. On the Restatement Effective Date, all Original Letters of Credit shall be deemed to have been issued under this Agreement and shall for all purposes constitute "Letters of Credit" hereunder.

          (b) Subject to and upon the terms and conditions set forth herein, each Issuing Bank hereby agrees that it will, at any time and from time to time on and after the Restatement Effective Date and prior to the 30th day prior to the A/RF Maturity Date, following its receipt of the respective Letter of Credit Request, issue for the account of the Borrower, one or more Letters of Credit (x) in the case of Standby Letters of Credit, in support of such L/C Supportable Obligations of the Borrower or any of its Subsidiaries or as are permitted to remain outstanding without giving rise to a Default or an Event of Default and (y) in the case of Trade Letters of Credit, in support of sellers of goods or materials used in the ordinary course of business of the Borrower or any of its Subsidiaries as referenced in Section 2.01(a), provided that the respective Issuing Bank shall
                               --------
be under no obligation to issue any Letter of Credit of the types described above if at the time of such issuance:

          (i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain such Issuing Bank from issuing such Letter of Credit or any requirement of law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuing Bank is not otherwise compensated) not in effect on the date hereof, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to such Issuing Bank as of the date hereof and which such Issuing Bank reasonably and in good faith deems material to it; or

          (ii) such Issuing Bank shall have received notice from the Required Banks prior to the issuance of such Letter of Credit of the type described in the penultimate sentence of Section 2.03(b).

          2.02 Maximum Letter of Credit Outstandings; Final Maturities.
               --------------------------------------------------------
Notwithstanding anything to the contrary contained in this Agreement, (i) no Letter of Credit shall be issued the initial Stated Amount of which, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time would exceed either (x) $25,000,000 or (y) when added to the aggregate principal amount of all Revolving Loans then outstanding and the aggregate principal amount of all Swingline Loans then outstanding, an amount equal to the Total Revolving Loan Commitment at such time and (ii) each Letter of Credit shall by its terms terminate on or before (A) in the case of Standby Letters of Credit, the earlier of (x) the date which occurs 12 months after the date of the issuance thereof (although any such Standby Letter of Credit may be extendable for successive periods of up to 12 months, but not beyond the third Business Day prior to the A/RF Maturity Date, on terms accept able to the Issuing Bank thereof) and (y) the third Business Day prior to the A/RF Maturity Date and (B) in the case of Trade Letters of

Credit, the earlier of (x) the date which occurs 360 days after the date of issuance thereof and (y) 30 days prior to the A/RF Maturity Date.

          2.03 Letter of Credit Requests; Minimum Stated Amount.  (a)
               -------------------------------------------------
Whenever the Borrower desires that a Letter of Credit be issued for its account, the Borrower shall give the Administrative Agent and the respective Issuing Bank at least five Business Days' (or such shorter period as is acceptable to the respective Issuing Bank) written notice thereof. Each notice shall be in the form of Exhibit C (each a "Letter of Credit Request"). The Administrative Agent shall promptly transmit copies of each Letter of Credit Request to each Bank.

          (b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section
2.02. Unless the respective Issuing Bank has received notice from the Required Banks before it issues a Letter of Credit that one or more of the conditions specified in Section 5 are not satisfied on the Restatement Effective Date or
Section 6 are not then satisfied, or that the issuance of such Letter of Credit would violate Section 2.02, then such Issuing Bank may issue the requested Letter of Credit for the account of the Borrower in accordance with such Issuing Bank's usual and customary practices. Upon the issuance of or amendment or modification to a Letter of Credit, the respective Issuing Bank shall promptly notify the Borrower and the Administrative Agent of such issuance, amendment or modification and such notification shall be accompanied by a copy of the issued Letter of Credit or amendment or modification.

          (c) The initial Stated Amount of each Letter of Credit shall not be less than $10,000 or such lesser amount as is acceptable to the respective Issuing Bank.

          2.04 Letter of Credit Participation.  (a)  Immediately upon the
               ------------------------------
issuance by the respective Issuing Bank of any Letter of Credit, such Issuing Bank shall be deemed to have sold and transferred to each Bank, other than such Issuing Bank (each such Bank, in its capacity under this Section 2.04, a "Participant"), and each such Participant shall be deemed irrevocably and unconditionally to have purchased and received from such Issuing Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Participant's Percentage in such Letter of Credit, each drawing or payment made thereunder and the obligations of the Borrower under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto. Upon any change in the Revolving Loan Commitments of the Banks pursuant to Section
1.13 or 13.04, it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings, there shall be an automatic adjustment to the participations pursuant to this Section 2.04 to reflect the new Percentages of the assignor and assignee Bank, as the case may be.

          (b) In determining whether to pay under any Letter of Credit, the respective Issuing Bank shall have no obligation relative to the other Banks other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by any Issuing Bank under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such Issuing Bank any resulting liability to the Borrower, any other Credit Party, any Bank or any other Person.

          (c) In the event that any Issuing Bank makes any payment under any Letter of Credit and the Borrower shall not have reimbursed such amount in full to such Issuing Bank pursuant to Section 2.05(a), such Issuing Bank shall promptly notify the Administrative Agent, which shall promptly notify each Participant of such failure, and each Participant shall promptly and unconditionally pay to such Issuing Bank the amount of such Participant's Percentage of such unreimbursed payment in Dollars and in same day funds. If the Administrative Agent so notifies, prior to 11:00 A.M. (New York time) on any Business Day, any Participant required to fund a payment under a Letter of Credit, such Participant shall make available to such Issuing Bank in Dollars such Participant's Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Participant shall not have so made its Percentage of the amount of such payment available to such Issuing Bank, such Participant agrees to pay to such Issuing Bank, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to such Issuing Bank at the overnight Federal Funds Rate for the first three days and at the interest rate applicable to Revolving Loans maintained as Base Rate Loans for each day thereafter. The failure of any Participant to make available to such Issuing Bank its Percentage of any payment under any Letter of Credit shall not relieve any other Participant of its obligation hereunder to make available to such Issuing Bank its Percentage of any Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to such Issuing Bank such other Participant's Percentage of any such payment.

          (d) Whenever any Issuing Bank receives a payment of a reimbursement obligation as to which it has received any payments from the Participants pursuant to clause (c) above, such Issuing Bank shall pay to each Participant which has paid its Percentage thereof, in Dollars and in same day funds, an amount equal to such Participant's share (based upon the proportionate aggregate amount originally funded by such Participant to the aggregate amount funded by all Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations.

          (e) Upon the request of any Participant, each Issuing Bank shall furnish to such Participant copies of any Letter of Credit issued by it and such other documentation relating thereto as may reasonably be requested by such Participant.

          (f) The obligations of the Participants to make payments to each Issuing Bank with respect to Letters of Credit issued by it shall be irrevocable and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

          (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

          (ii) the existence of any claim, setoff, defense or other right which the Borrower or any of its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, any Participant, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower or any Subsidiary of the Borrower and the beneficiary named in any such Letter of Credit);

          (iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

          (v)   the occurrence of any Default or Event of Default.

          2.05  Agreement to Repay Letter of Credit Drawings.  (a)  The Borrower
                ---------------------------------------------
hereby agrees to reimburse the respective Issuing Bank, by making payment to the Administrative Agent in immediately available funds at the Payment Office, for any payment or disbursement made by such Issuing Bank under any Letter of Credit issued by it (each such amount, so paid until reimbursed, an "Unpaid Drawing"), immediately after, and in any event on the date of, such payment or disbursement, with interest on the amount so paid or disbursed by such Issuing Bank, to the extent not reimbursed prior to 3:00 P.M. (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date such Issuing Bank was reimbursed by the Borrower therefor at a rate per annum which shall be the Base Rate in effect from time to time plus the Applicable Margin for Revolving Loans maintained as Base Rate Loans;

provided, however, to the extent such amounts are not reimbursed prior to 3:00
--------  -------
P.M. (New York time) on the third Business Day following the receipt by the Borrower of notice of such payment or disbursement or following the occurrence of a Default or an Event of Default under Section 10.05, interest shall thereafter accrue on the amounts so paid or disbursed by such Issuing Bank (and until reimbursed by the Borrower) at a rate per annum which shall be the Base Rate in effect from time to time plus the Applicable Margin for Revolving Loans maintained as Base Rate Loans plus 2%, in each such case, with interest to be payable on demand. The respective Issuing Bank shall give the Borrower prompt written notice of each Drawing under any Letter of Credit, provided that the
                                                           --------
failure to give any such notice shall in no way affect, impair or diminish the Borrower's obligations hereunder.

          (b) The obligations of the Borrower under this Section 2.05 to reimburse the respective Issuing Bank with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against any Bank (including in its capacity as issuer of the Letter of Credit or as Participant), including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit (each a "Drawing") to conform to the terms of the Letter of Credit or any nonapplication or misapplication by the beneficiary of the proceeds of such Drawing; provided, however, that the Borrower shall not be
                              --------  -------
obligated to reimburse any Issuing Bank for any wrongful payment made by such Issuing Bank under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Issuing Bank.

          2.06 Increased Costs.  If at any time after the Restatement Effective
               ----------------
Date, the introduction of or any change in any applicable law, rule, regulation, order, guideline or request or in the interpretation or administration thereof by the NAIC or any governmental authority charged with the interpretation or administration thereof, or compliance by any Issuing Bank or any Participant with any request or directive by any such authority (whether or not having the force of law), shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued by any Issuing Bank or participated in by any Participant, or (ii) impose on any Issuing Bank or any Participant any other conditions relating, directly or indirectly, to this Agreement; and the result of any of the foregoing is to increase the cost to any Issuing Bank or any Participant of issuing, maintaining or participating in any Letter of Credit, or reduce the amount of any sum received or receivable by any Issuing Bank or any Participant hereunder or reduce the rate of return on its capital with respect to Letters of Credit (except for changes in the rate of tax on, or determined by reference to, the net income or profits of such Issuing Bank or such Participant pursuant to the laws of the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein), then, upon the delivery of the certificate referred to below to the Borrower by such Issuing Bank or any Participant, the Borrower shall, subject to the provisions of Section 13.17 (to the extent applicable), pay to such Issuing Bank or such Participant such additional amount or amounts as will compensate such Bank for such increased cost or reduction in the amount receivable or reduction on the rate of return on its capital. Any Issuing Bank or any Participant, upon determining that any additional amounts will be payable pursuant to this Section 2.06, will give prompt written notice thereof to the Borrower, which notice shall include a certificate submitted to the Borrower by such Issuing Bank or such Participant (a copy of which certificate shall be sent by such Issuing Bank or such Participant to the Administrative Agent), setting forth in reasonable detail the basis for the calculation of such additional amount or amounts necessary to compensate such Issuing Bank or such Participant. In determining such additional amounts, each Issuing Bank and each Participant will act reasonably and in good faith, provided that the certificate required to be delivered pursuant to this Section 2.06 shall, absent manifest error, be final and conclusive and binding on the Borrower.

          SECTION 3. Fees; Reductions of Commitment .
                     -------------------------------

          3.01  Fees.  (a)  (i) The Borrower agrees to pay to the Administrative
                -----
Agent for distribution to each Non-Defaulting Bank with a Tranche A Term Loan Commitment a commitment commission (the "Tranche A Term Loan Commitment Commission") for the period from the Restatement Effective Date to but not including the Final A Draw Date (or to but not including such earlier date as the Total Tranche A Term Loan Commitment shall have been terminated), computed at a rate per annum for each day equal to the Applicable Commitment Commission Percentage on the Tranche A Term Loan Commitment of such Non-Defaulting Bank on such day. Accrued Tranche A Term Loan Commitment Commission shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the Final A Draw Date or such earlier date upon which the Total Tranche A Term Loan Commitment is terminated.

          (ii) The Borrower agrees to pay to the Administrative Agent for distribution to each Non-Defaulting Bank with a Tranche B Term Loan Commitment a commitment commission (the "Tranche B Term Loan Commitment Commission") for the period from the Restatement Effective Date to but not including the Final B Draw Date (or to but not including such earlier date as the Total Tranche B Term Loan Commitment shall have been terminated), computed at a rate per annum for each day equal to 1/2 of 1% on the Tranche B Term Loan Commitment of such Non-Defaulting Bank on such day. Accrued Tranche B Term Loan Commitment Commission shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the Final B Draw Date or such earlier date upon which the Total Tranche B Term Loan Commitment is terminated.

          (iii) The Borrower agrees to pay to the Administrative Agent for distribution to each Non-Defaulting Bank a commitment commission (the "Revolving Loan Commitment

Commission") for the period from the Original Effective Date to but not including the A/RF Maturity Date (or to but not including such earlier date as the Total Revolving Loan Commitment shall have been terminated), computed at a rate per annum for each day equal to the Applicable Commitment Commission Percentage on the Unutilized Revolving Loan Commitment of such Non-Defaulting Bank on such day. Accrued Revolving Loan Commitment Commission shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the A/RF Maturity Date or such earlier date upon which the Total Revolving Loan Commitment is terminated.

          (iv) The Borrower agrees to pay to the Administrative Agent for distribution to each Non-Defaulting Bank with a Tranche C Term Loan Commitment under a Tranche C Term Loan Sub-Facility such facility fees, commitment commission and other amounts, if any, as are specified in the Tranche C Supplement for such Tranche C Term Loan Sub-Facility, such facility fees, commitment commissions and other amounts, if any, to be payable at the times set forth in such Tranche C Supplement.

          (b) The Borrower agrees to pay to the Administrative Agent for distribution to each Non-Defaulting Bank (based on each such Bank's respective Percentage) a fee in respect of each Letter of Credit issued hereunder (the "Letter of Credit Fee"), for the period from and including the date of issuance of such Letter of Credit to and including the date of termination or expiration of such Letter of Credit, computed at a rate per annum equal to the Applicable Margin for Revolving Loans maintained as Eurodollar Loans on the daily Stated Amount of such Letter of Credit. Accrued Letter of Credit Fees payable with respect to Standby Letters of Credit shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the first day after the termination of the Total Revolving Loan Commitment upon which no Standby Letters of Credit remain outstanding.

          (c) The Borrower agrees to pay to each Issuing Bank, for its own account, a facing fee in respect of each Letter of Credit issued by such Issuing Bank (the "Facing Fee"), (x) in the case of each Standby Letter of Credit, for the period from and including the date of issuance of such Standby Letter of Credit to and including the date of the termination of such Standby Letter of Credit, computed at a rate equal to 1/4 of 1% per annum (or such lesser rate as is agreed on by the Borrower and the respective Issuing Bank) of the daily Stated Amount of such Standby Letter of Credit and (y) in the case of each Trade Letter of Credit, in an amount equal to 1/4 of 1% (or such lesser rate as is agreed on by the Borrower and the respective Issuing Bank) of the Stated Amount of such Trade Letter of Credit as of the date of issuance thereof. Accrued Facing Fees payable with respect to Standby Letters of Credit shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the first day after the termination of the Total Revolving Loan Commitment upon which no Standby Letters of Credit remain outstanding and all Facing Fees payable with respect to each Trade Letter of Credit shall be due and payable on the date of issuance of such Trade Letter of Credit.

          (d) The Borrower agrees to pay, upon each drawing under, issuance of, or amendment to, any Letter of Credit, such amount as shall at the time of such event be the administrative charge and the reasonable expenses which the applicable Issuing Bank is generally imposing in connection with such occurrence with respect to letters of credit.

          (e) The Borrower agrees to pay to the Agents, for their own account, such other fees as have been agreed to in writing by the Borrower with the Agents.

          3.02  Voluntary Termination of Unutilized Commitments. (a) (i) Upon at
                ------------------------------------------------
least one Business Days' prior written notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks), the Borrower shall have the right, at any time or from time to time, without premium or penalty, to terminate or partially reduce the Total Unutilized Revolving Loan Commitment, in integral multiples of $1,000,000; provided that each such reduction shall apply proportionately to permanently
--------
reduce the Revolving Loan Commitment of each Bank.

          (ii) At any time after the Restatement Effective Date and prior to the termination of the Total Tranche A Term Loan Commitment and upon at least one Business Day's prior written notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks), the Borrower shall have the right, without premium or penalty, to terminate or partially reduce the remaining Total Tranche A Term Loan Commitment. The termination or reduction of the remaining Total Tranche A Term Loan Commitment pursuant to this Section 3.02(a)(ii) shall be applied to terminate or reduce, as the case may be, the remaining Tranche A Term Loan Commitment of each Bank with such a Commitment.

          (iii) At any time after the Restatement Effective Date and prior to the termination of the Total Tranche B Term Loan Commitment and upon at least one Business Day's prior written notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks), the Borrower shall have the right, without premium or penalty, to terminate or partially reduce the remaining Total Tranche B Term Loan Commitment. The termination or reduction of the remaining Total Tranche B Term Loan Commitment pursuant to this Section 3.02(a)(iii) shall be applied to terminate or reduce, as the case may be, the remaining Tranche B Term Loan Commitment of each Bank with such a Commitment.

          (iv) Unless otherwise provided in the relevant Tranche C Supplement, at any time after the Supplement Effective Date of such Tranche C Supplement and prior to the termination of the Total Tranche C Term Loan Commitment under the relevant Tranche C Term Loan Sub-Facility and upon at least one Business Day's prior written notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks), the Borrower shall have the right, without premium or penalty, to terminate or partially reduce the remaining Total Tranche C Term Loan Commitment under the relevant Tranche C Term Loan Sub-Facility. The termination or reduction of the Total Tranche C Term Loan Commitment pursuant to this Section 3.02(a)(iv) shall be applied to terminate or reduce, as the case may be, the remaining Tranche C Term Loan Commitment under the relevant Tranche C Term Loan Sub-Facility of each Bank with such a Commitment.

          (b) In the event of certain refusals by a Bank to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks as provided in Section 13.12(b), the Borrower may, subject to the requirements of said Section 13.12(b) and upon five Business Days' written notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks) terminate the entire Commitment of such Bank so long as all Loans, together with accrued and unpaid interest, Fees and all other amounts owing to such Bank are repaid concurrently with the effectiveness of such termination pursuant to this Section 3.02(b) (at which time Schedule I shall be deemed modified to reflect such changed amounts), and at such time, such Bank shall no longer constitute a "Bank" for purposes of this Agreement, except with respect to indemnifications under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.06, 4.04, 13.01 and 13.06), which shall survive as to such repaid Bank.

          3.03 Mandatory Reduction of Commitments. (a) The Tranche A Term Loan
               -----------------------------------
Commitment, the Tranche B Term Loan Commitment, the Tranche C Term Loan Commitment, if any, and the Revolving Loan Commitment of each Bank shall terminate in their entirety on April 30, 1998, and the Original Credit Agreement shall continue in effect unless the Restatement Effective Date shall have occurred on or prior to such date.

          (b) (i) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Tranche A Term Loan Commitment (and the Tranche A Term Loan Commitment of each Bank) shall (x) be reduced on each Tranche A Term Loan Borrowing Date, in each case after giving effect to, and in an amount equal to, the Tranche A Term Loans made on such date (which in the case of each Bank, shall include the principal amount of Tranche A Term Loans, if any, converted on the Restatement Effective Date pursuant to Section 1.01(a)(A)), and (y) be further reduced from time to time to the extent required by Section 4.02. Notwithstanding anything to the contrary contained in this Agreement, the Total Tranche A Term Loan Commitment (and the Tranche A Term Loan Commitment of each Bank) shall terminate in its entirety (if not theretofore terminated) at 5:00 P.M. (New York time) on the Final A Draw Date.

          (ii) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Tranche B Term Loan Commitment (and the Tranche B Term Loan Commitment of each Bank) shall (x) be reduced on each Tranche B Term Loan Bor-rowing Date, in each case after giving effect to, and in an amount equal to, the Tranche B Term Loans made on such date and (y) be further reduced from time to time to the extent required by Section 4.02. In addition, the Total Tranche B Term Loan Commitment (and the Tranche B Term Loan Commitment of each Bank) shall be reduced on each date set forth below by the amount by which the amount set forth below opposite such date exceeds the aggregate principal amount of the Tranche B Term Loans outstanding on such date:

              Date                        Amount
              ----                        ------
     One Month Anniversary of
     the Restatement Effective Date
                                       $150,000,000

     Two Month Anniversary of
     the Restatement Effective Date
                                       $100,000,000

     Three Month Anniversary of
     the Restatement Effective Date
                                       $ 50,000,000
     Four Month Anniversary of
     the Restatement Effective Date
                                       $          0

Notwithstanding anything to the contrary contained in this Agreement, the Total Tranche B Term Loan Commitment (and the Tranche B Term Loan Commitment of each
Bank) shall terminate in its entirety (if not theretofore terminated) at 5:00 P.M. (New York time) on the Final B Draw Date.

          (iii) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the total Tranche C Term Loan Commitment under a Tranche C Term Loan Sub-Facility (and the Tranche C Term Loan Commitment of each Bank under such Tranche C Term Loan Sub-Facility) shall (x) be reduced on each date on which Tranche C Term Loans are incurred under such Tranche C Term Loan Sub-Facility, in each case after giving effect to, and in the amount equal to the Tranche C Term Loans made on such date, and (y) be further reduced from time to time to the extent required by Section 4.02.

          (iv) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Revolving Loan Commitment (and the Revolving Loan Commitment of each Bank) shall terminate in its entirety on the A/RF Maturity Date.

          (c) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, on each date after the Restatement Effective Date upon which the Total Revolving Loan Commitment is required to be reduced pursuant to
Section 4.02(h), the Total Revolving Loan Commitment shall be permanently reduced by the amount required to be applied pursuant to said Sections.

          (d) Each reduction to the Total Tranche A Term Loan Commitment, the Total Tranche B Term Loan Commitment, the Total Tranche C Term Loan Commitment under a Tranche C Term Loan Sub-Facility or the Total Revolving Loan Commitment pursuant to this Section 3.03 shall be applied proportionately to reduce the Tranche A Term Loan Commitment, the Tranche B Term Loan Commitment, the Tranche C Term Loan Commitment under such Tranche C Term Loan Sub-Facility or the Revolving Loan Commitment, respectively, of each Bank with such a Commitment.

          SECTION 4. Prepayments; Payments; Taxes .
                     -----------------------------

          4.01 Voluntary Prepayments.  (a) Unless otherwise provided in a
               ----------------------
Tranche C Supplement with respect to Tranche C Term Loans under a Tranche C Term Loan Sub-Facility, the Borrower shall have the right to prepay the Loans, without premium or penalty, in whole or in part at any time and from time to time on the following terms and conditions: (i) the Borrower shall give the Administrative Agent prior to 2:00 P.M. (New York time) at its Notice Office (x) at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of the Borrower's intent to prepay Base Rate Loans and (y) at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of the Borrower's intent to prepay Eurodollar Loans, whether Term Loans, Revolving Loans or Swingline Loans shall be prepaid, the amount of such prepayment and the Types of Loans to be prepaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made, which notice the Administrative Agent shall promptly transmit to each of the Banks; (ii) each prepayment of Loans shall be in an aggregate principal amount of at least $500,000 (or $100,000 in the case of Swingline Loans), provided that if any partial prepayment of Eurodollar Loans made pursuant to any
--------
Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, then such Borrowing may not be continued as a Borrowing of Eurodollar Loans and any election of an Interest Period with respect thereto given by the Borrower shall have no force or effect; (iii) at the time of any prepayment of Eurodollar Loans pursuant to this Section 4.01 on any date other than the last day of the Interest Period applicable thereto, the Borrower shall pay the amounts required pursuant to Section 1.11; (vi) each voluntary prepayment of Term Loans pursuant to this Section 4.01 (except pursuant to clause (b) below) shall be applied to the Tranche A Term Loans, the Tranche B Term Loans, and the Tranche C Term Loans on a pro rata basis (based upon the then outstanding
                          --- ----
principal amount of Tranche A Term Loans, Tranche B Term Loans and Tranche C Term Loans);

and (v) each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans, provided that at the Borrower's
                 --- ----                   --------
election in connection with any prepayment of Revolving Loans, such prepayment shall not be applied to the prepayment of Revolving Loans of a Defaulting Bank. Unless otherwise provided in a Tranche C Supplement with respect to Tranche C Term Loans under a Tranche C Term Loan Sub-Facility, each prepayment of principal of any Tranche B Term Loans or Tranche C Term Loans pursuant to this
Section 4.01 shall be applied to reduce the then remaining Scheduled Repayments of such respective Tranche of Term Loans pro rata based upon the then remaining
                                          --- ----
principal amounts of the Scheduled Repayments of such Tranche after giving effect to all prior reductions thereto.

          (b) In the event of a refusal by a Bank to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks as provided in Section 13.12(b), the Borrower may, upon five Business Days' prior written notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks) repay all Loans, together with accrued and unpaid interest, Fees, and all other amounts owing to such Bank in accordance with said Section 13.12(b) so long as (A) in the case of the repayment of any Loans of any Bank pursuant to this Section 4.01(b) the Commitments of such Bank are terminated concurrently with such repayment pursuant to Section 3.02(b) (at which time Schedule I shall be deemed modified to reflect the changed Commitments) and (B) the consents required by Section 13.12(b) in connection with the repayment pursuant to this Section 4.01(b) have been obtained.

          4.02 Mandatory Repayments.  (a)  On any day on which the aggregate
               ---------------------
outstanding principal amount of Revolving Loans, Swingline Loans and the Letter of Credit Outstandings exceeds the Total Revolving Loan Commitment as then in effect, the Borrower shall prepay on such day principal of Swingline Loans and, after all Swingline Loans have been repaid in full, Revolving Loans in an amount equal to such excess. If, after giving effect to the prepayment of all outstanding Swingline Loans and Revolving Loans, the aggregate amount of the Letter of Credit Outstandings exceeds the Total Revolving Loan Commitment as then in effect, the Borrower shall pay to the Administrative Agent at the Payment Office on such day an amount of cash or Cash Equivalents equal to the amount of such excess (up to a maximum amount equal to the Letter of Credit Outstandings at such time), such cash or Cash Equivalents to be held as security for all obligations of the Borrower hereunder in a cash collateral account to be established by the Administrative Agent.

          (b) (i) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, the Borrower shall be required to repay all then outstanding Tranche A Term Loans on the A/RF Maturity Date.

          (ii) In addition to any mandatory repayments or commitment reductions pursuant to this Section 4.02, the Borrower shall be required to repay on each date set forth below the principal amount of Tranche B Term Loans, to the extent outstanding, set forth opposite such date (each such repayment as the same may be reduced as provided in Sections 4.01 and 4.02(h) and (i), a "Tranche B Term Loan Scheduled Repayment"):

Tranche B Scheduled Repayment Date                  Amount
----------------------------------                  ------
Each December 31 commencing December 31, 1999       An amount equal to 1% of the
through and including                               aggregate principal amount
December 31, 2002                                   of Tranche B Term Loans
                                                    outstanding on the Final B
                                                    Draw Date

Each of March 31, 2003,
June 30, 2003, September 30, 2003 and the B
Maturity Date                                       An amount equal to 24% of
                                                    the aggregate principal
                                                    amount of Tranche B Term
                                                    Loans outstanding on the
                                                    Final B Draw Date

          (iii) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, the Borrower shall be required to repay the Tranche C Term Loans made under a Tranche C Term Loan Sub-Facility on the dates and in the amounts set forth in the Tranche C Supplement for such Tranche C Term Loan Sub-Facility (each such repayment as the same may be reduced as provided in Sections 4.01 and 4.02(h) and (i), a "Tranche C Term Loan Scheduled Repayment"), provided that (x) prior to the A/RF Maturity Date, the
                       --------
Borrower shall not be required to repay in any year an amount in excess of 1% of the initial aggregate principal amount of Tranche C Term Loans incurred by the Borrower and (y) thereafter in amounts set forth in the Tranche C Supplement (it being understood that amortization during the one year period immediately following the A/RF Maturity Date shall be in equal quarterly installments).

          (c) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date after the Original Effective Date upon which the Borrower or any of its Subsidiaries receives any cash proceeds from any sale or issuance of its equity (excluding (i) cash proceeds received from capital contributions to, or equity investments in, any Wholly-Owned Subsidiary of the Borrower or any Subsidiary Guarantor to the extent made by the Borrower or any Subsidiary of the Borrower and (ii) cash proceeds received from sales or issuances of equity to directors or employees of the Borrower or any of its Subsidiaries pursuant to any stock option or other similar incentive plan), an amount equal to 100% of the Net Equity Proceeds of the respective sale or issuance shall be applied as a mandatory repayment of Revolving Loans to the extent outstanding at such time in accordance with the requirements of Section 4.02(i).

          (d) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date after the Original Effective Date upon which the Borrower or any of its Subsidiaries receives any cash proceeds from any incurrence by the Borrower or any of its Subsidiaries of Indebtedness for borrowed money (excluding Indebtedness for borrowed money permitted to be incurred pursuant to Section 9.04), an amount equal to 100% of the Net Debt Proceeds of the respective incurrence of Indebtedness shall be applied as a mandatory repayment (or commitment reduction, as the case may be) of outstanding Loans (or Commitments) in accordance with the requirements of
Section 4.02(h) and (i).

          (e) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date after the Original Effective Date upon which the Borrower or any of its Subsidiaries receives proceeds from any sale or other disposition of assets (including capital stock and securities held thereby, but excluding (i) sales or transfers of assets permitted by Sections 9.02(ii), (v), (ix) and (x), (ii) sales or transfers of assets with a fair market value less than (A) $10,000,000 per such sale or disposition (or in a series of related sales or dispositions) and (B) $25,000,000 in the aggregate for all such transfers in any fiscal year and (iii) so long as no Default or Event of Default then exists, sales or transfers of assets the Net Sale Proceeds of which do not exceed $35,000,000 in any fiscal year of the Borrower provided that such Net Sale Proceeds are used to purchase similar assets within two years following the receipt of such Net Sale Proceeds and (x) the Borrower delivers a certificate to the Agents on or prior to such date of receipt stating that such Net Sale Proceeds shall be used to purchase similar assets within two years following the date of the receipt of such Net Sale Proceeds (which certificate shall set forth the estimates of the proceeds to be so expended) and (y) within 360 days following the date of such receipt of Net Sale Proceeds, the Borrower or the applicable Subsidiary has purchased such similar assets or entered into a binding commitment to purchase such similar assets), an amount equal to 100% of the Net Sale Proceeds therefrom shall be applied as a mandatory repayment (or commitment reduction, as the case may be) of outstanding Loans (or Commitments) in accordance with the requirements of
Section 4.02(h) and (i). To the extent Net Sale Proceeds are not required to be applied pursuant to this Section 4.02(e) as a result of clause (iii) contained in the parenthetical appearing in the first sentence of this Section 4.02(e) and all or any portion of such Net Sale Proceeds are not so reinvested in like assets within such two-year period (or committed to be so reinvested within such 360-day period), then the remaining portion of such Net Sale Proceeds shall be applied on the last day of such applicable period as otherwise required by this
Section 4.02(e) (determined without regard to clause (iii) contained in the parenthetical appearing in the first sentence of this Section 4.02(e)).

          (f) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each Excess Cash Payment Date, so long as Excess Cash Flow for the relevant Excess Cash Payment Period exceeds $1,000,000, an amount equal to 50% of the Excess Cash Flow for such relevant Excess Cash Payment Period shall be applied as a mandatory repayment (or commitment reduction, as the case may be) of outstanding Loans (or Commitments) in accordance with the requirements of Section 4.02(h) and (i).

          (g) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, within 10 days following each date after the Original Effective Date on which the Borrower or any of its Subsidiaries receives any proceeds in excess of $500,000 from any Recovery Event, an amount equal to 100% of the Net Insurance Proceeds (and not just the portion in excess of $500,000) shall be applied as a mandatory repayment (or commitment reduction, as the case may be) of outstanding Loans (or Commitments) in accordance with Section 4.02(h) and (i), provided that so long as no Default
                                            --------
or Event of Default then exists, such Net Insurance Proceeds shall not be required to be so applied on such date of receipt to the extent that the Borrower has delivered a certificate to the Agents on or prior to such date stating that such proceeds shall be used or shall be committed to be used to replace or restore any properties or assets in respect of which such proceeds were paid within one year following the date of receipt of such proceeds (which certificate shall set forth the estimates of the proceeds to be so expended)
and provided further, that if all or any portion of such Net Insurance Proceeds
    ----------------
not required to be applied to the repayment of Loans pursuant to the preceding proviso are either (A) not so used or committed to be so used within one year after the date of receipt of such proceeds or (B) if committed to be used within one year after the date of receipt of such Net Insurance Proceeds and not so used within two years after the date of receipt of such proceeds then, in either such case, such remaining portion not used or committed to be used in the case of preceding clause (A) and not used in the case of preceding clause (B) shall be applied on the date which is the first anniversary of the date of receipt of such proceeds in the case of clause (A) above or the date occurring two years after the date of receipt of such proceeds in the case of clause (B) above as a mandatory repayment (or commitment reduction, as the case may be,) of outstanding Term Loans (or Term Loan Commitments) in accordance with Section 4.02(h) and (i).

          (h) Each amount required to be applied to repay Loans (or to reduce Commitments) pursuant to Sections 4.02(d), (e), (f) and (g) shall be applied first, pro rata, to the reduction of the Term Loan Facilities as set forth below
-----  --- ----
and second after all Term Loan Commitments have been reduced to zero and all Term Loans shall have been repaid, to the reduction of the Total Revolving Loan Commitment. Each required reduction of Term Loan Facilities shall be applied pro rata to each Tranche of Term Loans based upon the then remaining Commitments
--- ----
and principal amounts outstanding under the respective Tranche (with each Tranche to be allocated that percentage of the amount to be applied as is equal to a fraction (expressed as a percentage) the numerator of which is the sum of the then outstanding principal amount of the remaining Term Loan Commitments and Term Loans outstanding under such Tranche, and the denominator of which is equal to the then remaining Term Loan Commitments and outstanding principal amount of all Term Loans under all Tranches of Term Loan Facilities. For purposes of this Section 4.02, each Tranche C Term Loan Sub-Facility shall be deemed to be a Tranche. Each amount required to be applied to a respective Term Loan Facility shall be applied first to reduce the Commitment under such
                                    -----
Term Loan Facility and second to repay the outstanding principal amount of Term
                       ------
Loans under such Term Loan Facility. Unless otherwise provided in a Tranche C Supplement with respect to Tranche C Term Loans under a Tranche C Term Loan Sub-Facility, the amount of each principal repayment of Term Loans made as required by Sections 4.02(d), (e), (f), and (g) shall be applied to reduce the then remaining Scheduled Repayments of the respective Tranche pro rata based upon the
                                                         --- ----
then remaining principal amounts of the Scheduled Repayments of the respective Tranche after giving effect to all prior reductions thereto.

          (i) With respect to each repayment of Loans required by this Section 4.02, the Borrower may designate the Types of Loans of the respective Tranche which are to be repaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made, provided that: (i) repayments of
                                                --------
Eurodollar Loans pursuant to this Section 4.02 shall be made on the last day of an Interest Period applicable thereto unless all Eurodollar Loans with Interest Periods ending on such date of required repayment and all Base Rate Loans have been paid in full; (ii) if any repayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, such Borrowing shall be converted at the end of the then current Interest Period into a Borrowing of Base Rate Loans; and (iii) each repayment of Loans made pursuant to a Borrowing shall be applied pro rata among such Loans of
                                                    --- ----
all Banks. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion.

          (j) Notwithstanding anything to the contrary contained elsewhere in the Agreement, (i) all then outstanding Tranche A Term Loans and Revolving Loans shall be repaid in full on the A/RF Maturity Date, (ii) all then outstanding Tranche B Term Loans shall be repaid in full on the B Maturity Date, (iii) all then outstanding Tranche C Term Loans under a Tranche C Term Loan Sub-Facility shall be repaid in full on the date specified in the Tranche C Supplement for such Tranche C Term Loan Sub-Facility and (iv) all then outstanding Swingline Loans shall be repaid in full on the Swingline Expiry Date.

          4.03 Method and Place of Payment.  Except as otherwise specifically
               ----------------------------
provided herein, all payments under this Agreement or any Note shall be made to the Administrative Agent for the account of the Bank or Banks entitled thereto not later than 2:00 P.M. (New

York time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office of the Administrative Agent. Whenever any payment to be made here under or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

          4.04 Net Payments; Taxes.  (a)  All payments made by any Credit Party
               --------------------
hereunder or under any Note will be made without setoff, counterclaim or other defense. Except as provided in Section 4.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or net profits of a Bank, or any franchise tax based on the net income or net profits of a Bank, in either case pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Bank is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect to such non-excluded taxes, levies, imposts, duties, fees or other charges (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). Subject to Section 4.04(b), if any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrower agrees to reimburse each Bank, promptly after the written request of such Bank, for taxes imposed on or measured by the net income or net profits of such Bank, or any franchise tax based on the net income or net profits of a Bank, in either case pursuant to the laws of the jurisdiction in which such Bank is organized or in which the principal office or applicable lending office of such Bank is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which such Bank is organized or in which the principal office or applicable lending office of such Bank is located and for any withholding of income or similar taxes imposed by the United States of America as such Bank shall determine are payable by, or withheld from, such Bank in respect of such amounts so paid to or on behalf of such Bank pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Bank pursuant to this sentence. The Borrower will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless each Bank, and reimburse such

Bank upon its written request, for the amount of any Taxes so levied or imposed and paid by such Bank. All amounts payable pursuant to this Section 4.04(a) shall be subject to the provisions of Section 13.17 (to the extent applicable).

          (b) Each Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) agrees to deliver to the Borrower and the Administrative Agent on or prior to the Original Effective Date (or the Restatement Effective Date in the case of such Banks that first become party hereto on the Restatement Effective Date), or in the case of a Bank that is an assignee or transferee of an interest under this Agreement pursuant to Section
1.13 or 13.04 (unless the respective Bank was already a Bank hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Bank, (i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Bank is not a "bank" within the meaning of
Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit D (any such certificate, a "Section 4.04(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Bank agrees that from time to time after the Restatement Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material re spect, such Bank will deliver to the Borrower and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001, or Form W-8 and a Section 4.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Bank to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify the Borrower and the Administrative Agent of its inability to deliver any such Form or Certificate, in which case such Bank should not be required to deliver any such Form or Certificate pursuant to this Section 4.04(b). Notwithstanding anything to the contrary contained in Section 4.04(a), but subject to Section 13.04(b) and the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, Fees or other amounts payable hereunder for the account of any Bank which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Bank has not provided to the Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to
Section 4.04(a) to gross-up payments to be made to a Bank in respect of income or similar taxes imposed by the United States if (I) such Bank has not provided to the Borrower the Internal Revenue Service Forms required to be provided to the Borrower pursuant to this
Section 4.04(b) or (II) in the case of a payment, other than interest, to a Bank described in clause (ii) above, to the extent that such Forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section
4.04 and except as set forth in Section 13.04(b), the Borrower agrees to pay additional amounts and to indemnify each Bank in the manner set forth in Section 4.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any Taxes deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Restatement Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of such Taxes.

     (c) If the Borrower pays any additional amount under this Section 4.04 to a Bank and such Bank determines in its sole discretion that it has actually received or realized in connection therewith any refund or any reduction of, or credit against, its Tax liabilities in or with respect to the taxable year in which the additional amount is paid (a "Tax Benefit"), such Bank shall pay to the Borrower an amount that the Bank shall, in its sole discretion, determine is equal to the net benefit, after tax, which was obtained by the Bank in such year as a consequence of such Tax Benefit; provided, however, that (i) any Taxes that are imposed on a Bank as a result of a disallowance or reduction (including through the expiration of any tax credit carryover or carryback of such Bank that otherwise would not have expired) of any Tax Benefit with respect to which such Bank has made a payment to the Borrower pursuant to this Section 4.04(c) shall be treated as a Tax for which the Borrower is obligated to indemnify such Bank pursuant to this Section 4.04 without any exclusions or defenses; and (ii) nothing in this Section 4.04(c) shall require the Bank to disclose any confidential information to the Borrower (including, without limitation, its tax returns).

          SECTION 5.  Conditions Precedent to Restatement Effective Date.  The
                      --------------------------------------------------
occurrence of the Restatement Effective Date, and the obligation of each Bank to continue, convert and/or make Loans, and the obligation of each Issuing Bank to issue Letters of Credit, on the Restatement Effective Date, is subject at the time of the occurrence of the Restatement Effective Date to the satisfaction of the following conditions:

          5.01 Execution of Agreement; Notes.  (i) On or prior to the
               -----------------------------
Restatement Effective Date (i) this Agreement shall have been executed and delivered as provided in Section 13.10 and (ii) there shall have been delivered to the Administrative Agent for the account of each of the Banks (and shall be held in escrow by the Administrative Agent for each Bank pending the return by such Bank of any Notes issued to such Bank under the Original Credit Agreement) the appropriate Tranche A Term Note, Tranche B Term Note and/or Revolving Note executed by the Borrower and to the Swingline Bank, the Swingline

Note executed by the Borrower, in each case in the amount, maturity and as otherwise provided herein.

          5.02 Fees, etc.   On or prior to the Restatement Effective Date, the
               ---------
Borrower shall have paid to the Agents and the Banks all reasonable costs, fees and expenses (including, without limitation, reasonable legal fees and expenses) payable to the respective Agents and the Banks to the extent then due.

          5.03 Opinion of Counsel.  On the Restatement Effective Date, the
               ------------------
Administrative Agent shall have received from Bell, Boyd & Lloyd, counsel to the Borrower and the Subsidiary Guarantors, an opinion addressed to each of the Agents and each of the Banks and dated the Restatement Effective Date covering the matters set forth in Exhibit E and such other matters incident to the transactions contemplated herein as either Agent may reasonably request.

          5.04 Corporate Documents; Proceedings; etc.   (a)  On the Restatement
               -------------------------------------
Effective Date, the Administrative Agent shall have received a certificate, dated the Restatement Effective Date, signed by the chairman of the board, the president, any vice president or the treasurer of the Borrower and each Subsidiary of the Borrower which is to become a Credit Party on the Restatement Effective Date (excluding any such Person which was a Credit Party on the Original Effective Date), and attested to by the secretary or any assistant secretary of the respective such Person, in the form of Exhibit F with appropriate insertions, together with copies of the certificate of incorporation and by-laws of the respective such Person, and the resolutions of the respective such Person referred to in such certificate, and the foregoing shall be reasonably acceptable to the Agents.

          (b) On the Restatement Effective Date, the Administrative Agent shall have received certificates of all Credit Parties (other than the Credit Parties delivering certificates pursuant to preceding clause (a)) (x) certifying that there were no changes, or providing the text of any changes, to the certificate of incorporation and by-laws of such Credit Parties as delivered pursuant to
Section 5.04 of the Original Credit Agreement, (y) to the effect that each such Credit Party is in good standing in its respective state of incorporation and in those states where each such Credit Party conducts business and (z) providing the resolutions adopted by each such Credit Party with respect to the actions contemplated in this Agreement (including without limitation with respect to the amendment and restatement of this Agreement, and the obligations of such Credit Party with respect to the increased extensions of credit pursuant hereto), and the foregoing shall be reasonably acceptable to the Agents in their reasonable discretion.

          (c) On or prior to the Restatement Effective Date, all corporate, and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Credit Documents shall be reasonably satisfactory in form and substance to the Agents and the Required Banks, and the Agents shall have received all information and copies of all documents and papers, including records of corporate and partnership proceedings, governmental approvals, good standing certificates and bring-down telegrams, if any, which any Agent may have reasonably requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate, or governmental authorities.

          5.05 Employee Benefit Plans; Shareholders' Agreements; Management
               ------------------------------------------------------------
Agreements; Collective Bargaining Agreements; Existing Indebtedness Agreements;
------------------------------------------------------------------------------
Tax Sharing Agreements; Material Leases.  On or prior to the Restatement
---------------------------------------
Effective Date, there shall have been delivered to the Agents true and correct copies of the following documents (in each case except to the extent already delivered to the Agents and the Banks on or prior to the Original Effective
Date), in each case as same will be in effect on the Restatement Effective Date:

          (i) all Plans (and for each Plan that is required to file an annual report on Internal Revenue Service Form 5500-series, a copy of the most recent such report (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information), and for each Plan that is a "single-employer plan," as defined in Section 4001(a)(15) of ERISA, the most recently prepared actuarial valuation therefor) and any other "employee benefit plans," as defined in Section 3(3) of ERISA, and any other material agreements, plans or arrangements, with or for the benefit of current or former employees of the Borrower or any of its Subsidiaries or any ERISA Affiliate (provided that the foregoing shall
                                          --------
     apply in the case of any multiemployer plan, as defined in 4001(a)(3) of ERISA, only to the extent that any document described therein is in the possession of the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate or reasonably available thereto from the sponsor or trustee of any such plan) (collectively, together with any agreements, plans or arrangements referred to in Section 5.05(i) of the Original Credit Agreement, and any amendments thereto referred in Section 5.05(b), the "Employee Benefit Plans");

          (ii) all material agreements entered into by the Borrower or any of its Subsidiaries governing the terms and relative rights of its capital stock and any agreements entered into by shareholders relating to any such entity with respect to its capital stock (collectively, together with any agreements referred to in Section 5.05(ii) of the Original Credit Agreement, and any amendments thereto referred in Section 5.05(b), the "Share holders' Agreements");

          (iii) all material agreements with members of, or with respect to, the senior management and management of the Borrower or any of its Subsidiaries (collectively, together with any agreements referred to in Section 5.05(iii) of the Original

     Credit Agreement, and any amendments thereto referred in Section 5.05(b), the "Management Agreements");

          (iv) all collective bargaining agreements applying or relating to any employee of the Borrower or any of its Subsidiaries (collectively, together with any agreements referred to in Section 5.05(iv) of the Original Credit Agreement, and any amendments thereto referred in Section 5.05(b), the "Collective Bar gaining Agreements");

          (v) all agreements evidencing or relating to Indebtedness of the Borrower or any of its Subsidiaries which is to remain outstanding after giving effect to the Restatement Effective Date to the extent such Indebtedness exceeds (or upon the utilization of any unused commitments may exceed) $10,000,000 (collectively, together with any agreements referred to in Section 5.05(v) of the Original Credit Agreement, and any amendments thereto referred in Section 5.05(b), the "Existing Indebtedness Agreements");

          (vi) all tax sharing, tax allocation and other similar agreements entered into by the Borrower or any of its Subsidiaries (collectively, together with any agreements referred to in Section 5.05(vi) of the Original Credit Agreement and any amendments thereto referred to in Section 5.05(b), the "Tax Sharing Agreements"); and

          (vii) all material leases under which the Borrower or any of its Subsidiaries lease (as lessee) any Hotel Property (collectively, together with any agreements referred to in Section 5.05(vi) of the Original Credit Agreement and any amendments thereto referred to in Section 5.05(b), the "Material Leases");

all of which Employee Benefit Plans, Shareholders' Agreements, Management Agreements, Collective Bargaining Agreements, Existing Indebtedness Agreements, Tax Sharing Agreements and Material Leases shall be in full force and effect on the Restatement Effective Date.

          (b) On or prior to the Restatement Effective Date, the Administrative Agent shall have received (i) a certification from the chairman of the board, the president, any vice president or the treasurer of the Borrower that all agreements and plans referenced in Section 5.05 of the Original Credit Agreement, previously delivered to the Administrative Agent by each Credit Party, remain in full force and effect (or specifying which of such agreements and plans do not remain in full force and effect) and (ii) any amendments thereto or additional such agreements.

          5.06 Pledge Agreement.  On or prior to the Restatement Effective Date,
               ----------------
the Credit Parties shall furnish to the Administrative Agent true and correct updates, as necessary, to the schedules to the Pledge Agreement (as prepared as of the Restatement Effective Date and after giving effect thereto) and each Credit Party shall deliver to the Collateral Agent, as Pledgee, all of the Pledged Securities, if any, referred to therein that are owned by such Credit Party (to the extent not already delivered pursuant to the Pledge Agreement) (x) endorsed in blank in the case of promissory notes constituting Pledged Securities and (y) together with executed and undated stock powers, in the case of capital stock constituting Pledged Securities.

          5.07 Security Agreement.  On or prior to the Restatement Effective
               ------------------
Date, the Credit Parties shall furnish to the Administrative Agent true and correct updates, as necessary, to the schedules to the Security Agreement (as prepared as of the Restatement Effective Date and after giving effect thereto). In addition, each Subsidiary of the Borrower which becomes party to the Security Agreement on the Restatement Effective Date shall, in addition to executing counterparts of the Security Agreement as required above, deliver the following:

          (a) proper Financing Statements (Form UCC-1) fully executed for filing under the UCC or other appropriate filing offices of each jurisdiction as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by the Security Agreement, as the case may be;

          (b)  certified copies of Requests for Information or Copies (Form UCC-
     11), or equivalent reports, listing all effective financing statements that name such Credit Party as debtor and that are filed in the jurisdictions referred to in clause (a) above, together with copies of such other financing statements that name any such Credit Party as debtor (none of which shall cover the Collateral except to the extent evidencing Permitted Liens or in respect of which the Collateral Agent shall have received termination statements (Form UCC-3 or such other termination statements as shall be required by local law) fully executed for filing); and

          (c) evidence that all other actions reasonably necessary (including the amending of any existing financing statements) or, in the reasonable opinion of the Collateral Agent, desirable to perfect and protect (or maintain the perfection of) the security interests purported to be created (or maintained) by the Security Agreement have been taken.

          5.08 Subsidiary Credit Parties; etc.   (a)  Each Subsidiary Guarantor
               ------------------------------
shall have executed and delivered a counterpart of this Agreement, pursuant to which it makes the acknowledgements in the form appearing before the signature pages of the Subsidiary Guarantors at the end of this Agreement.

          (b) Each Subsidiary Guarantor which was not a Subsidiary Guarantor immediately before giving effect to the Restatement Effective Date, shall have duly authorized, executed and delivered counterparts of the Subsidiaries Guaranty, the Security Agreement and the Pledge Agreement, thereby becoming parties thereto.

          5.09 Adverse Change, etc.   (a)  On the Restatement Effective Date,
               -------------------
nothing shall have occurred (and the Banks shall have become aware of no facts, conditions or other information not previously known) which any Agent or the Required Banks believe would reasonably be expected to have a material adverse effect (i) on the rights or remedies of the Agents or the Banks, or on the ability of any Credit Party to perform its respective obligations to the Agents and the Banks or (ii) on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

          (b) On or prior to the Restatement Effective Date, all necessary governmental (domestic and foreign) and third party approvals and/or consents (if any) in connection with the making of the Loans and the transactions contemplated by the Credit Documents and otherwise referred to herein or therein shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which re strains, prevents or imposes materially adverse conditions upon the making of the Loans and the transactions contemplated by the Credit Documents or otherwise referred to herein or therein. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the making of the Loans or the transactions contemplated by the Credit Documents.

          5.10 Litigation.  On the Restatement Effective Date, no litigation
               ----------
by any entity (private or governmental) shall be pending or, to the best of the Borrower's knowledge, threatened with respect to the making of the Loans or the Credit Documents or any documentation executed in connection therewith or the transactions contemplated thereby.

          5.11 Solvency Certificate; Environmental Assessments; Insurance
               ----------------------------------------------------------
Certificates.  On or prior to the Restatement Effective Date, there shall have
------------
been delivered to the Agents:

          (a) a solvency certificate in the form of Exhibit G, addressed to each of the Agents and each of the Banks and dated the Restatement Effective Date from the

     Chief Financial Officer of the Borrower providing the opinion of such Chief Financial Officer as to the solvency of the Borrower and the Borrower's Subsidiaries;

          (b) such environmental updates as may be reasonably requested by the Agents; and

          (c)  certificates of insurance complying with the requirements of
     Section 8.03 for the business and properties of the Borrower and its Subsidiaries, in scope, form and substance reasonably satisfactory to the Administrative Agent and naming the Collateral Agent as an additional insured and/or loss payee (as its respective interest may appear), and stating that such insurance shall not be cancelled or materially changed without at least 30 days' prior written notice by the respective insurer to the Collateral Agent.

          5.12 Projections.  On or prior to the Restatement Effective Date, the
               -----------
Agents shall have received copies of the financial statements and Projections referred to in Sections 7.05(a) and (d).

          5.13 Payment of Amounts Under Original Credit Agreement; etc.   On
               -------------------------------------------------------
the Restatement Effective Date, (i) the Borrower shall have repaid a portion of the Original Revolving Loans outstanding in a principal amount equal to the amount by which the sum of the aggregate principal amount of Original Revolving Loans, Swingline Loans and Letter of Credit Outstanding (in each case after giving effect to conversions of Tranche A Term Loans pursuant to Section 1.01(a)) outstanding exceeds the Total Revolving Loan Commitment (immediately after giving effect to the Restatement Effective Date), (ii) each Original Bank shall have received payment in full of all amounts (including any accrued and unpaid interest and fees) then due and owing to it under the Original Credit Agreement in respect of those Original Revolving Loans being repaid, (iii) all accrued interest on all outstanding extensions of credit pursuant to the Original Credit Agreement, and all regularly accruing fees pursuant to the Original Credit Agreement, shall be repaid in full on, and through, the Restatement Effective Date (whether or not same would otherwise be then due and payable pursuant to the Original Credit Agreement) and (iv) the Administrative Agent shall have received evidence in form, scope and substance reasonably satisfactory to it that the matters set forth in this Section 5.13 have been satisfied on such date.

          SECTION 6.  Conditions Precedent to All Credit Events.  The
                      -----------------------------------------
obligation of each Bank to make Loans (including any Loans made on the Restatement Effective Date), and the obligation of each Issuing Bank to issue Letters of Credit (including any Letters of Credit issued on the Restatement Effective Date), is subject, at the time of each such Credit Event (except as hereinafter indicated), to the satisfaction of the following conditions:

          6.01 No Default; Representations and Warranties.  At the time of each
               ------------------------------------------
such Credit Event and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of the making of such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

          6.02 Notice of Borrowing; Letter of Credit Request.  (a) Prior to the
               ---------------------------------------------
making of each Loan (other than a Swingline Loan or a Revolving Loan made pursuant to a Mandatory Borrowing), the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 1.03(a). Prior to the making of each Swingline Loan, the Swingline Bank shall have received the notice referred to in Section 1.03(b)(i).

          (b) Prior to the issuance of each Letter of Credit, the Administrative Agent and the respective Issuing Bank shall have received a Letter of Credit Request meeting the requirements of Section 2.03.

          6.03 Specific Borrowing Conditions.  If after giving effect to the
               -----------------------------
incurrence of such Loans or the issuance of such Letter of Credit, the sum of the aggregate outstanding principal amount of Loans and the aggregate amount of the Letter of Credit Outstandings would exceed $200,000,000, the Specific Borrowing Conditions shall have been satisfied on the date of such Credit Event and the Borrower shall have delivered a certificate, in form and substance reasonably satisfactory to the Agents, from the Chief Financial Officer of the Borrower, setting forth in reasonable detail the calculations required to establish that the Specific Borrowing Conditions shall be satisfied on the date of such Credit Event and after giving effect thereto.

          6.04 Special Borrowing Condition Applicable to Tranche C Term Loans.
               --------------------------------------------------------------
The obligation of each Bank with Commitments under a Tranche C Term Loan Sub-Facility to make Tranche C Term Loans is subject, at the time of the incurrence of each such Tranche C Term Loan, to the satisfaction of the condition that if, after giving effect to the incurrence of such Tranche C Term Loan, the sum of the aggregate initial principal amount of Tranche B Term Loans and the aggregate initial principal amount of Tranche C Term Loans would exceed $200,000,000, then the aggregate principal amount of Revolving Loans shall be no less than $275,000,000.

          The occurrence of the Restatement Effective Date and the acceptance of the proceeds of each Loan and the making of each Letter of Credit Request shall constitute a representation and warranty by the Borrower to each of the Agents and each of the Banks that all the conditions specified in Section 5 (with respect to Credit Events on the Initial Borrowing Date) and in this Section 6 (with respect to Credit Events on and after the Initial Borrowing Date) and applicable to the Initial Borrowing Date and/or such Credit Event, as the case may be, exist as of that time. All of the Notes, certificates, legal opinions and other documents and papers referred to in Section 5 and in this Section 6, unless other wise specified, shall be delivered to the Administrative Agent at the Notice Office for the account of each of the Banks and, except for the Notes, in sufficient counterparts for each of the Banks and shall be in form and substance reasonably satisfactory to the Agents and the Required Banks.

          SECTION 7.  Representations and Warranties.  In order to induce the
                      ------------------------------
Banks to enter into this Agreement and to make the Loans and issue (or participate in) the Letters of Credit as provided herein, the Borrower makes the following representations, warranties and agreements, all of which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans and issuance of the Letters of Credit, with the occurrence of the Restatement Effective Date and the occurrence of each Credit Event on or after the Restatement Effective Date being deemed to constitute a representation and warranty that the matters specified in this Section 7 are true and correct on and as of the Restatement Effective Date and on the date of each such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

          7.01 Corporate and Other Status.  The Borrower and each of its
               --------------------------
Subsidiaries (i) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its organization, (ii) has the corporate power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the conduct of its business requires such qualifications except for failures to be so qualified which, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

          7.02 Corporate or Partnership Power and Authority.  Each Credit Party
               --------------------------------------------
has the corporate power and authority, to execute, deliver and perform the terms and provisions of each of the Credit Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of each of such Credit Documents. Each Credit Party has duly executed and delivered each of the Credit Documents to which it is a party, and each of such Credit Documents constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

          7.03 No Violation.  Neither the execution, delivery or performance by
               ------------
any Credit Party of the Credit Documents to which it is a party, nor compliance by it with the terms and provisions thereof, nor the consummation of the transactions contemplated therein, (i) will contravene any provision of any applicable law, statute, rule or regulation or any applicable order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the properties or assets of the Borrower or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, to which the Borrower or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the certificate of incorporation, or by-laws of the Borrower or any of its Subsidiaries.

          7.04 Governmental Approvals.  No order, consent, approval, license,
               ----------------------
authorization or validation of, or filing, recording or registration with (except as have been obtained or made and which remain in full force and effect), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of any Credit Document or (ii) the legality, validity, binding effect or enforceability of any such Credit Document.

          7.05 Financial Statements; Financial Condition; Undisclosed
               ------------------------------------------------------
Liabilities; Projections; etc.   (a)  The consolidated balance sheet of the
-----------------------------
Borrower and its Subsidiaries at December 31, 1996 and December 31, 1997 and the related consolidated statements of operations, cash flows and shareholders' equity of the Borrower and its Subsidiaries for the fiscal years ended on such dates, as the case may be, copies of which have been furnished to the Banks prior to the Restatement Effective Date, present fairly the financial position of the Borrower and its Subsidiaries at the date of such balance sheets and the results of the operations of the Borrower and its Subsidiaries for the periods covered thereby. All such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied. Since December 31, 1997, there has been no material adverse change in the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

          (b) (i) On and as of the Restatement Effective Date and after giving effect to the transaction contemplated hereby and to all Indebtedness (including the Loans) being incurred or assumed and Liens created by the Credit Parties in connection therewith, (a) the sum of the assets, at a fair valuation, of each of the Borrower on a stand alone basis and of the Borrower and its Subsidiaries taken as a whole will exceed its debts; (b) each of the Borrower on a stand alone basis and the Borrower and its Subsidiaries taken as a whole has not incurred and does not intend to incur, and does not believe that they will incur, debts beyond their ability to pay such debts as such debts mature; and
(c) each of the Borrower on a stand alone basis and the Borrower and its Subsidiaries taken as a whole will have sufficient capital with which to conduct its business. For purposes of this Section 7.05(b), "debt" means any liability on a claim, and "claim" means (i) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or
(ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          (c) Except as fully disclosed in the financial statements delivered pursuant to Section 7.05(a), there were as of the Restatement Effective Date no liabilities or obligations (other than (x) the Obligations under, and as defined in, the Original Credit Agreement and (y) the 9.15% Senior Subordinated Notes) with respect to the Borrower or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, would reasonably be expected to be material to the Borrower and its Subsidiaries taken as a whole. As of the Restatement Effective Date, the Borrower does not know of any basis for the assertion against it or any of its Subsidiaries of any liability or obligation of any nature whatsoever that is not fully disclosed in the financial statements delivered pursuant to Section 7.05(a) which, either individually or in the aggregate, would reasonably be expected to be material to the Borrower and its Subsidiaries taken as a whole.

          (d) On and as of the Restatement Effective Date, the Projections delivered to the Agents and the Banks prior to the Restatement Effective Date have been prepared in good faith and are based on reasonable assumptions, and there are no statements or conclusions in the Projections which are based upon or include information known to the Borrower to be misleading in any material respect or which fail to take into account material information known to the Borrower regarding the matters reported therein. On the Restatement Effective Date, the Borrower believes that the Projections are reasonable, it being understood that the Projections include assumptions as to future events that are not to be viewed as facts and there can be no assurance that such assumptions, statements, estimates and Projections will be realized and that actual results may differ from the projected results and such differences may be material and adverse.

          7.06 Litigation.  There are no actions, suits or proceedings pending
               ----------
or, to the Borrower's knowledge, threatened (i) with respect to any Credit Document or (ii) that would reasonably be expected to materially and adversely affect the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

          7.07 True and Complete Disclosure.  To the best knowledge of the
               ----------------------------
Borrower, all factual information (taken as a whole) regarding the Borrower or any of its Subsidiaries furnished by or on behalf of the Borrower or any of its Subsidiaries in writing to any Agent or any Bank (including, without limitation, all information contained in the Credit Documents) for purposes of or in connection with this Agreement, the other Credit Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of the Borrower or any of its Subsidiaries in writing to any Agent or any Bank will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. It is understood that the Projections do not constitute factual information for purposes of this Section 7.07.

          7.08 Use of Proceeds; Margin Regulations.  (a)  The proceeds of all
               -----------------------------------
Loans shall be used by the Borrower (i) for its general corporate purposes, including, without limitation, the construction or acquisition of Qualified Hotel Properties and (ii) to pay fees and expenses incurred in connection with the Credit Documents.

          (b) No part of any Credit Event (or the proceeds thereof) will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof nor the occurrence of any other Credit Event will violate or be inconsistent with the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

          7.09 Tax Returns and Payments.  Each of the Borrower and each of its
               ------------------------
Subsidiaries has filed all federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all material taxes and assessments payable by it which have become due, except for those contested in good faith and adequately disclosed and fully provided for on the financial statements of the Borrower and its Subsidiaries in accordance with generally accepted accounting principles. The Borrower and each of its Subsidiaries have at all times paid, or have provided adequate reserves (in the good faith judgment of the management of the Borrower) for the payment of, all federal, state and foreign income taxes applicable for all prior fiscal years and for the current fiscal year to date. There is no material (with respect to the Borrower and its Subsidiaries taken as a whole) action, suit, proceeding, investigation, audit, or claim now pending or, to the knowledge of the Borrower, threatened by any authority regarding any taxes relating to the Borrower or any of its Subsidiaries. Neither the Borrower nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of the Borrower or any of its Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of the Borrower or any of its Subsidiaries not to be subject to the normally applicable statute of limitations.

          7.10 Compliance with ERISA.  (i) Schedule VIII sets forth each Plan;
               ---------------------
each Plan (and each related trust, insurance contract or fund) is in substantial compliance with its terms and with all applicable laws, including without limitation ERISA and the Code; each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code; no Reportable Event has occurred; no Plan which is a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) is insolvent or in reorganization; no Plan has an Unfunded Current Liability; no Plan which is subject to Section 412 of the Code or
Section 302 of ERISA has an accumulated funding deficiency, within the meaning of such sections of the Code or ERISA, or has applied for or received a waiver of an accumulated funding deficiency or an extension of any amortization period, within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA; all contributions required to be made with respect to a Plan have been timely made; neither the Borrower nor any Subsidiary of the Borrower nor any ERISA Affiliate has incurred any material liability (including any indirect, contingent or secondary liability) to or on account of a Plan pursuant to
Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of
ERISA or Section 401(a)(29), 4971 or 4975 of the Code or expects to incur any such liability under any of the foregoing sections with respect to any Plan; no condition exists which presents a material risk to the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; no proceedings have been instituted to terminate or appoint a trustee to administer any Plan which is subject to Title IV of ERISA; no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits) is pending, expected or threatened; using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of the Borrower and its Subsidiaries and its ERISA Affiliates to all Plans which are multiemployer plans (as defined in Section 4001(a)(3) of ERISA) in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan ended prior to the date of the most recent Credit Event, would not exceed $200,000; each group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) which covers or has covered employees or former employees of the Borrower, any Subsidiary of the Borrower, or any ERISA Affiliate has at all times been operated in material compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code; no lien imposed under the Code or ERISA on the assets of the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate exists or is likely to arise on account of any Plan; and the Borrower and its Subsidiaries may cease contributions to or terminate any employee benefit plan maintained by any of them without incurring any material liability.

          (ii) Each Foreign Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities. All contributions required to be made with respect to a Foreign Pension Plan have been timely made. Neither the Borrower nor any of its Subsidiaries has incurred any obligation in connection with the termination of or withdrawal from any Foreign Pension Plan. The present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan, determined as of the end of the Borrower's most recently ended fiscal year on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Foreign Pension Plan allocable to such benefit liabilities.

          7.11 The Security Documents.  (a)  On and after the Initial
               ----------------------
Borrowing Date, the provisions of the Security Agreement are effective to create in favor of the Collateral Agent for the benefit of the Secured Creditors a legal, valid and enforceable security interest in all right, title and interest of the Credit Parties in the Security Agreement Collateral described therein, and the Security Agreement, upon the filing of Form UCC-1 financing statements or the appropriate equivalent (which filings have been made), create a fully perfected first lien on, and security interest in, all right, title and interest in all of the Security Agreement Collateral described therein, to the extent that a security interest may be perfected therein by filing a financing statement under the UCC, subject to no other Liens other than Permitted Liens. The recordation of the Assignment of Security Interest in U.S. Patents and Trademarks in the form attached to the Security Agreement in the United States Patent and Trademark Office together with filings on Form UCC-1 made pursuant to the Security Agreement will be effective, under applicable law, to perfect the security interest granted to the Collateral Agent in the trademarks and patents covered by the Security Agreement. Each of the Credit Parties party to the Security Agreement has good and valid title to all Security Agreement Collateral owned by such Credit Party described therein, free and clear of all Liens except those described above in this clause (a) and as contemplated by Section 5.07(b) with respect to Liens securing the Existing Credit Facilities which shall be released and terminated on or before the Initial Borrowing Date.

Except for filings made pursuant to Section 5.07 on or prior to the Restatement Effective Date, no additional filings with respect to the Security Agreement are required at the time of, or in connection with the occurrence of, the Restatement Effective Date.

          (b) On and after the Initial Borrowing Date and assuming the continued possession by the Collateral Agent of the Pledged Securities, the security interests created in favor of the Collateral Agent, as Pledgee, for the benefit of the Secured Creditors under the Pledge Agreement constitute first priority perfected security interests in the Pledged Securities described in the Pledge Agreement, subject to no security interests of any other Person.
Assuming the continued possession by the Collateral Agent of the Pledged Securities, no filings or recordings are required in order to perfect (or maintain the perfection or priority of) the security interests created in the Pledged Securities and the proceeds thereof under the Pledge Agreement.

          7.12 Manager Subordination Agreements.  To the extent required to be
               --------------------------------
executed and delivered pursuant to Section 8.14, each Manager Subordination Agreement is in full force and effect and all Obligations hereunder and under the other Credit Documents are within the definition of "senior debt" or any substantially similar definition contained in the subordination provisions of each Manager Subordination Agreement.

          7.13 Properties.  The Borrower and each of its Subsidiaries have good
               ----------
and marketable title to all properties owned by them, including all property reflected in the consolidated balance sheets of the Borrower referred to in
Section 7.05(a) (except as sold or otherwise disposed of since the date of such balance sheets in the ordinary course of business), free and clear of all Liens, other than Permitted Liens.

          7.14 Capitalization.  On the Restatement Effective Date, the
               --------------
authorized capital stock of the Borrower shall consist of (i) 500,000,000 shares of common stock, $.01 par value per share and (ii) 10,000,000 shares of preferred stock, $.01 par value per share, none of which preferred stock is issued and outstanding. All outstanding shares of such capital stock have been duly and validly issued, are fully paid and nonassessable and are free of preemptive rights. Except for certain options issued pursuant to employee and director stock option plans (including any assumed plans), the Borrower does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock.

          7.15 Subsidiaries.  The Borrower has no Subsidiaries other than (i)
               ------------
those Subsidiaries listed on Schedule IV and (ii) new Subsidiaries created in compliance with Section 9.16. Schedule IV correctly sets forth, as of the Restatement Effective Date, the percentage ownership (direct or indirect) of the Borrower in each class of capital stock or other equity of each of its Subsidiaries and also identifies the direct owner thereof.

          7.16 Compliance with Statutes, etc.   The Borrower and each of its
               -----------------------------
Subsidiaries are in compliance with all applicable statutes, regulations and orders of all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable Environmental Laws) except such noncompliances as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

          7.17 Investment Company Act.  Neither the Borrower nor any of its
               ----------------------
Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

          7.18 Public Utility Holding Company Act.  Neither the Borrower nor
               ----------------------------------
any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          7.19 Environmental Matters.  (a)  The Borrower and each of its
               ---------------------
Subsidiaries have complied with all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws. There are no pending or, to the Borrower's knowledge, threatened Environmental Claims against the Borrower or any of its Subsidiaries or any Real Property owned or operated by the Borrower or any of its Subsidiaries. There are no facts, circumstances, conditions or occurrences on any Real Property owned or operated by the Borrower or any of its Subsidiaries or, to the Borrower's knowledge, on any property adjoining or in the vicinity of any such Real Property that would reasonably be expected (i) to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any such Real Property or (ii) to cause any such Real Property to be subject to any restrictions on the ownership, occupancy, use or transfer ability of such Real Property by the Borrower or any of its Subsidiaries under any applicable Environmental Law.

          (b) Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, or Released on or from, any Real Property owned or operated by the Borrower or any of its Subsidiaries except in compliance with all applicable Environmental Laws.

          (c) Notwithstanding anything to the contrary in this Section 7.19, the representations made in this Section 7.19 shall only be untrue if the aggregate effect of all failures, noncompliance, activities, facts, circumstances, conditions and occurrences of the types described above would reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

          7.20 Labor Relations.  Neither the Borrower nor any of its
               ---------------
Subsidiaries nor any Facility Manager is engaged in any unfair labor practice that could reasonably be expected to have a material adverse effect on the Borrower and its Subsidiaries taken as a whole. There is (i) no unfair labor practice complaint pending against the Borrower or any of its Subsidiaries or any Facility Manager or, to the best knowledge of the Borrower, threatened against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Borrower or any of its Subsidiaries or any Facility Manager or, to the best knowledge of the Borrower, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against the Borrower or any of its Subsidiaries or any Facility Manager or, to the best knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries and (iii) no union representation question exists with respect to the employees of the Borrower or any of its Subsidiaries or any Facility Manager, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as would not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

          7.21 Patents, Licenses, Franchises and Formulas.  Each of the
               ------------------------------------------
Borrower and each of its Subsidiaries owns all the patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises, proprietary information (including but not limited to rights in computer programs and databases) and formulas, or rights with respect to the foregoing, and has obtained assignments of all leases and other rights of whatever nature, necessary for the present conduct of its business, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, would reasonably be expected to result in a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

          7.22 Indebtedness.  (a) Schedule V sets forth a true and complete
               ------------
list of all Indebtedness of the Borrower and its Subsidiaries as of the Restatement Effective Date (excluding the Loans and the Letters of Credit, the "Existing Indebtedness"), in each case showing the aggregate principal amount thereof and the name of the respective borrower and any other entity which directly or indirectly guaranteed such Indebtedness.

          (b) At all times after the issuance of any New Subordinated Notes, all Obligations of the Borrower hereunder and under the other Credit Documents will be within the definition of "senior debt" or any similar definition contained in such New Subordinated Notes.

          7.23 Hotel Properties.  The Borrower owns no Hotel Properties
               ----------------
directly and (i) on the Restatement Effective Date, each Hotel Property is owned by a Wholly-Owned Subsidiary of the Borrower and (ii) after the Restatement Effective Date, each Hotel Property is owned by a Wholly-Owned Subsidiary of the Borrower which is a Foreign Subsidiary or a Subsidiary of the Borrower which is a Subsidiary Guarantor. Each Hotel Property which is located in the United States is owned by a Subsidiary Guarantor which is organized under the laws of a state in the United States.

          7.24 Updated Security Agreement and Pledge Agreement Schedules.  The
               ---------------------------------------------------------
updated schedules to the Pledge Agreement and Security Agreement furnished pursuant to Sections 5.06 and 5.07 are true and correct, in all material respects, as of the Restatement Effective Date, and accurately present all information which was originally required to be scheduled pursuant to the Pledge Agreement and Security Agreement on the Original Effective Date, but modified to reflect the additional Credit Parties on the Restatement Effective Date and any changes which occurred between the Original Effective Date and the Restatement Effective Date.

          SECTION 8.  Affirmative Covenants.  The Borrower hereby covenants and
                      ---------------------
agrees that on and after the Restatement Effective Date and until the Total Commitments and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings, together with interest, Fees and all other obligations incurred hereunder and thereunder, are paid in full:

          8.01 Information Covenants.  The Borrower will furnish to the
               ---------------------
Administrative Agent (with sufficient copies for each of the Banks, and the Administrative Agent will promptly forward to each of the Banks):

          (a)  Quarterly Financial Statements.  Within 55 days after the close
               ------------------------------
of the first three quarterly accounting periods in each fiscal year of the Borrower, (i) the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such quarterly accounting period and the related consolidated statements of income and retained earnings and statement of cash flows for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, in each case setting forth comparative figures for the related periods in the prior fiscal year, all of which shall be certified by the Chief Financial Officer of the Borrower, subject to normal recurring adjustments and (ii) management's discussion and analysis of the important operational and financial developments during the quarterly and year-to-date periods, it being understood that the delivery by the Borrower of its Form 10-Q as filed with the SEC shall satisfy the requirements of this Section 8.01(a).

          (b)  Annual Financial Statements.  (A) Within 100 days after the close
               ---------------------------
of each fiscal year of the Borrower, (i) the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for such fiscal year setting forth comparative figures for the preceding fiscal year and certified by Coopers & Lybrand L.L.P., any other "Big Six" independent certified public accountants or such other independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent and (ii) management's discussion and analysis of the important operational and financial developments during the respective fiscal year, it being understood that the delivery by the Borrower of its Form 10-K as filed with the SEC shall satisfy the requirements of this Section 8.01(b).

          (B) At the time of the delivery of the annual financial statements pursuant to clause (A) above, a report of the applicable accounting firm stating that in the course of its regular audit of the financial statements of the Borrower and its Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge of any Default or Event of Default which has occurred and is continuing under Section 9.08, 9.09, 9.10 or 9.11 or, if in the opinion of such accounting firm such a Default or an Event of Default has occurred and is continuing, a statement as to the nature thereof.

          (c)  Budgets.  No later than the 30th day of each fiscal year of the
               -------
Borrower, a budget in form reasonably satisfactory to the Agents (including, in any event, budgeted statements of income and sources and uses of cash and balance sheets of cash flow and budgeted debt and cash balances) for such fiscal year prepared by the Borrower in reasonable detail and accompanied by a statement of the Chief Financial Officer of the Borrower to the effect that, to the best of such officer's knowledge, the budget is a reasonable estimate of the period covered thereby.

          (d)  Officer's Certificates.  At the time of the delivery of the
               ----------------------
financial statements provided for in Sections 8.01(a) and (b), a certificate of the Chief Financial Officer of the Borrower to the effect that, to the best of such officer's knowledge, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall
(x) set forth the calculations required to establish whether the Borrower and its Subsidiaries were in compliance with the provisions of Sections 4.02(d), 4.02(e) (to the extent delivered with the financial statements required by Section 8.01(b)), 9.02, 9.04, 9.05, 9.07 and 9.08 through 9.11, inclusive, at the end of such fiscal quarter or year, as the case may be and (y) if delivered with the financial statements required by Section

8.01(b), set forth the amount of (and the calculations required to establish) Excess Cash Flow for the respective Excess Cash Payment Period.

          (e)  Management Letters.  Promptly after the Borrower's or any of its
               ------------------
Subsidiaries' receipt thereof, a copy of any "management letter" received from its certified public accountants.

          (f)  Notice of Default or Litigation.  Promptly, and in any event
               -------------------------------
within five Business Days after any officer of any Credit Party obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default and (ii) any litigation or governmental investigation or proceeding pending or threatened (x) against the Borrower or any of its Subsidiaries which would reasonably be expected to materially and adversely affect the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole or (y) with respect to the transaction contemplated hereby or any Credit Document.

          (g)  Other Reports and Filings.  Promptly after the filing or delivery
               -------------------------
thereof, copies of all financial information, proxy materials and other information and reports with respect to the Borrower or any of its Subsidiaries, if any, which the Borrower or any of its Subsidiaries shall file with or furnish to the Securities and Exchange Commission or any succes sor thereto (the "SEC") and copies of all material notices and reports which the Borrower or its Subsidiaries shall deliver to holders of its Indebtedness pursuant to the terms of the documentation governing such Indebtedness (or any trustee, agent or other representative therefor).

          (h)  Environmental Matters.  Promptly upon, and in any event within
               ---------------------
fifteen Business Days after, any senior or executive officer of any Credit Party obtaining knowledge thereof, notice of one or more of the following environmental matters, unless such environmental matters would not, individually or when aggregated with all other such environmental matters, be reasonably expected to materially and adversely affect the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole:

               (i) any pending or threatened material Environmental Claim against the Borrower or any of its Subsidiaries or any Real Property owned or operated by the Borrower or any of its Subsidiaries;

               (ii) any condition or occurrence on or arising from any Real Property owned or operated by the Borrower or any of its Subsidiaries that
     (a) results in non-compliance by the Borrower or any of its Subsidiaries with any applicable Environmental Law or (b) could reasonably be expected to form the basis of a material Environmental Claim against the Borrower or any of its Subsidiaries or any such Real Property;

               (iii) any condition or occurrence on any Real Property owned or operated by the Borrower or any of its Subsidiaries that could reasonably be expected to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability by it or any of its Subsidiaries of such Real Property under any Environmental Law; and

               (iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned or operated by the Borrower or any of its Subsidiaries as required by any Environmental Law or any governmental or other administrative agency, provided that in any event the Borrower shall deliver to each Bank all notices received by the Borrower or any of its Subsidiaries from any government or governmental agency under, or pursuant to, CERCLA which identify the Borrower or any of its Subsidiaries as potentially responsible parties for remediation costs or which otherwise notify the Borrower or any of its Subsidiaries of potential liability under CERCLA.

     All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the Borrower's or such Subsidiary's response or proposed response thereto. In addition, the Borrower and any of its Subsidiaries will provide the Banks with copies of all material communications with any governmental agency or other third Person that is adverse to the Borrower or such Subsidiary relating to material Environmental Claims, and such detailed reports of any material Environmental Claim as may reasonably be requested by any Agent or any Bank.

          (i)  Other Information.  From time to time, such other information or
               -----------------
documents (financial or otherwise) with respect to the Borrower or its Subsidiaries as any Agent may reasonably request.

          8.02  Books, Records and Inspections.  The Borrower will, and will
                -------------------------------
cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with generally accepted accounting principles and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. Upon reasonable notice, the Borrower will, and will cause each of its Subsidiaries to, per mit officers and designated representatives of any Agents or any Bank (at the expense of such Agent or Bank) to visit and inspect, under guidance of officers of its or such Subsidiary, any of the properties of the Borrower or any of its Subsidiaries, and to examine the books of account of the Borrower and any of its Subsidiaries and discuss the affairs, finances and accounts of the Borrower and any of its Subsidiaries with, and be advised as to the same by, its and their officers and independent accountants, all at such reasonable times and intervals and to such reasonable extent as such Agent or such Bank may reasonably request (provided that the Borrower shall have the right to take part in any discussions with its independent accountants).

          8.03 Maintenance of Property; Insurance.  (a) Schedule VI sets forth
               ----------------------------------
a true and complete listing of all insurance maintained by, or on behalf of, the Borrower and its Subsidiaries as of the Restatement Effective Date. The Borrower will, and will cause each of its Subsidiaries and Facility Managers to,
(i) keep all property necessary to the business of the Borrower and its Subsidiaries in good working order and condition, ordinary wear and tear excepted, (ii) maintain insurance on all its property in at least such amounts and against at least such risks as is consistent and in accordance with industry practice and (iii) furnish to the Administrative Agent, upon written request, full information as to the insurance carried. The Borrower will at all times cause insurance to be maintained at levels which are consistent and in accordance with industry practice for a company similarly situated.

          (b) The Borrower will, and will cause each of its Subsidiaries and Facility Managers to, at all times keep its property insured in favor of the Collateral Agent, and all policies or certificates with respect to such insurance (and any other insurance maintained by, or on behalf of, the Borrower or any Subsidiary of the Borrower) (i) shall be endorsed to the Collateral Agent's satisfaction for the benefit of the Collateral Agent (including, without limitation, by naming the Collateral Agent as loss payee and/or additional insured), (ii) shall state that such insurance policies shall not be cancelled without at least 30 days' prior written notice thereof by the respective insurer to the Collateral Agent (or such shorter period of time as a particular insurance company policy generally provides), (iii) shall provide that the respective insurers irrevocably waive any and all rights of subrogation with respect to the Collateral Agent and the Secured Creditors, (iv) shall contain the standard non-contributory mortgage clause endorsement in favor of the Collateral Agent with respect to hazard insurance coverage, (v) shall, except in the case of public liability insurance, provide that any losses shall be payable notwithstanding (A) any act or neglect of the Borrower or any Subsidiary of the Borrower, (B) the occupation or use of the properties for purposes more hazardous than those permitted by the terms of the respective policy if such coverage is obtainable at commercially reasonable rates and is of the kind from time to time customarily insured against by Persons owning or using similar property and in such amounts as are customary, (C) any foreclosure or other proceeding relating to the insured properties or (D) any change in the title to or ownership or possession of the insured properties and (vi) shall be deposited with the Collateral Agent.

          (c) If the Borrower or any of its Subsidiaries or any Facility Manager shall fail to insure its property in accordance with this Section 8.03, or if the Borrower or any of its Subsidiaries or any Facility Manager shall fail to so endorse and deposit all policies or certificates with respect thereto, the Collateral Agent shall have the right (but shall be under no obligation), after giving the Borrower at least five Business Days' prior written notice, to procure such insurance and the Borrower agrees to reimburse the Collateral Agent for all reasonable costs and expenses of procuring such insurance.

          8.04 Corporate Franchises.  The Borrower will, and will cause each
               --------------------
of its Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses and patents; provided, however, that nothing in this
                                  --------  -------
Section 8.04 shall prevent (i) any of the transactions permitted in accordance with Section 9.02 or (ii) the withdrawal by the Borrower or any of its Subsidiaries of its qualification as a foreign corporation in any jurisdiction where such withdrawal would not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

          8.05 Compliance with Statutes, etc.   The Borrower will, and will
               -----------------------------
cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable Environmental Laws), except such noncompliances as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

          8.06 Compliance with Environmental Laws.  (a)  The Borrower will
               ----------------------------------
comply, and will cause each of its Subsidiaries to comply, with all Environmental Laws applicable to the ownership or use of its Real Property now or hereafter owned or operated by the Borrower or any of its Subsidiaries (except such noncompliances as would not, individually or in the aggregate, reasonably be expected to have the material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole), will promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance, and will keep or cause to be kept all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws except for Permitted Liens. Neither the Borrower nor any of its Subsidiaries will generate, use, treat, store, Release or dispose of, or knowingly permit the generation, use, treatment, storage, Release or disposal of Hazardous Materials on any Real Property now or hereafter owned or operated by the Borrower or any of its Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any such Real Property except for Hazardous Materials generated, used, treated, stored, released or disposed of at any such Real Properties in compliance with all applicable Environmental Laws (except such noncompliances as would not, individually or in the aggregate, reasonably be expected to have the material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole), and reasonably required in connection with the operation, use and maintenance of the business or operations of the Borrower or any of its Subsidiaries.

          (b) To the extent any Credit Party delivers notice of the occurrence of the environmental matters as described in Section 8.01(i), the Borrower will provide, upon the written request of the Agents or the Required Banks, which request shall specify in reasonable detail the basis therefor, at its sole cost and expense, an environmental site assessment report concerning the relevant Real Property now or hereafter owned or operated by such Credit Party, prepared by an environmental consulting firm reasonably approved by the Agents, indicating the presence or absence of Hazardous Materials and the potential cost of any removal or remedial action in connection with any Hazardous Materials on such Real Property. If the Borrower fails to provide the same within 90 days after such request was made, the Agents may order the same, and the Borrower shall grant and hereby grants, to the Agents and the Banks and their agents access to such Real Property and specifically grants, the Agents and the Banks an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment, all at the Borrower's reasonable expense.

          8.07 ERISA.  As soon as possible and, in any event, within ten (10)
               -----
days after the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, the Borrower will deliver to the Administrative Agent a certificate of the chief financial officer of the Borrower setting forth the full details as to such occurrence and the action, if any, that the Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Borrower, the Subsidiary, the ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred
(except to the extent that the Borrower has previously delivered to the Banks a certificate and notices (if any) concerning such event pursuant to the next clause hereof); that a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA is subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof), and an event described in subsection .62, .63,
 .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 is reasonably expected to occur with respect to such Plan within the following 30 days; that an accumulated funding deficiency, within the meaning of Section 412 of the Code or
Section 302 of ERISA, has been incurred or an application may be or has been made for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under
Section 412 of the Code or Section 303 or 304 of ERISA with respect to a Plan; that any contribution required to be made with respect to a Plan or Foreign Pension Plan has not been timely made; that a Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability; that proceedings may be or have been instituted to terminate or appoint a trustee to administer a Plan which is subject to Title IV of ERISA; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; that the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate will or may incur any material liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409 or 502(i) or 502(l) of
ERISA or with respect to a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code; or that the Borrower or any Subsidiary of the Borrower may incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan or any Foreign Pension Plan. The Borrower will deliver to each of the Banks (i) a complete copy of the annual report (on Internal Revenue Service Form 5500-series) of each Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service and (ii) copies of any records, documents or other information that must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA. In addition to any certificates or notices delivered to the Banks pursuant to the first sentence hereof, copies of annual reports and any records, documents or other information required to be furnished to the PBGC, and any material notices received by the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate with respect to any Plan or Foreign Pension Plan shall be delivered to the Banks no later than ten (10) days after the date such annual report has been filed with the Internal Revenue Service or such records, documents and/or information has been furnished to the PBGC or such notice has been received by the Borrower, the Subsidiary or the ERISA Affiliate, as applicable.

          8.08 End of Fiscal Years; Fiscal Quarters.  The Borrower will cause
               ------------------------------------
(i) each of its, and each of its Subsidiaries', fiscal years to end on December 31 and (ii) each of its, and each of its Subsidiaries', fiscal quarters to end on March 31, June 30, September 30 and December 31, provided any such fiscal
                                                    --------
year or fiscal quarter, as the case may be, may be modified so long as (i) no Default or Event of Default then exists or would result therefrom, (ii) the Borrower shall have given the Agents at least 10 Business Days' prior written notice thereof and (iii) at the time of such modification, the Borrower and the Required Banks shall have entered into certain technical amendments and modifications to this Agreement to preserve the intent of the parties with respect to the covenants and agreements set forth in Section 6.03, Sections 9.08 through 9.11, inclusive, the definitions of Applicable Commitment Percentage and Applicable Margin and any other provisions of this Agreement deemed appropriate by the Agents and the Borrower.

          8.09 Performance of Obligations.  The Borrower will, and will cause
               --------------------------
each of its Subsidiaries to, perform all of its obligations under the terms of each mortgage, deed of trust, indenture, security agreement, loan agreement or credit agreement and each other material agreement, contract or instrument by which it or any Real Property is bound, except such non-performances as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

          8.10 Payment of Taxes.  The Borrower will pay and discharge, and
               ----------------
will cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims for sums that have become due and payable which, if unpaid, might become a Lien not otherwise permitted under
Section 9.01(i); provided, that neither the Borrower nor any of its
                 --------
Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP.

          8.11 Certain Requirements with Respect to Acquisitions/Construction
               --------------------------------------------------------------
of Qualified Hotel Properties.  Unless the Required Banks otherwise agree in
-----------------------------
writing (as described in the definition of Qualified Hotel Property) with respect to any Qualified Hotel Property acquired or for which construction commences after the Original Effective Date, no later than 10 days after any acquisition (including any acquisition effected by the acquisition of a Subsidiary) or the commencement of any construction, of a Qualified Hotel Property by any Subsidiary of the Borrower, the Administrative Agent shall have received (and shall have promptly delivered copies to each Bank):

          (i) a certificate from an Authorized Officer of the Borrower in the form of Exhibit H with appropriate insertions (the
     "Acquisition/Construction Certificate") certifying that the Borrower has received each of the following, and each of the following is acceptable to the Borrower in accordance with its customary practice:

               (u) evidence of a commitment for insured title to such Hotel Property evidencing that such title is free and clear of all defects and encumbrances except Permitted Liens;

               (v) a recent survey of such Hotel Property certified by a licensed professional surveyor;

               (w) in the case of an acquisition, a certificate of occupancy or, in the case of construction, a permit allowing commencement of construction (or such other proof of compliance with local ordinances which are customarily obtained prior to the commencement of construction in the relevant jurisdiction) with respect to such Hotel Property;

               (x) a recent Phase I (and to the extent deemed necessary by the Borrower in accordance with its customary practice, Phase II) environmental assessment on such Hotel Property from an independent environmental firm;

               (y) in the case of an acquisition and if such reports are available, recent engineering reports on such Hotel Property prepared by an independent engineering firm; and

               (z) to the extent such Hotel Property is not otherwise covered by the Borrower's existing insurance, a certificate of insurance evidencing that there has been obtained insurance coverage for such Hotel Property which satisfies the requirements of Section 8.03 and all of such coverage is in full force and effect; and

          (ii) an officer's certificate of the Borrower certifying (x) the proposed cost to acquire or construct, as the case may be, the respective Qualified Hotel Property, including, in the case of an acquisition, the amount expected to be used to pay fees and expenses in connection therewith and (y) in the case of an acquisition the amount anticipated to be spent within one year after the date of the acquisition of such Qualified Hotel Property to make improvements on such Qualified Hotel Property so acquired to bring it up to the Borrower's standards.

          8.12 Additional Security; Further Assurances.  (a)  On the
               ---------------------------------------
Restatement Effective Date and thereafter, at the reasonable request from time to time by the Administrative Agent, the Borrower will, and will cause each of the Subsidiary Guarantors to, grant to the Collateral Agent security interests in such assets and properties (other than Real Property) of the Borrower and such Subsidiary Guarantors, which assets and property are of the kind that are the subject of the Pledge Agreement and/or the Security Agreement and which are not covered by the original Security Documents (collectively, the "Additional Security Documents"). All such security interests shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Agents and shall constitute valid and enforceable perfected security interests superior to and prior to the rights of all third Persons and subject to no other Liens except for Permitted Liens. The Additional Security Documents or instruments related thereto shall have been duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Additional Security Documents and all taxes, fees and other charges payable in connection therewith shall have been paid in full.

          (b) On the Restatement Effective Date and thereafter, the Borrower will, and will cause each of the Subsidiary Guarantors to, at the expense of the Borrower, take such further reasonable steps relating to the collateral covered by any of the Security Documents as the Collateral Agent may reasonably require which are necessary to maintain the liens and security interest pursuant to the Security Documents. Furthermore, the Borrower will cause to be delivered to the Collateral Agent such opinions of counsel and other related documents as may be reasonably requested by the Agents to assure itself that this Section 8.12 has been complied with.

          (c)  The Borrower agrees that each action required above by this
Section 8.12 shall be completed within 90 days after such action is either requested to be taken by the Agents or the Required Banks or required to be taken by the Borrower and the Subsidiary Guarantors pursuant to the terms of this Section 8.12; provided that (x) in no event will the Borrower be required
                   --------
to take any action, other than using its best efforts, to obtain consents from third parties with respect to its compliance with this Section 8.12 and (y) the Borrower shall not be deemed to be in default under its obligations under this clause (c) to the extent that any action is not completed within the time required hereunder solely by reason of the failure of a third Person to take such actions provided that the Borrower has utilized, and continues to utilize, its best efforts to cause such third Person to take such action.

          8.13 Foreign Subsidiaries Security.  If following a change in the
               -----------------------------
relevant sections of the Code or the regulations, rules, rulings, notices or other official pronouncements issued or promulgated thereunder, counsel for the Borrower reasonably acceptable to the Agents does not within 30 days after a request from the Agents or the Required Banks deliver evidence, in form and substance mutually satisfactory to the Agents and the Borrower, with respect to any Foreign Subsidiary of the Borrower which has not already had all of its stock pledged pursuant to the Pledge Agreement that (i) a pledge of 66-2/3% or more of the total combined voting power of all classes of capital stock of such Foreign Subsidiary entitled to vote, (ii) the entering into by such Foreign Subsidiary of a security agreement in substantially the form of the Security Agreement and (iii) the entering into by such Foreign Subsidiary of a guaranty in substantially the form of the Subsidiaries Guaranty, in any such case would cause the undistributed earnings of such Foreign Subsidiary as determined for Federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary's United States parent for Federal income tax purposes, then in the case of a failure to deliver the evidence described in clause (i) above, that portion of such Foreign Subsidiary's outstanding capital stock not theretofore pledged pursuant to the Pledge Agreement shall be pledged to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Pledge Agreement (or another pledge agreement in substantially similar form, if needed), and in the case of a failure to deliver the evidence described in clause (ii) above, such Foreign Subsidiary (to the extent that same is a Wholly-Owned Foreign Subsidiary) will execute and deliver the Security Agreement (or another security agreement in substantially similar form, if needed), granting the Secured Creditors a security interest in all of such Foreign Subsidiary's assets and securing the Obligations of the Borrower under the Credit Documents and under any Interest Rate Protection Agreement or Other Hedging Agreement and, in the event the Subsidiaries Guaranty shall have been executed by such Foreign Subsidiary, the obligations of such Foreign Subsidiary thereunder, and in the case of a failure to deliver the evidence described in clause (iii) above, such Foreign Subsidiary (to the extent that same is a Wholly-Owned Foreign Subsidiary) will execute and deliver the Subsidiaries Guaranty (or another guaranty in substantially similar form, if needed), guaranteeing the Obliga tions of the Borrower under the Credit Documents and under any Interest Rate Protection Agreement or Other Hedging Agreement, in each case to the extent that the entering into such Security Agreement or Subsidiaries Guaranty is permitted by the laws of the respective foreign jurisdiction and with all documents delivered pursuant to this Section 8.13 to be in form and substance reasonably satisfactory to the Agents.

          8.14 Hotel Property Management.  The Borrower will take, and will
               -------------------------
cause each of its Subsidiaries to take, all action necessary so that each Qualified Hotel Property is managed by either the Subsidiary Guarantor owning such Qualified Hotel Property or another Wholly-Owned Subsidiary of the Borrower, provided that such Qualified Hotel Property may be managed by a Person other than such owner or such Wholly-Owned Subsidiary of the Borrower so long as
(i) such manager is a Permitted Facility Manager, (ii) such Permitted Facility Manager executes and delivers a Hotel Property Management Agreement and Manager Subordination Agreement.

          8.15 Maintenance of Corporate Separateness.   (a)  The Borrower will,
               -------------------------------------
and will cause each of its Unrestricted Subsidiaries to, satisfy customary corporate formalities, including the holding of regular board of directors' and shareholders' meetings or action by directors or shareholders without a meeting and the maintenance of corporate offices and records. Neither the Borrower nor any of its Subsidiaries will make any payment to a creditor of any Unrestricted Subsidiary in respect of any liability of any Unrestricted Subsidiary, and no bank account of any Unrestricted Subsidiary shall be commingled with any bank account of the Borrower or any of its Subsidiaries. Any financial statements distributed to any creditors of any Unrestricted Subsidiary shall clearly establish or indicate the corporate separateness of such Unrestricted Subsidiary from the Borrower and its Subsidiaries. Finally, neither the Borrower nor any of its Subsidiaries shall take any action, or conduct its affairs in a manner, which is likely to result in the corporate existence of the Borrower or any of its Subsidiaries or Unrestricted Subsidiaries being ignored, or in the assets and liabilities of the Borrower or any of its Subsidiaries being substantively consolidated with those of any other such Person or any Unrestricted Subsidiary in a bankruptcy, reorganization or other insolvency proceeding.

          (b) All Hotel Properties owned by the Borrower or a Subsidiary shall be owned by a Wholly-Owned Subsidiary of the Borrower which is a Foreign Subsidiary or by a Subsidiary Guarantor. All Qualified Hotel Properties which are located in the United States will be owned by a Subsidiary Guarantor which is organized under the laws of a state in the United States.

          SECTION 9.  Negative Covenants.  The Borrower covenants and agrees
                      ------------------
that on and after the Restatement Effective Date and until the Total Commitments and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder and thereunder, are paid in full:

          9.01 Liens.  The Borrower will not, and will not permit any of its
               -----
Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of the Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse to the Borrower or any Subsidiary of the Borrower), or assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute, provided that the provisions
                                                    --------
of this Section 9.01 shall not prevent the creation, incurrence, assumption or existence of the following Liens (collectively, "Permitted Liens"):

          (i) inchoate Liens for taxes, assessments or governmental charges or levies not yet due and payable or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles;

          (ii) Liens in respect of property or assets of the Borrower or any of its Subsidiaries imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', warehousemen's, materialmen's and mechanics' liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of the Borrower's or such Subsidiary's property or assets or materially impair the use thereof in the operation of the business of the Borrower or such Subsidiary or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

          (iii) Liens in existence on the Restatement Effective Date which are listed, and the property subject thereto described, in Schedule VII, but only to the respective date, if any, set forth in such Schedule VII for the removal and termination of any such Liens, but no renewals or extensions of such Liens shall be permitted;

          (iv)   Permitted Encumbrances;

          (v)    Liens created pursuant to the Security Documents;

          (vi) leases or subleases granted to other Persons not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries or the interest of a ground lessor arising by operation of law in real property interests located on the property subject to such ground lease;

          (vii) Liens upon assets subject to Capitalized Lease Obligations to the extent such Capitalized Lease Obligations are permitted by Section 9.04(iii), provided that (x) such Liens only serve to secure the payment of
                --------
     Indebtedness arising under such Capitalized Lease Obligation and (y) the Lien encumbering the asset giving rise to the Capitalized Lease Obligation does not encumber any other asset of the Borrower or any of the Borrower's Subsidiaries;

          (viii) Liens placed upon equipment or machinery used in the ordinary course of business of the Borrower or any of its Subsidiaries at the time of acquisition thereof by the Borrower or any such Subsidiary or within 90 days thereafter to secure Indebtedness incurred to pay all or a portion of the purchase price thereof, provided that (x) the aggregate outstanding
                                 --------
     principal amount of all Indebtedness secured by Liens permitted by this clause (viii) shall not at any time exceed $15,000,000 and (y) in all events, the Lien encumbering the equipment or machinery so acquired does not encumber any other asset of the Borrower or such Subsidiary;

          (ix) easements, rights-of-way, restrictions, encroachments and other similar charges or encumbrances, and minor title deficiencies, in each case not securing Indebtedness and not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries;

          (x) Liens arising from precautionary UCC financing statement filings in respect of operating leases;

          (xi) statutory and common law landlords' liens under leases to which the Borrower or any of its Subsidiaries is a party;

          (xii) Liens (other than Liens created or imposed under ERISA) incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety bonds, bids, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money), provided that the aggregate outstanding amount of obligations secured by
     --------
     Liens permitted by this clause (xii) (and the value of all cash and property encumbered by Liens permitted pursuant to this clause (xii)) shall not at any time exceed $10,000,000;

          (xiii) Liens arising out of judgments or awards in respect of which the Borrower or any of the Borrower's Subsidiaries shall in good faith be prosecuting an appeal or proceedings for review in respect of which there shall have been secured a subsisting stay of execution pending such appeal or proceedings, provided that the aggregate amount of all such judgments or
                     --------
     awards does not exceed $10,000,000 at any time outstanding;

          (xiv) Liens on Escrowed Securities, for the benefit of the holders of the New Subordinated Notes, to secure payments on or with respect to the New Subordinated Notes or interest thereon, provided that such Liens are established in connection with the issuance of such New Subordinated Notes and such Escrowed Securities and the proceeds thereof are used solely to make payments in respect of the related New Subordinated Notes;

          (xv) Liens on property or assets acquired pursuant to a Hotel Property acquisition effected pursuant to Section 9.02(viii), or on property or assets of a Subsidiary of the Borrower in existence at the time such property or assets are acquired pursuant to such Hotel Property acquisition, provided that (i) any Indebtedness that is secured by such
                  --------
     Liens is permitted to exist under Section 9.04(ix) and (ii) such Liens are not incurred in connection with or in anticipation of such Hotel Property acquisition and do not attach to any other asset of the Borrower or any of its Subsidiaries;

          (xvi) Liens upon cash and Cash Equivalents not exceeding $15,000,000 at any one time to secure Indebtedness in respect of any letters of credit issued pursuant to Section 9.04(x); and

          (xvii) additional Liens incurred by the Borrower and its Subsidiaries so long as the aggregate amount of the Indebtedness and other obligations secured thereby, do not exceed $1,000,000.

          9.02 Consolidation, Merger, Purchase or Sale of Assets, etc.  The
               -------------------------------------------------------
Borrower will not, and will not permit any of the Borrower's Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any part of its property or assets, or enter into any sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business) of any Person, except that:

          (i) Capital Expenditures by the Borrower and its Subsidiaries shall be permitted to the extent not in violation of Section 9.07;

          (ii) the Borrower and each of its Subsidiaries may in the ordinary course of business, sell or otherwise dispose of equipment and materials which, in the reasonable opinion of such Person, are obsolete, uneconomic or no longer useful in the conduct of such Person's business;

          (iii) Investments may be made to the extent permitted by Section
     9.05;

          (iv) the Borrower and each of its Subsidiaries may lease (as lessee) real or personal property in the ordinary course of business (so long as any such lease does not create a Capitalized Lease Obligation unless permitted by Section 9.04(iii));

          (v) the Borrower and each of its Subsidiaries may make sales of inventory in the ordinary course of business;

          (vi) each of the Borrower and its Subsidiaries may sell other assets (other than less than all of the capital stock of any Subsidiary held by the Borrower and its Subsidiaries) so long as (i) no Default or Event of Default then exists or would result therefrom, (ii) each such sale is in an arm's-length transaction and the Borrower or the respective Subsidiary receives at least fair market value (as determined in good faith by the Borrower or such Subsidiary, as the case may be), (iii) at least 75% of the total consideration received by the Borrower or such Subsidiary is cash and is received at the time of the consummation of such sale and (iv) the amount of the proceeds received from the assets sold pursuant to this clause (vi) shall not exceed (A) $10,000,000 per such sale (or in a series of related sales) and (B) $25,000,000 in the aggregate for all such sales in any fiscal year of the Borrower;

          (vii) each of the Borrower and its Subsidiaries may sell other assets (other than less than all of the capital stock of any Subsidiary held by the Borrower and its Subsidiaries) so long as (i) no Default or Event of Default then exists or would result therefrom, (ii) each such sale is in an arm's-length transaction and the Borrower or the respective Subsidiary receives at least fair market value (as determined in good faith by the Borrower or such Subsidiary, as the case may be), (iii) at least 75% of the total consideration received by the Borrower or such Subsidiary is cash and is received at the time of the consummation of such sale, (iv) the aggregate amount of the proceeds received from all assets sold pursuant to this clause (vii) shall not exceed $35,000,000 in any fiscal year of the Borrower and (v) the Net Sale Proceeds therefrom are either applied as provided in Section 4.02(d) or reinvested in assets to the extent permitted by Section 4.02(d);

          (viii) any of the Borrower's Subsidiaries may acquire or construct Hotel Properties (including by purchasing the capital stock or partnership interests of the Person or Persons that own such Hotel Properties);

          (ix) the Borrower may transfer assets to a Subsidiary Guarantor, and any Wholly-Owned Subsidiary of the Borrower may merge with and into any Subsidiary Guarantor which is a Wholly-Owned Subsidiary, in each case so long as the respective Subsidiary Guarantor is the surviving corporation of any such merger;

          (x) each of the Borrower and its Subsidiaries may grant leases or subleases to other Persons not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries; and

          (xi) each of the Borrower and its Subsidiaries may, in the ordinary course of business, license, as licensor or licensee, patents, trademarks, copyrights and know-how to third Persons and to one another so long as any such license by the Borrower or any other Credit Party in its capacity as licensor is permitted to be assigned pursuant to the Security Agreement (to the extent that the security interest in such patents, trademarks, copyrights and know-how is granted thereunder) and does not otherwise prohibit the granting of a Lien by the Borrower or any other Credit Party pursuant to the Security Agreement in the intellectual property covered by such license.

To the extent the Required Banks or all of the Banks, as the case may be, waive the provisions of this Section 9.02 with respect to the sale of any Collateral, or any Collateral is sold or otherwise disposed of as permitted by this Section 9.02, such Collateral shall be sold or otherwise disposed of free and clear of the Liens created by the Security Documents, and the Administrative Agent and the Collateral Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

          9.03  Dividends.  The Borrower will not, and will not permit any of
                ----------
its Subsidiaries to, authorize, declare or pay any Dividends with respect to the Borrower or any of its Subsidiaries, except that (i) any Subsidiary of the Borrower may pay cash Dividends to the Borrower or to a Wholly-Owned Subsidiary of the Borrower, (ii) so long as there shall exist no Default under Section
10.01 or Event of Default (both before and after giving effect to the payment thereof) any non-Wholly-Owned Subsidiary of the Borrower may pay cash Dividends to its shareholders or partners generally so long as the Borrower or its respective Subsidiary which owns the equity interest or interests in the Subsidiary paying such Dividends receives at least its proportionate share thereof (based upon its relative holdings of equity interests in the Subsidiary paying such Dividends and taking into account the relative preferences, if any, of the various classes of equity interests in such Subsidiary) and (iii) so long as there shall exist no Default or Event of Default (both before and after giving effect to the payment thereof), the Borrower may pay Dividends so long as the aggregate amount of Dividends paid by the Borrower pursuant to this clause
(iii) shall not exceed $10,000,000 in any fiscal year of the Borrower. For purposes of this Section 9.03, the amount of any non-cash Dividends shall be deemed to be the greater of the book value or the fair market value thereof at the time of the declaration thereof.

          9.04  Indebtedness.  The Borrower will not, and will not permit any
                -------------
of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

          (i) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

          (ii)  Existing Indebtedness to the extent the same is listed on
     Schedule V, but no refinancings or renewals thereof;

          (iii) Indebtedness of the Borrower and its Subsidiaries evidenced by Capitalized Lease Obligations to the extent permitted pursuant to Section 9.07, provided that in no event shall the aggregate principal amount of
           --------
     Capitalized Lease Obligations permitted by this clause (iii) exceed $15,000,000 at any time outstanding;

          (iv) Indebtedness of the Borrower and its Subsidiaries subject to Liens permitted under Section 9.01(viii) or to the extent that such Indebtedness does not constitute Indebtedness of a type described in clause
     (i), (ii), (iii), (iv) or (v) of the definition of Indebtedness, Liens permitted under Section 9.01(xii) or (xiii);

          (v) intercompany Indebtedness among the Borrower and Subsidiaries of the Borrower to the extent permitted by Section 9.05(iv);

          (vi) Indebtedness of the Borrower under Interest Rate Protection Agreements;

          (vii) Indebtedness under Other Hedging Agreements providing protection against fluctuations in currency values in connection with the Borrower's or any of its Subsidiaries' ordinary course of business operations so long as management of the Borrower or such Subsidiary, as the case may be, has determined in good faith that the entering into of such Other Hedging Agreements are bona fide hedging activities;

          (viii) unsecured subordinated Indebtedness of the Borrower (the "New Subordinated Notes") so long as (w) the aggregate initial principal amount thereof (exclusive of any initial Escrowed Amount in respect thereof) does not exceed the Aggregate Permitted Amount, (x) except in the case of the 9.15% Senior Subordinated Notes, at least 10 days prior to the issuance thereof, the Borrower shall have delivered to each of the Banks substantially final drafts of the documents pursuant to which the New Subordinated Notes are to be issued and with any changes thereto made after the initial delivery of such documents to be delivered to the Agents and with any significant changes thereto made after such initial delivery to be delivered to each of the Banks at least three days prior to the issuance of such New Subordinated Notes, (y) all terms and conditions of the New Subordinated Notes and the documentation with respect thereto (including, without limitation, the maturity thereof, the interest rate applicable thereto, the required repayments with respect thereto, the covenants, events of default and ranking provisions with respect thereto) shall be in form and substance reasonably satisfactory to each Agent, and (z) no Default or Event of Default then exists or would result therefrom;

          (ix) Indebtedness of a Subsidiary acquired pursuant to a Hotel Property acquisition, provided that (i) such Indebtedness was not incurred
                           --------
     in connection with or in anticipation of such Hotel Property acquisition,
     (ii) such Indebtedness does not constitute Indebtedness for borrowed money, it being understood and agreed that Capitalized Lease Obligations and purchase money Indebtedness shall not constitute Indebtedness for borrowed money for purposes of this clause (ix), and (iii) at the time of such Hotel Property acquisition such Indebtedness does not exceed 10% of the total value of the assets of the Subsidiary so acquired; and

          (x) additional Indebtedness of the Borrower and its Subsidiaries not to exceed $15,000,000 in aggregate principal amount at any time outstanding.

          9.05   Advances, Investments and Loans.  The Borrower will not, and
                 --------------------------------
will not permit any of its Subsidiaries to, directly or indirectly, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or hold any cash or Cash Equivalents (each of the foregoing an "Investment" and, collectively, "Investments"), except that the following shall be permitted:

          (i) the Borrower and its Subsidiaries may acquire and hold accounts receivables owing to any of them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms, and the Borrower and its Subsidiaries may own Investments received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

          (ii) the Borrower and its Subsidiaries may acquire and hold cash and Cash Equivalents;

          (iii) the Borrower may enter into Interest Rate Protection Agreements to the extent permitted by Section 9.04(vi);

          (iv) the Borrower and its Subsidiaries may make intercompany loans and advances to one another so long as (i) no more than $10,000,000 in aggregate principal amount of intercompany loans may be outstanding at any one time to Subsidiaries that are not Subsidiary Guarantors (determined without regard to any write-downs or write-offs thereof) and (ii) each intercompany loan or advance, the principal amount of which exceeds $500,000, shall be evidenced by a note that is pledged to the Collateral Agent pursuant to (and to the extent required by) the Pledge Agreement;

          (v) the Borrower and its Subsidiaries may make loans and advances in the ordinary course of business to their respective employees so long as the aggregate principal amount thereof at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $5,000,000;

          (vi) the Borrower and its Subsidiaries may enter into Other Hedging Agreements to the extent permitted by Section 9.04(vii);

          (vii) the Borrower and its Subsidiaries may receive non-cash consideration in connection with any asset sale permitted by Sections 9.02(vi) and (vii) but only to the extent set forth in such Sections 9.02(vi) and (vii);

          (viii) the Borrower may purchase securities (the "Escrowed Securities") with the proceeds of the Escrowed Amount at such time;

          (ix) the Borrower and its Subsidiaries may acquire Hotel Properties consisting in whole or in part of stock acquisitions (and otherwise in compliance with this Agreement); and

          (x) in addition to investments permitted by clauses (i) through (x) above, the Borrower and its Wholly-Owned Subsidiaries may make investments in Unrestricted Subsidiaries, so long as the aggregate amount invested pursuant to this clause (x) does not exceed $25,000,000 in the aggregate.

          9.06   Transactions with Affiliates.  The Borrower will not, and will
                 -----------------------------
not permit any of its Subsidiaries to, enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with
(x) any Affiliate of the Borrower or any of its Subsidiaries or (y) any Unrestricted Subsidiary, other than in the ordinary course of business and on terms and conditions substantially as favorable to the Borrower or such Subsidiary as would reasonably be obtained by the Borrower or such Subsidiary at that time in a comparable arm's-length transaction with a Person other than an Affiliate, except that notwithstanding the foregoing:

          (i)    Dividends may be paid to the extent provided in Section 9.03;

          (ii) loans may be made and other transactions may be entered into by and among the Borrower and the Borrower's Subsidiaries to the extent permitted by Section 9.02, 9.04 or 9.05;

          (iii) customary fees may be paid to non-officer directors of the Borrower; and

          (iv) Subsidiaries of the Borrower may pay management and similar fees to the Borrower or any Wholly-Owned Subsidiary of the Borrower.

          9.07   Capital Expenditures.  (a)  The Borrower will not, and will
                 ---------------------
not permit any of its Subsidiaries to make any Capital Expenditures (other than such Capital Expenditures of the type permitted by clauses (b), (c) and (d) hereof), except that the Borrower and its Subsidiaries may make Capital Expenditures in an aggregate amount not to exceed the Permitted CapEx Amount at the time of such Capital Expenditure.

          (b) In addition to the foregoing, the Borrower and its Subsidiaries may effect construction and acquisitions of Hotel Properties.

          (c) In addition to the Capital Expenditures permitted pursuant to preceding clauses (a) and (b) the Borrower and its Subsidiaries may make additional Capital Expenditures consisting of the reinvestment of proceeds of Recovery Events not required to be applied as a mandatory repayment pursuant to
Section 4.02(g).

          (d) In addition to the Capital Expenditures permitted pursuant to preceding clauses (a), (b) and (c) the Borrower and its Subsidiaries may make additional Capital Expenditures in an aggregate amount not to exceed the CapEx Cumulative Basket at the time of such Capital Expenditure.

          (e)  For purposes of determining compliance with Sections 9.07(a) and
(d), the amount of Capital Expenditures shall be first applied to the amount permitted under Section 9.07(a) at the time of such Capital Expenditures to the extent permitted thereby and thereafter to the amount permitted under Section 9.07(d).

          9.08 Consolidated Interest Coverage Ratio.  The Borrower will not
               ------------------------------------
permit the Consolidated Interest Coverage Ratio for any Test Period ending during a fiscal quarter of the Borrower set forth below to be less than the ratio set forth opposite such fiscal quarter below:

          Fiscal Quarter Ended in              Ratio
          -----------------------              -----
               or Closest to
               -------------
     March 1998                              1.50:1.00
     June 1998                               1.50:1.00
     September 1998                          1.50:1.00
     December 1998                           1.50:1.00
     March 1999                              1.75:1.00
     June 1999                               1.75:1.00
     September 1999                          1.75:1.00
     December 1999                           1.75:1.00
     March 2000                              2.00:1.00
     June 2000                               2.00:1.00
     September 2000                          2.00:1.00
     December 2000                           2.00:1.00
     March 2001
       and each Fiscal Quarter thereafter    2.25:1.00

          9.09 Maximum Run Rate Leverage Ratio.  The Borrower will not permit
               --------------------------------
the Run Rate Leverage Ratio at any time during a fiscal quarter of the Borrower set forth below to be greater than (x) at any time prior to date on which the conditions set forth in the proviso to the definition of Specific Borrowing Conditions have been met, the ratio set forth opposite such fiscal quarter below:

          Fiscal Quarter Ended in              Ratio
          -----------------------              -----
               or Closest to
               -------------
     March 1998                              6.50:1.00
     June 1998                               6.50:1.00
     September 1998                          6.00:1.00
     December 1998                           6.00:1.00
     March 1999                              6.00:1.00
     June 1999                               6.00:1.00
     September 1999                          6.00:1.00
     December 1999                           6.00:1.00
     March 2000                              5.25:1.00
       and each fiscal quarter thereafter

or (y) at any time on or after the date on which the conditions set forth in the proviso to the definition of Specific Borrowing Conditions have been met, the ratio set forth opposite such fiscal quarter below:

          Fiscal Quarter Ended in              Ratio
          -----------------------              -----
               or Closest to
               -------------
     March 1998                              7.00:1.00
     June 1998                               7.00:1.00
     September 1998                          7.00:1.00
     December 1998                           7.00:1.00
     March 1999                              6.50:1.00
     June 1999                               6.50:1.00
     September 1999                          6.50:1.00
     December 1999                           6.50:1.00
     March 2000                              5.75:1.00
       and each fiscal quarter thereafter

          9.10  Maximum Senior Debt Leverage Ratio.  At any time after the
                -----------------------------------
conditions set forth in the proviso to the definition of Specific Borrowing Conditions have been met, the Borrower will not permit the Senior Debt Leverage Ratio at any time during a fiscal quarter set forth below to be greater than the ratio set forth opposite such fiscal quarter below:

          Fiscal Quarter Ended in              Ratio
          -----------------------              -----
               or Closest to
               -------------
     March 1998                              5.00:1.00
     June 1998                               5.00:1.00
     September 1998                          5.00:1.00
     December 1998                           5.00:1.00
     March 1999                              4.50:1.00
     June 1999                               4.50:1.00
     September 1999                          4.50:1.00
     December 1999                           4.50:1.00
     March 2000                              3.75:1.00
       and each fiscal quarter thereafter

          9.11  Maximum Debt to Capitalization Ratio .  The Borrower will not
                -------------------------------------
permit Consolidated Debt at any time to be more than 55% of Consolidated Capitalization at such time.

          9.12  Limitation on Payments of Certain Indebtedness; Modifications of
                ----------------------------------------------------------------
Certain Indebtedness; Modifications of Certificate of Incorporation, By-Laws and
--------------------------------------------------------------------------------
Certain Agreements; etc.  The Borrower will not, and will not permit any of the
------------------------
Borrower's Subsidiaries to, (i) make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption or acquisition for value of, or any prepayment or redemption as a result of any change of control or similar event of, including, in each case without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due, any New Subordinated Notes, (ii) amend or modify, or permit the amendment or modification of, any provision of the New Subordinated Notes or any agreement (including, without limitation, any purchase agreement, indenture or loan agreement) related thereto other than amendments not adverse to the interests of the Banks in any material respect provided that a copy of such amendment is delivered to the Agents at least 10 Business Days prior to the execution thereof by the Borrower, (iii) amend or modify, or permit the amendment or modification of, any provision of any Hotel Property Management Agreement between the Borrower and a Person other than a Subsidiary Guarantor (other than any amendment or modification thereto which would not violate or be inconsistent with any of the terms or provisions of this Agreement and the other Credit Documents and could not be adverse to the interests of the Banks in any respect) or enter into any new management agreement (other than Hotel Property Management Agreements, if applicable, entered into in connection with the acquisition or construction of new Hotel Properties), or (iv) amend, modify or change its certificate of incorporation (including, without limitation, by the filing or modification of any certificate of designation) or by-laws, or any agreement entered into by it, with respect to its capital stock, or enter into any new agreement with respect to its capital stock, other than any amendments, modifications or changes pursuant to this clause (iv) or any such new agreements which are not adverse in any respect to the interests of the Banks.

          9.13  Limitation on Certain Restrictions on Subsidiaries.  The
                ---------------------------------------------------
Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary of the Borrower to
(a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Borrower or any of its Subsidiaries, or pay any Indebtedness owed to the Borrower or any Subsidiary of the Borrower, (b) make loans or advances to the Borrower or any Subsidiary of the Borrower or (c) transfer any of its properties or assets to the Borrower or any Subsidiary of the Borrower, except in each case for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Credit Documents, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or any Subsidiary of the Borrower, (iv) customary provisions restricting assignment of any licensing agreement entered into by the Borrower or any Subsidiary of the Borrower in the ordinary course of business and (v) customary provisions restricting the transfer of assets subject to Liens permitted under Section 9.01(vii) or (viii).

          9.14  Limitation on Issuance of Capital Stock.  (a)  The Borrower will
                ----------------------------------------
not issue (i) any preferred stock other than Qualified Preferred Stock or (ii) any redeemable common stock.

          (b) The Borrower will not permit any of its Subsidiaries to issue any capital stock (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, capital stock, except
(i) for transfers and replacements of then outstanding shares of capital stock,
(ii) for stock splits, stock dividends and similar or additional issuances which do not decrease the percentage ownership of the Borrower or any of the Borrower's Subsidiaries in any class of the capital stock of such Subsidiary,
(iii) to qualify directors to the extent required by applicable law, (iv) for issuances by newly created or acquired Subsidiaries in accordance with the terms of this Agreement or (v) issuances of capital stock to the Borrower or a Wholly-Owned Subsidiary provided that such capital stock is pledged to the Collateral Agent pursuant to the Security Documents.

          9.15  Business.  The Borrower will not, and will not permit any of
                ---------
its Subsidiaries to, engage (directly or indirectly) in any business other than the business in which the Borrower and its Subsidiaries are engaged on the Restatement Effective Date and reasonable extensions thereof and reasonably related thereto.

          9.16  Limitation on Creation of Subsidiaries.  Notwithstanding
                ---------------------------------------
anything to the contrary contained in this Agreement, the Borrower will not, and will not permit any of its Subsidiaries to establish, create or acquire after the Restatement Effective Date any

Subsidiary, provided that the Borrower and its Wholly-Owned Subsidiaries shall
            --------
be permitted to (i) establish or create one or more Wholly-Owned Subsidiaries so long as within a reasonable time from such establishment or creation (x) the capital stock of such new Wholly-Owned Subsidiary that is owned by any Credit Party is pledged pursuant to, and to the extent required by, the Pledge Agreement and the certificates representing such stock, together with stock powers duly executed in blank, are delivered to the Collateral Agent for the benefit of the Secured Creditors, (y) such new Wholly-Owned Subsidiary (other than a Wholly-Owned Foreign Subsidiary, except to the extent otherwise required pursuant to Section 8.13) executes a counterpart of the Subsidiaries Guaranty, the Pledge Agreement and the Security Agreement, and (z) such new Wholly-Owned Subsidiary, to the extent requested by the Agents or the Required Banks, takes all actions required pursuant to Section 8.12 and (ii) acquire a Person which immediately upon such acquisition will constitute a Subsidiary of the Borrower in connection with the acquisition of a Hotel Property so long as within a reasonable time from such acquisition (x) the capital stock of such Subsidiary that is owned by any Credit Party is pledged pursuant to, and to the extent required by, the Pledge Agreement and the certificates representing such stock, together with stock powers duly executed in blank, are delivered to the Collateral Agent for the benefit of the Secured Creditors, (y) such Subsidiary (including any such Subsidiary which is a Foreign Subsidiary) executes a counterpart of the Subsidiaries Guaranty, the Pledge Agreement and the Security Agreement, and (z) such Subsidiary, to the extent requested by the Agents or the Required Banks, takes all actions required pursuant to Section 8.12. In addition, each such Subsidiary shall execute and deliver, or cause to be executed and delivered, all other relevant documentation of the type described in Section 5 as such Subsidiary would have had to deliver if such new Wholly-Owned Subsidiary were a Credit Party on the Restatement Effective Date.

          9.17  Designated Senior Indebtedness.  The Borrower will not, and
                -------------------------------
will not permit any of its Subsidiaries to, designate any holder of Indebtedness, other than the Banks or their representative, to deliver blockage notices which the holders of senior debt are permitted to provide under the New Subordinated Notes.

          SECTION 10.  Events of Default.  Upon the occurrence of any of the
                       ------------------
following specified events (each an "Event of Default"):

          10.01 Payments.  The Borrower shall (i) default in the payment when
                ---------
due of any principal of any Loan or any Note or (ii) default, and such default shall continue unremedied for three or more Business Days, in the payment when due of any interest on any Loan or Note, any Unpaid Drawing or any Fees or any other amounts owing hereunder or under any other Credit Document; or

          10.02 Representations, etc.  Any representation or warranty made by
                ---------------------
any Credit Party herein or in any other Credit Document or in any certificate delivered to any

Agent or any Bank pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

          10.03  Covenants.  Any Credit Party shall (i) default in the due
                 ----------
performance or observance by it of any term, covenant or agreement contained in
Section 9 or (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement or any other Credit Document (other than as provided in Sections 10.01 and 10.02) and such default shall continue unremedied for a period of 45 days after written notice to the Borrower by the Administrative Agent or the Required Banks; or

          10.04  Default Under Other Agreements.  (i)  The Borrower or any of
                 -------------------------------
its Subsidiaries shall (x) default in any payment of any Indebtedness (other than the Obligations) beyond the period of grace or cure, if any, provided in the instrument or agreement under which such Indebtedness was created or (y) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Obligations) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity, or (ii) any Indebtedness (other than the Obligations) of the Borrower or any of its Subsidiaries shall be declared to be (or shall become) due and payable, or required to be prepaid other than by a regularly scheduled required prepayment (including, without limitation, by reason of the occurrence of a change of control or other similar event), prior to the stated maturity thereof, provided that it shall not be a Default or an
                                --------
Event of Default under clauses (i) or (ii) of this Section 10.04 unless the aggregate outstanding principal amount of all Indebtedness as described in such clauses (i) and (ii) is at least $15,000,000; or

          10.05  Bankruptcy, etc.   The Borrower or any of its Subsidiaries
                 ----------------
(other than an Immaterial Subsidiary) shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or here after in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Borrower or any of its Subsidiaries (other than an Immaterial Subsidiary) and the petition is not controverted within 15 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Borrower or any of its Subsidiaries (other than an Immaterial Subsidiary) or the Borrower or any of its Subsidiaries (other than an Immaterial Subsidiary) commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or here after in effect relating to the Borrower or any of its Subsidiaries (other than an Immaterial Subsidiary), or there is commenced against the Borrower or any of its Subsidiaries (other than an Immaterial Subsidiary) any such proceeding which remains undismissed for a period of 60 days, or the Borrower or any of its Subsidiaries (other than an Immaterial Subsidiary) is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Borrower or any of its Subsidiaries (other than an Immaterial Subsidiary) suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Borrower or any of its Subsidiaries (other than an Immaterial Subsidiary) makes a general assignment for the benefit of creditors; or any corporate action is taken by the Borrower or any of its Subsidiaries (other than an Immaterial Subsidiary) for the purpose of effecting any of the fore going; or

          10.06  ERISA.  (a) Any Plan shall fail to satisfy the minimum funding
                 ------
standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or
Section 303 or 304 of ERISA, a Reportable Event shall have occurred, a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA shall be subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph
(b)(1) thereof) and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 shall be reasonably expected to occur with respect to such Plan within the following 30 days, any Plan which is subject to Title IV of ERISA shall have had or is likely to have a trustee appointed to administer such Plan, any Plan which is subject to Title IV of ERISA is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made with respect to a Plan or a Foreign Pension Plan has not been timely made, the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate has incurred or is likely to incur any liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971
or 4975 of the Code or on account of a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code, or the Borrower or any Subsidiary of the Borrower has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or Plans or Foreign Pension Plans; (b) there shall result from any such event or events the imposition of a lien on, the granting of a security interest by, or a liability or a material risk of incurring a liability by, the Borrower, a Subsidiary of the Borrower or an ERISA Affiliate; and (c) such lien, security interest or liability, individually, and/or in the aggregate, in the opinion of the Required Banks, has had, or could reasonably be expected to have, a material adverse effect upon the business, operations, condition (financial or other wise) or prospects of the Borrower or any Subsidiary of the Borrower; or

          10.07  Security Documents.  At any time after the execution and
                 -------------------
delivery thereof, any of the Security Documents shall cease to be in full force and effect, or shall cease to give the Collateral Agent for the benefit of the Secured Creditors the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all of the Collateral in favor of the Collateral Agent, superior to and prior to the rights of all third Persons (except as permitted by Section 9.01), and subject to no other Liens (except as permitted by Section 9.01), provided that it shall not be a Default or Event of Default under this
Section 10.07 unless the value of the Collateral adversely affected thereby exceeds $500,000 in the aggregate; or

          10.08  Subsidiaries Guaranty.  At any time after the execution and
                 ----------------------
delivery thereof, the Subsidiaries Guaranty or any provision thereof shall cease to be in full force or effect as to any Subsidiary Guarantor (other than a Subsidiary Guarantor which is an Immaterial Subsidiary), or any Subsidiary Guarantor (other than a Subsidiary Guarantor which is an Immaterial Subsidiary) or any Person acting by or on behalf of such Subsidiary Guarantor shall deny or disaffirm such Subsidiary Guarantor's obligations under the Subsidiaries Guaranty or any Subsidiary Guarantor shall default in the due performance or observance of any material term, covenant or agreement on its part to be performed or observed pursuant to the Subsidiaries Guaranty; or

          10.09  Judgments.  One or more judgments or decrees shall be entered
                 ----------
against the Borrower or any of its Subsidiaries involving in the aggregate for the Borrower and its Subsidiaries a liability (not paid or not fully covered by a reputable and solvent insurance company) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 30 consecutive days, and the aggregate amount of all such judgments exceeds $15,000,000; or

          10.10  Manager Subordination Agreements.  Any Manager Subordination
                 ---------------------------------
Agreement (to the extent required pursuant to Section 8.14) or any provision thereof shall cease to be a legal, valid and binding obligation enforceable against any party to such Manager Subordination Agreement, or any party to a Manager Subordination Agreement (other than the Administrative Agent) or any Person acting by or on behalf of any such party shall deny or disaffirm such party's obligations under any such Manager Subordination Agreement, or any such party shall default in the due performance of any term, covenant or agreement on its part to be performed or observed pursuant to any such Manager Subordination Agreement, in each case so long as such event, act or condition would either individually or in the aggregate have a material adverse effect in the interests of the Banks; or

          10.11  Change of Control.  A Change of Control shall occur;
                 ------------------
then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent, upon the written request of the Required Banks, shall by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of any Agent, any Bank or the holder of any Note to enforce its claims against any Credit Party (provided,
                                                                       --------
that, if an Event of Default specified in Section 10.05 shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Administrative Agent to the Borrower as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitments terminated, whereupon all of the Commitments of each Bank shall forthwith terminate immediately and any Commitment Commission shall forthwith become due and payable without any other notice of any kind;
(ii) declare the principal of and any accrued interest in respect of all Loans and the Notes and all Obligations owing here under and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; (iii) terminate any Letter of Credit which may be terminated in accordance with its terms; (iv) direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 10.05 with respect to the Borrower, it will pay) to the Collateral Agent at the Payment Office such additional amount of cash, to be held as security by the Collateral Agent, as is equal to the aggregate Stated Amount of all Letters of Credit issued for the account of the Borrower and then outstanding; (v) enforce, as Collateral Agent, all of the Liens and security interests created pursuant to the Security Documents; and (vi) apply any cash collateral held by the Administrative Agent pursuant to Section 4.02 to the repayment of the Obligations.

          SECTION 11.  Definitions and Accounting Terms.
                       ---------------------------------

          11.01  Defined Terms.  As used in this Agreement, the following terms
                 --------------
shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "9.15% Senior Subordinated Notes" shall mean the New Subordinated Notes consisting of the Borrower's 9.15% Senior Subordinated Note due 2008 having terms and conditions as described in the Preliminary Offering Memorandum.

          "Acquisition/Construction Certificate" shall have the meaning provided in Section 8.11.

          "Additional Security Documents" shall have the meaning provided in
Section 8.12(a).

          "Adjusted Consolidated Net Income" shall mean for any period Consolidated Net Income of the Borrower and its Subsidiaries for such period plus, without duplication, the sum of the amount of all net non-cash charges (including, without limitation, depreciation, amortization, deferred tax expense, non-cash interest expense) and net non-cash losses which were included in arriving at Consolidated Net Income for such period less the sum of the amount of all net non-cash gains and gains from the sale of assets (other than sales of inventory in the ordinary course of business) which were included in arriving at Consolidated Net Income for such period.

          "Adjusted Consolidated Working Capital" at any time shall mean Consolidated Current Assets (but excluding therefrom all cash and Cash Equivalents) less Consolidated Current Liabilities at such time.

          "Administrative Agent" shall mean IBJ in its capacity as Administrative Agent (including in its capacity as Collateral Agent) for the Banks hereunder, and shall include any successor to the Administrative Agent appointed pursuant to Section 12.09.

          "Affiliate" shall mean, with respect to any Person, any other Person
(i) directly or indirectly controlling (including, but not limited to, all directors, officers and partners of such Person) controlled by, or under direct or indirect common control with, such Person or (ii) that directly or indirectly owns more than 5% of any class of the voting securities or capital stock of or equity interests in such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

          "Agent" shall mean the Administrative Agent and the Syndication Agent.

          "Aggregate Permitted Amount" shall mean, on any date of determination, an amount equal to $300,000,000 plus the sum of (i) the lesser of $300,000,000 or the Net Subordinated Notes Amount (determined on the date of issuance thereof) of New Subordinated Notes issued by the Borrower within six months after the Original Effective Date plus (ii) 50% of the Net Equity Proceeds received by the Borrower from issuances of its common equity after July 21, 1997 and on or prior to such date, plus (iii) 33% of the Net Debt Proceeds received by the Borrower from any issuance by it on or prior to such date of Qualified Convertible Subordinated Notes (excluding any Qualified Convertible Subordinated Notes already included as an adjustment pursuant to preceding clause (i)).

          "Agreement" shall mean this Credit Agreement, as modified, supplemented (including, without limitation, pursuant to Tranche C Supplements), amended, restated, extended, renewed, refinanced or replaced from time to time.

          "Annualized Corporate Overhead Amount" shall mean, for any period, the amount of corporate overhead for the Borrower and its Subsidiaries determined on a consolidated basis for the last three fiscal months in such period multiplied by four.

          "Applicable B Margin" shall mean in the case of Tranche B Term Loans maintained as (x) Base Rate Loans, 1.75% and (y) Eurodollar Loans, 2.75%.

          "Applicable C Margin" shall mean, with respect to Tranche C Term Loans incurred under a Tranche C Term Loan Sub-Facility, the percentages set forth in the applicable Tranche C Supplement, provided that in no event shall the
                                     --------
Applicable C Margin exceed in the case of (x) Base Rate Loans, 4.00% and (y) Eurodollar Loans, 5.00%.

          "Applicable Commitment Commission Percentage" and the "Applicable A/RF Margin" shall mean, on any date, the percentage per annum set forth below opposite the Consolidated Leverage Ratio indicated to have been achieved on such date:

                                  APPLICABLE                          APPLICABLE A/RF
                                 COMMITMENT       APPLICABLE A/RF        MARGIN FOR
             CONSOLIDATED        COMMISSION    MARGIN FOR BASE RATE      EURODOLLAR
LEVEL       LEVERAGE RATIO       PERCENTAGE            LOANS               LOANS
  1    Less than  3.00:1.00         0.250%                0%                  1.0%
  2    Greater than or equal        0.300%            0.250%                1.250%
       to 3.00:1.00 but less
       than 3.50:1.00
  3    Greater than or equal        0.350%            0.500%                1.500%
       to 3.50:1.00 but less
       than 4.00:1.00
  4    Greater than or equal        0.375%            0.750%                1.750%
       to 4.00:1.00 but less
       than 4.50:1.00

                                  APPLICABLE                          APPLICABLE A/RF
                                 COMMITMENT       APPLICABLE A/RF        MARGIN FOR
             CONSOLIDATED        COMMISSION    MARGIN FOR BASE RATE      EURODOLLAR
LEVEL       LEVERAGE RATIO       PERCENTAGE            LOANS               LOANS
  5    Greater than or equal        0.375%            1.000%                2.000%
       to 4.50:1.00 but less
       than 5.00:1.00
  6    Greater than or equal        0.425%            1.125%                2.125%
       to 5.00:1.00 but less
       than 5.50:1.00
  7    Greater than or equal        0.475%            1.250%                2.250%
       to 5.50:1.00 but less
       than 6.00:1.00
  8    Greater than or equal        0.500%            1.375%                2.375%
       to 6.00:1.00

          Notwithstanding anything to the contrary contained in the table set forth above, if at least $200,000,000 of gross cash proceeds are received within twelve months after the Original Effective Date from the issuance of New Subordinated Notes or shares of equity, and so long as all the Net Debt Proceeds or Net Equity Proceeds, as the case may be, therefrom are used (x) first, to repay any then outstanding Revolving Loans and (y) to the extent in excess thereof, are used in the business of the Borrower and its Subsidiaries prior to any further incurrence of Revolving Loans, the table set forth below shall instead be applicable for purposes of determining the Applicable Commitment Commission Percentage and Applicable Margin:

                                 APPLICABLE    APPLICABLE A/RF    APPLICABLE A/RF
                                 COMMITMENT       MARGIN FOR        MARGIN FOR
             CONSOLIDATED        COMMISSION       BASE RATE         EURODOLLAR
LEVEL       LEVERAGE RATIO       PERCENTAGE         LOANS             LOANS
 1     Less than 3.00:1.00          0.250%              0%              1.0%

 2     Greater than or equal        0.300%          0.125%            1.125%
       to 3.00:1.00 but less
       than 3.50:1.00
 3     Greater than or equal        0.325%          0.250%            1.250%
       to 3.50:1.00 but less
       than 4.00:1.00
 4     Greater than or equal        0.350%          0.375%            1.375%
       to 4.00:1.00 but less
       than 4.50:1.00
 5     Greater than or equal        0.375%          0.500%            1.500%
       to 4.50:1.00 but less
       than 5.00:1.00
 6     Greater than or equal        0.375%          0.625%            1.625%
       to 5.00:1.00 but less
       than 5.50:1.00
 7     Greater than or equal        0.375%          0.750%            1.750%
       to 5.00:1.00 but less
       than 6.00:1.00
 8     Greater than or equal        0.425%          0.875%            1.875%
       to 6.00:1.00

          Notwithstanding anything to the contrary contained in the tables set forth above (i) if the Borrower has failed to deliver the financial statements required to be delivered pursuant to Section 8.01(a) and (b) as at the end of the fiscal quarter or year, as the case may be, by the date required pursuant to
Section 8.01(a) or (b), as the case may be, the Applicable Commitment Commission Percentage and Applicable Margin for each day during which such failure continues unremedied shall be computed as if the Consolidated Leverage Ratio were at Level 8 and (ii) the Applicable Commitment Commission Percentage and the Applicable Margin for each day during which a Default under Section 10.05 or an Event of Default continues unremedied shall be computed as if the Consolidated Leverage Ratio were at Level 8.

          "Applicable Margin" shall mean each of the Applicable A/RF Margin, Applicable B Margin and Applicable C Margin.

          "A/RF Maturity Date" shall mean December 31, 2002.

          "Assignment and Assumption Agreement" shall mean the Assignment and Assumption Agreement substantially in the form of Exhibit I (appropriately completed).

          "Authorized Officer" of any Credit Party shall mean any of the President, the Chief Financial Officer or any Vice-President of such Credit Party or any other officer of such Credit Party which is designated in writing to the Administrative Agent by any of the foregoing officers of such Credit Party as being authorized to give such notices under this Agreement.

          "Available Maximum Tranche C Term Loan Amount" shall mean an amount equal to (i) at any time prior to January 1, 1999 (x) $200,000,000 less (y) the amount of the Total Original Tranche B Term Loan Commitment plus (z) at any time on or after September 1, 1998, the amount by which the Total Original Tranche B Term Loan Commitment exceeds the aggregate principal amount of the Tranche B Term Loans outstanding on September 1, 1998 and (ii) at any time on or after January 1, 1999, the Maximum Tranche C Permitted Amount.

          "B Maturity Date" shall mean December 31, 2003.

          "Bank" shall mean each financial institution listed on Schedule I, as well as any Person which becomes a "Bank" hereunder pursuant to Section 1.13, 13.04(b) or 13.04(c).

          "Bank Default" shall mean (i) the refusal (which has not been retracted) or the failure of a Bank to make available its portion of any Borrowing (including any Mandatory Borrowing) or to fund its portion of any unreimbursed payment under Section 2.04(c) or (ii) a Bank having notified in writing the Borrower and/or the Administrative Agent that it does not intend to comply with its obligations under Section 1.01(a), (b), (c), (d), (e) or (f) or
Section 2, in case of either clause (i) or (ii) as a result of any takeover or control (including, without limitation, as a result of the occurrence of any event of the type described in Section 10.05 with respect to such Bank) of such Bank by any regulatory authority or agency.

          "Bankruptcy Code" shall have the meaning provided in Section 10.05.

          "Base Rate" at any time shall mean the higher of (i) the rate which is 1/2 of 1% in excess of the Federal Funds Rate and (ii) the Prime Lending Rate.

          "Base Rate Loan" shall mean (i) each Swingline Loan and (ii) each other Loan designated or deemed designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

          "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

          "Borrowing" shall mean the borrowing of one Type of Loan from all the Banks (or from the Swingline Bank in the case of Swingline Loans) on a given date (or resulting from a conversion or conversions on such date) having in the case of Eurodollar Loans the same Interest Period, provided that Base Rate Loans
                                                   --------
incurred pursuant to Section 1.10(b) shall be considered part of the related Borrowing of Eurodollar Loans.

          "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day except Saturday, Sunday and any day which shall be in New York, New York a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in the New York interbank Eurodollar market.

          "C Maturity Date" shall mean the maturity date for each Tranche C Term Loan Sub-Facility as set forth in the Tranche C Supplement for such Tranche C Term Loan Sub-Facility.

          "CapEx Cumulative Basket" shall mean at any time an amount equal to
(x) $10,000,000 plus $5,000,000 for each January 1 which has occurred since the Original Effective Date and prior to such time (other than January 1, 1998) less
(y) the amount theretofore expended by the Borrower and its Subsidiaries to make Capital Expenditures pursuant to Section 9.07(d) during the period commencing on October 1, 1997 and ending at such time.

          "CapEx Test Period" shall mean on any date of determination the period of eight consecutive fiscal quarters or 24 consecutive fiscal months, as the case may be, ended on the last day of the then most recently ended Test Period.

          "Capital Expenditures" shall mean, with respect to any Person, all expenditures by such Person which should be capitalized in accordance with generally accepted accounting principles, and, without duplication, the amount of Capitalized Lease Obligations incurred by such Person, provided that Capital
                                                          --------
Expenditures shall not include financing costs required to be capitalized.

          "Capitalized Lease Obligations" of any Person shall mean all rental obligations which, under generally accepted accounting principles, are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with such principles.

          "Cash Equivalents" shall mean, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the
                            --------
United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (ii) Dollar denominated time deposits and certificates of deposit of any commercial bank having, or which is the principal banking subsidiary of a bank holding company having, a long-term unsecured debt rating of at least "A" or the equivalent thereof from S&P or "A2" or the equivalent thereof from Moody's with maturities of not more than six months from the date of acquisition by such Person, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's and in each case maturing not more than six months after the date of acquisition by such Person, (v) other Dollar denominated securities issued by any Person incorporated in the United States rated at least "A-" or the equivalent by S&P or at least "A3" or the equivalent by Moody's and in each case either (x) maturing not more than 90 days after the date of acquisition by such Person or
(y) which are subject to a repricing arrangement (such as a Dutch auction) not more than 90 days after the date of acquisition by such Person which such Person believes in good faith will permit such Person to sell such security at par in connection with such repricing mechanism and (vi) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (iv) above.

          "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C.A. (S) 9601 et seq.
                           -- ----

          "Change of Control" shall mean (i) any Person or "group" (within the meaning of Rules 13d-3 or 13d-5 under the Securities Exchange Act (as in effect on the Restatement Effective Date)), other than the Permitted Holders, shall (A) have acquired beneficial ownership of 35% or more on a fully diluted basis of the voting and/or economic interest in the Borrower's capital stock or (B) have obtained the power (whether or not exercised) to elect a majority of the Borrowers' directors or (ii) the Board of Directors of the Borrower shall cease to consist of a majority of Continuing Directors.

          "Claims" shall have the meaning provided in the definition of "Environmental Claims."

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement, and to any subsequent provision of the Code, amendatory thereof, supplemental thereto or substituted therefor.

          "Collateral" shall mean all property with respect to which any security interests have been granted (or purported to be granted) pursuant to any Security Document, including, without limitation, all Pledge Agreement Collateral and all Security Agreement Collateral.

          "Collateral Agent" shall mean the Administrative Agent acting as collateral agent for the Secured Creditors pursuant to the Security Documents.

          "Collective Bargaining Agreements" shall have the meaning provided in
Section 5.05.

          "Commitment" shall mean any of the commitments of any Bank, i.e.,
                                                                      ----
whether the Tranche A Term Loan Commitment, Tranche B Term Loan Commitment, Tranche C Term Loan Commitment under a Tranche C Term Loan Sub-Facility or Revolving Loan Commitment.

          "Commitment Commission" shall mean each of the Tranche A Term Loan Commitment Commission, Tranche B Term Loan Commitment Commission, the commitment commission, if any, in respect of the Tranche C Term Loan Commitments and Revolving Loan Commitment Commission.

          "Consolidated Capitalization" shall mean, at any time, the sum of (x) Consolidated Debt and (y) Consolidated Net Worth at such time.

          "Consolidated Current Assets" shall mean, at any time, the amounts that would be classified as consolidated current assets of the Borrower and its Subsidiaries in accordance with GAAP in a classified balance sheet.

          "Consolidated Current Liabilities" shall mean, at any time, the amounts that would be classified as consolidated current liabilities of the Borrower and its Subsidiaries at such time in accordance with GAAP in a classified balance sheet, but excluding the current portion of any Indebtedness under this Agreement and any other long-term Indebtedness which would otherwise be included therein.

          "Consolidated Debt" shall mean, at any time, the principal amount of all Indebtedness of the Borrower and its Subsidiaries at such time (including any Indebtedness incurred at such time); provided that to the extent that a Net
                                         --------
Escrowed Amount exists at
such time, the aggregate principal amount of Indebtedness in respect of the New Subordinated Notes shall equal the Net Subordinated Notes Amount at such time.

          "Consolidated EBIT" shall mean, for any period, Consolidated Net Income of the Borrower and its Subsidiaries before Consolidated Interest Expense and provision for taxes for such period and without giving effect (x) to any extraordinary gains or losses and (y) to any gains or losses from sales of assets other than from sales of inventory sold in the ordinary course of business.

          "Consolidated EBITDA" shall mean, for any period, Consolidated EBIT for such period, adjusted by adding thereto the amount of all amortization of intangibles and depreciation that were deducted in arriving at Consolidated EBIT for such period.

          "Consolidated Interest Coverage Ratio" shall mean, for any period, the ratio of Consolidated EBITDA to Consolidated Interest Expense for such period.

          "Consolidated Interest Expense" shall mean, for any period, the total consolidated cash interest expense reduced by cash interest income (including, without limitation, investment income on the Escrowed Amount) and other investment earnings earned on Cash Equivalents of the Borrower and its Subsidiaries, in each case, for such period (calculated without regard to any limitations on the payment thereof) plus, without duplication, that portion of Capitalized Lease Obligations of the Borrower and its Subsidiaries representing the interest factor for such period, but excluding the amortization of any deferred financing costs .

          "Consolidated Leverage Ratio" shall mean, at any time the ratio of Consolidated Debt at such time to Consolidated EBITDA for the then most recently ended Test Period.

          "Consolidated Net Income" shall mean, for any Person and period, the net income (or loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis, provided that (i) in determining Consolidated Net Income of the Borrower, the net income of any other Person which is not a Subsidiary of the Borrower or a Subsidiary thereof or is accounted for by the Borrower or a Subsidiary thereof by the equity method of accounting shall be included only to the extent of the payment of dividends or distributions by such other Person to the Borrower or a Subsidiary thereof during such period, (ii) the net income (or loss) of any other Person (other than Studio Plus Hotels, Inc.) acquired by such specified Person or a Subsidiary of such Person in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iii) to the extent Consolidated Net Income reflects amounts attributable to minority interests in Subsidiaries that are not Wholly-Owned Subsidiaries of the Borrower, Consolidated Net Income shall be reduced by the amounts attributable to such minority interests and (iv) in determining Consolidated Net Income of the Borrower, the net income attributable to Hotel Properties which do not constitute Qualified Hotel Properties shall be excluded.

          "Consolidated Net Worth" shall mean, at any time, the consolidated net worth of the Borrower and its Subsidiaries at such time, provided that to the extent Consolidated Net Worth reflects amounts attributable to minority interests in Subsidiaries that are not Wholly-Owned Subsidiaries of the Borrower, Consolidated Net Worth shall be reduced by the amount attributable to such minority interests.

          "Consolidated Senior Debt" at any time shall mean Consolidated Debt on such date, adjusted by excluding therefrom the amount of New Subordinated Notes reflected in Consolidated Debt on such date.

          "Contingent Obligation" shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee (including, without limitation, as a result of such Person being a general partner of the other Person, unless the underlying obligation is expressly made non-recourse as to such general partner) any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or
(iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent
                                 --------  -------
Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

          "Continuing Directors" shall mean the directors of the Borrower on the Restatement Effective Date and each other director, if such other director's nomination for election or appointment to the Board of Directors of the Borrower is recommended or approved by a majority of the then Continuing Directors or is recommended or approved by a committee of the Board of Directors a majority of which is composed of the then Continuing Directors.

          "Credit Documents" shall mean this Agreement and, after the execution and delivery thereof pursuant to the terms of this Agreement, each Note, the Subsidiary Guaranty, each Security Document and each Manager Subordination Agreement.

          "Credit Event" shall mean the making of any Loan or the issuance of any Letter of Credit but shall not include the commencement of a new Interest Period applicable to a Borrowing of Eurodollar Loans upon the expiration of the Interest Period applicable thereto or the conversion of Loans of one Type into Loans of the other Type, provided that, in any such case, the aggregate outstanding principal amount of Loans is not increased as a result thereof.

          "Credit Party" shall mean the Borrower and each Subsidiary Guarantor.

          "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

          "Defaulting Bank" shall mean any Bank with respect to which a Bank Default is in effect.

          "Dividends" with respect to any Person shall mean that such Person has declared or paid a dividend or returned any equity capital to its stockholders or partners or authorized or made any other distribution, payment or delivery of property (other than common stock of such Person and, in the case of the Borrower, other than additional shares of Qualified Preferred Stock) or cash to its stockholders or partners as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any shares of any class of its capital stock or any partnership interests out standing on or after the Original Effective Date (or any options or warrants issued by such Person with respect to its capital stock or partnership interest), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock or any partnership interests of such Person outstanding on or after the Original Effective Date (or any options or warrants issued by such Person with respect to its capital stock or partnership interest). Without limiting the foregoing, "Dividends" with respect to any Person shall also include all payments (other than as excluded above) made or required to be made by such Person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes.

          "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States.

          "Domestic Subsidiary" shall mean each Subsidiary of the Borrower incorporated or organized in the Untied States or any State or territory thereof.

          "Drawing" shall have the meaning provided in Section 2.05(b).

          "EBITDA" shall mean for any period in respect of the Qualified Hotel Properties, net income of the Qualified Hotel Properties for such period before interest expense, provisions for taxes and depreciation and amortization charges for such period for the Qualified Hotel Properties, provided that if a Qualified Hotel Property is not owned by a Wholly-Owned Subsidiary of the Borrower, the net income of such Qualified Hotel Property shall be reduced by the amounts attributable to such minority interests.

          "Eligible Transferee" shall mean and include a commercial bank, financial institution or other "accredited investor" (as defined in Regulation D of the Securities Act).

          "Employee Benefit Plans" shall have the meaning provided in Section 5.05.

          "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, formal demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such law (hereafter "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief in connection with alleged injury or threat of injury to health, safety or the environment due to the presence of Hazardous Materials.

          "Environmental Law" shall mean any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, written guideline, written policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgement relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C.A. (S) 2601 et seq., the Toxic Substances Control Act, 15 U.S.C.
                          -- ----
(S) 2601 et seq.; the Clean Air Act, 42 U.S.C.A. (S) 7401 et seq.; the Safe
         -- ----                                          -- ----
Drinking Water Act, 42 U.S.C.A. (S) 3803 et seq.; the Oil Pollution Act of 1990,
                                         -- ----
33 U.S.C.A. (S) 2701 et seq.; the Emergency Planning and the Community
                     -- ----
Right-to-Know Act of 1986, 42 U.S.C.A. (S) 11001 et seq., the Hazardous Material
                                                 -- ----
Transportation Act, 49 U.S.C.A. (S) 1801 et seq. and the Occupational Safety and
                                         -- ----
Health Act, 29 U.S.C.A. (S) 651 et seq.; and any state and local or foreign
                                -- ----
counterparts or equivalents, in each case as amended from time to time.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

          "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with the Borrower or a Subsidiary of the Borrower would be deemed to be a "single employer" (i) within the meaning of Section 414(b),
(c), (m) or (o) of the Code or (ii) as a result of the Borrower or a Subsidiary of the Borrower being or having been a general partner of such person.

          "Escrowed Amount" shall mean the portion of the proceeds of the New Subordinated Notes which is deposited in an escrow account in accordance with the terms of the documentation in respect of the New Subordinated Notes and is used to make payments of principal or interest in respect of the New Subordinated Notes and any cash investment income earned thereon to the extent actually received.

          "Escrowed Securities" shall have the meaning provided in Section 9.05(ix).

          "Eurodollar Loan" shall mean each Loan designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

          "Eurodollar Rate" shall mean for any Interest Determination Date with respect to an Interest Period for a Eurodollar Loan, the rate per annum obtained by dividing (i)(a) per annum rate for deposits in Dollars for a period
   --------
corresponding to the duration of the relevant Interest Period which appears on Telerate Page 3750 at approximately 11:00 a.m. (London time) on such Interest Determination Date or (b) if such rate does not appear on Telerate Page 3750 on such Interest Determination Date, per annum rate (rounded upward to the nearest 1/16 of one percent) at which deposits in Dollars are offered by Administrative Agent to first-class banks in the London interbank market, in the approximate amount of Administrative Agent's relevant Eurodollar Loan and having a maturity approximately equal to such Interest Period, at approximately 11:00 a.m. (London time) on such Interest Determination Date by (ii) a percentage equal to 100%
                                          --
minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D). The Eurodollar Rate shall be rounded to the next higher multiple of 1/100 of 1% if the rate is not such a multiple. The reference to Telerate Page 3750 in this definition shall be construed to be a reference to the relevant page or any other page that may replace such page on the Telerate service or any other service that may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for deposits in Dollars.

          "Event of Default" shall have the meaning provided in Section 10.

          "Excess Cash Flow" shall mean, for any period, the remainder of (i) the sum of (a) Adjusted Consolidated Net Income for such period and (b) the decrease, if any, in Adjusted Consolidated Working Capital from the first day to the last day of such period, minus (ii) the sum of (a) the amount of all Capital Expenditures made by the Borrower and its Subsidiaries pursuant to Sections 9.07(a), (b) and (d) during such period, (b) the aggregate principal amount of permanent principal payments of Indebtedness for borrowed money of the Borrower and its Subsidiaries (other than repayments of Loans, provided that repayments
                                                      --------
of Loans shall be deducted in determining Excess Cash Flow if such repayments were (x) required as a result of a Scheduled Repayment under Section 4.02(b) or
(y) made as a voluntary prepayment with internally generated funds (but in the case of a voluntary prepayment of Revolving Loans or Swingline Loans, only to the extent accompanied by a voluntary reduction to the Total Revolving Loan Commitment in an equal amount)) during such period and (c) the increase, if any, in Adjusted Consolidated Working Capital from the first day to the last day of such period.

          "Excess Cash Payment Date" shall mean the date occurring 100 days after the last day of each fiscal year of the Borrower (beginning with its fiscal year ending December 31, 1998).

          "Excess Cash Payment Period" shall mean, with respect to the repayment required on each Excess Cash Payment Date, the immediately preceding fiscal year of the Borrower.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          "Existing Indebtedness" shall have the meaning provided in Section
7.22.

          "Existing Indebtedness Agreements" shall have the meaning provided in
Section 5.05.

          "Facility Manager" shall mean each manager of a Qualified Hotel Property owned or leased by the Borrower or any Subsidiary Guarantor.

          "Facing Fee" shall have the meaning provided in Section 3.01(c).

          "Federal Funds Rate" shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

          "Fees" shall mean all amounts payable pursuant to or referred to in
Section 3.01.

          "Final A Draw Date" shall mean July 31, 1998.

          "Final B Draw Date" shall mean September 1, 1998.

          "Foreign Pension Plan" means any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by the Borrower or any one or more of its Subsidiaries primarily for the benefit of employees of the Borrower or such Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

          "Foreign Subsidiary" shall mean each Subsidiary of the Borrower other than a Domestic Subsidiary.

          "GAAP" shall have the meaning provided in Section 13.07(a).

          "Hazardous Materials" shall mean (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas;
(b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "restricted hazardous materials," "extremely hazardous wastes," "restrictive hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants," or words of similar meaning and regulatory effect under any applicable Environmental Law; and (c) any other chemical, material or substance, the Release of which is prohibited, limited or regulated by any governmental authority.

          "Hotel Property" shall mean each hotel owned or leased by the Borrower or any of its Subsidiaries (including the furniture, fixture and equipment thereon), provided that the term "Hotel Property" shall not include any casino
          --------
or gaming hotel.

          "Hotel Property Management Agreement" shall mean an agreement, in form and substance reasonably satisfactory to the Agents, with respect to the management of a Hotel Property.

          "IBJ" shall mean The Industrial Bank of Japan, Limited, in its individual capacity.

          "Immaterial Subsidiary" shall mean any Subsidiary of the Borrower that does not have assets with a fair market value or book value in excess of $1,000,000 and has not had revenues in excess of $1,000,000 for the Test Period then most recently ended and whose obligations are non-recourse to the Borrower or any other Subsidiary of the Borrower that is not an Immaterial Subsidiary, provided that (x) a Subsidiary shall not be considered to be an Immaterial Subsidiary for purposes of Sections 10.05 and 10.08 if more than 15 other Subsidiaries are affected by the events, acts or conditions described in Sections 10.05 and 10.08 and (y) the EBITDA of Qualified Hotel Properties of Immaterial Subsidiaries affected by the events, acts or conditions described in Sections 10.05 and 10.08 shall not be included in the determination of Property Level EBITDA or Consolidated Net Income.

          "Indebtedness" shall mean, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services, (ii) the maximum amount available to be drawn under all letters of credit issued for the account of such Person and all unpaid drawings in respect of such letters of credit, (iii) all Indebtedness of the types described in clause (i), (ii), (iv), (v), (vi) or (vii) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person (provided that, if the Person has not assumed or
                             --------
otherwise become liable in respect of such Indebtedness, such Indebtedness shall be deemed to be in an amount equal to the fair market value of the property to which such Lien relates as determined in good faith by such Person), (iv) the aggregate amount required to be capitalized under leases under which such Person is the lessee, (v) all obligations of such person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-
                                                                   ----
or-pay and similar obligations, (vi) all Contingent Obligations of such Person, and (vii) all obligations under any Interest Rate Protection Agreement or Other Hedging Agreement or under any similar type of agreement or arrangement. Notwithstanding the foregoing, Indebtedness shall not include obligations under (or in respect of) construction contracts (to the extent such obligations do not constitute Indebtedness for borrowed money), trade payables and accrued expenses incurred by any Person in accordance with its customary practices and in the ordinary course of business of such Person.

          "Initial Borrowing Date" shall mean the date occurring on or after the Original Effective Date on which the initial Credit Event under the Original Credit Agreement occurred.

          "Initial Hotel Properties" shall mean the Hotel Properties listed on
Schedule III.

          "Interest Determination Date" shall mean, with respect to any Eurodollar Loan, the second Business Day prior to the commencement of any Interest Period relating to such Eurodollar Loan.

          "Interest Period" shall have the meaning provided in Section 1.09.

          "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement, interest rate floor agreement or other similar agreement or arrangement.

          "Investment" shall have the meaning provided in Section 9.05.

          "Issuing Bank" shall mean IBJ and any other Bank which at the request of the Borrower and with the consent of the Administrative Agent (which consent shall not be unreasonably withheld) agrees, in such Bank's sole discretion, to become an Issuing Bank for the purpose of issuing Letters of Credit pursuant to
Section 2.  The only Issuing Bank on the Restatement Effective Date is IBJ.

          "Leasehold" of any Person shall mean all of the right, title and interest of such Person as lessee or licensee in, to and under any lease or license of land, improvements and/or fixtures.

          "L/C Supportable Obligations" shall mean (i) obligations of the Borrower or any of its Subsidiaries incurred in the ordinary course of business with respect to workers compensation, surety bonds and other similar statutory obligations and (ii) such other obligations of the Borrower or any of its Subsidiaries as are otherwise permitted to exist pursuant to (or otherwise not restricted by) the terms of this Agreement.

          "Letter of Credit" shall have the meaning provided in Section 2.01(a).

          "Letter of Credit Fee" shall have the meaning provided in Section 3.01(b).

          "Letter of Credit Outstandings" shall mean, at any time, the sum of
(i) the aggregate Stated Amount of all outstanding Letters of Credit and (ii) the amount of all Unpaid Drawings.

          "Letter of Credit Request" shall have the meaning provided in Section 2.03(a).

          "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other) or other security agreement or preferential arrangement of any kind or nature whatsoever (including, with out limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

          "Loan" shall mean each Tranche A Term Loan, each Tranche B Term Loan and each Tranche C Term Loan, each Revolving Loan and each Swingline Loan.

          "Management Agreements" shall have the meaning provided in Section
5.05.

          "Manager Subordination Agreement" shall mean an agreement, in form and substance reasonably satisfactory to the Agents, in respect of a Hotel Property whereby, inter alia, the manager thereof subordinates certain of the
         ----- ----
obligations, owed to it under the respective Hotel Property Management Agreement, to the payment of the Obligations hereunder.

          "Mandatory Borrowing" shall have the meaning provided in Section 1.01(f).

          "Margin Stock" shall have the meaning provided in Regulation U.

          "Material Leases" shall have the meaning provided in Section 5.05.

          "Maturity Date" shall mean, with respect to any Tranche of Loans, the A/RF Maturity Date, the B Maturity Date, the C Maturity Date or the Swingline Expiry Date, as the case may be.

          "Maximum Swingline Amount" shall mean $10,000,000.

          "Maximum Tranche C Permitted Amount" shall mean an amount equal to, the difference of (i) $300,000,000, less (ii) the amount of the Total Original Tranche B Term Loan Commitment, provided that the Maximum Tranche C Permitted
                                --------
Amount shall be increased on September 1, 1998, by the amount by which the Total Original Tranche B Term Loan Commitment exceeds the aggregate principal amount of Tranche B Term Loans on such date.

          "Minimum Borrowing Amount" shall mean (i) for Swingline Loans, $250,000, (ii) for Tranche C Term Loans, $25,000,000 and (iii) for all other Loans, $2,500,000.

          "Moody's" shall mean Moody's Investors Service, Inc.

          "MSSF" shall mean Morgan Stanley Senior Funding, Inc., in its individual capacity.

          "NAIC" shall mean the National Association of Insurance Commissioners.

          "Net Debt Proceeds" shall mean, with respect to each incurrence of Indebtedness for borrowed money by any Person, the cash proceeds (net of underwriting discounts and commissions and other reasonable costs associated therewith) received by such Person from the respective incurrence of such Indebtedness for borrowed money.

          "Net Equity Proceeds" shall mean, with respect to each issuance or sale of any equity by any Person or any capital contribution to such Person, the cash proceeds (net of underwriting discounts and commissions and other reasonable costs associated therewith) received by such Person from the respective sale or issuance of its equity or from the respective capital contribution.

          "Net Escrowed Amount" shall mean the Escrowed Amount less any amounts that are released from time to time from the relevant escrow account in order to make payments on or in respect of the New Subordinated Notes.

          "Net Insurance Proceeds" shall mean, with respect to any Recovery Event, the cash proceeds (net of reasonable costs and taxes incurred in connection with such Recovery Event) received by the respective Person in connection with the respective Recovery Event.

          "Net Sale Proceeds" shall mean, for any asset sale, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from such sale of assets, net of the reasonable costs of such sale (including fees and commissions, payments of unassumed liabilities relating to the assets sold and required payments of any Indebtedness (other than Indebtedness under the Credit Documents or any Indebtedness owned to the Borrower or a Subsidiary thereof) which is secured by the respective assets which were sold), and the incremental taxes paid or payable as a result of such asset sale.

          "Net Subordinated Notes Amount" shall mean the aggregate principal amount originally issued pursuant to the New Subordinated Notes less the Net Escrowed Amount.

          "New Bank" shall mean each of the Persons listed on Schedule I that is not an Original Bank.

          "New Subordinated Notes" shall have the meaning provided in Section 9.04(viii).

          "Non-Defaulting Bank" shall mean and include each Bank other than a Defaulting Bank.

          "Note" shall mean each Tranche A Term Note, each Tranche B Term Note, each Tranche C Term Note, each Revolving Note and the Swingline Note.

          "Notice of Borrowing" shall have the meaning provided in Section 1.03(a).

          "Notice of Conversion" shall have the meaning provided in Section
1.06.

          "Notice Office" shall mean the office of the Administrative Agent located at 1251 Avenue of the Americas, New York, NY 10020-1104 Attention: Chris Droussiotis, with a copy to IBJ Agent Services, One State Street, New York, NY 10004 Attention: Meredith McRae, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

          "Obligations" shall mean all amounts owing to any Agent, the Collateral Agent or any Bank pursuant to the terms of this Agreement or any other Credit Document.

          "Original Banks" shall mean each Person which is a Bank under, and as defined in, the Original Credit Agreement on the Restatement Effective Date.

          "Original Credit Agreement" shall have the meaning provided in the first WHEREAS clause to this Agreement.

          "Original Effective Date" shall mean the Effective Date under, and as defined in, the Original Credit Agreement.

          "Original Letters of Credit" shall mean the letters of credit listed on Schedule IX and previously issued under the Original Credit Agreement.

          "Original Revolving Loan Commitment" shall mean, with respect to each Bank, the "Commitment" of such Bank under, and as defined in, the Original Credit Agreement.

          "Original Revolving Loans" shall mean the "Revolving Loans" under, and as defined in, the Original Credit Agreement.

          "Original Total Revolving Loan Commitment" shall mean the "Total Commitment" under, and as defined in, the Original Credit Agreement.

          "Other Hedging Agreements" shall mean any foreign exchange contracts, currency swap agreements, commodity agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values.

          "Participant" shall have the meaning provided in Section 2.04(a).

          "Payment Office" shall mean the office of the Administrative Agent located at One State Street, New York, NY 10004, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

          "Percentage" of any Bank at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Revolving Loan Commitment of such Bank at such time and the denominator of which is the Total Revolving Loan Commitment at such time, provided that if the Percentage of any Bank is to be
                         --------
determined after the Total Revolving Loan Commitment has been terminated, then the Percentages of the Banks shall be determined immediately prior (and without giving effect) to such termination.

          "Permitted CapEx Amount" shall mean on any date of the determination thereof an amount equal to (i) 5% of the aggregate gross revenues from Qualified Hotel Properties owned or leased by the Borrower or any of its Wholly-Owned Subsidiaries for the CapEx Test Period last ended less (ii) the amount theretofore expended by the Borrower and its Subsidiaries to make Capital Expenditures pursuant to Section 9.07(a) during the period commencing on the later of October 1, 1997 or the first day of such CapEx Test Period and ending on such date of determination.

          "Permitted Encumbrances" shall mean, with respect to any Real Property, such exceptions to title (i) which, individually or in the aggregate, do not materially detract from the value of such Real Property or (ii) are otherwise acceptable to the Agents in their reasonable discretion.

          "Permitted Facility Manager" shall mean, with respect each Qualified Hotel Property, a Wholly-Owned Subsidiary of the Borrower or another hotel management company in good standing.

          "Permitted Holders" shall mean the directors of the Borrower on the Restatement Effective Date, their spouses and any one or more of their lineal descendants and their spouses or any trust which has been created solely for the benefit of any such Person or any corporation, partnership or other entity controlled by any such Person.

          "Permitted Liens" shall have the meaning provided in Section 9.01.

          "Person" shall mean any individual, partnership, limited liability company, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

          "Plan" shall mean any pension plan as defined in Section 3(2) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Borrower or a Subsidiary of the Borrower or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which the Borrower, or a Subsidiary of the Borrower or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

          "Pledge Agreement" shall mean the Pledge Agreement, dated as of September 26, 1997, executed and delivered pursuant to Section 5.06 of the Original Credit Agreement, as same may from time to time be amended, modified or supplemented (including by the addition of certain additional Credit Parties as parties thereto as required by Section 5.08 hereof) in accordance with the terms thereof.

          "Pledge Agreement Collateral" shall mean all "Collateral" as defined in the Pledge Agreement.

          "Pledged Securities" shall have the meaning provided in the Pledge Agreement.

          "Pledged Stock" shall have the meaning provided in the Pledge
Agreement.

          "Preliminary Offering Memorandum" shall mean the Offering Memorandum, dated as of February 19, 1998, in respect of the 9.15% Senior Subordinated Notes.

          "Prime Lending Rate" shall mean the rate which the Administrative Agent announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

          "Pro Forma Borrowing Interest Coverage Ratio" shall mean, for any date of determination (which in the case of a determination of whether the Specific Borrowing Conditions are satisfied is the date of the related Credit Event), the ratio of (x) Run Rate EBITDA for the Test Period then most recently ended to (y) Consolidated Interest Expense for such Test Period determined on a pro forma basis as if any Indebtedness outstanding on such date of determination (including any Indebtedness incurred on such date of determination) had been incurred on the first day of such Test Period and had remained outstanding throughout such Test Period; provided that, in case of any Test Period ended
                             --------
before October 1, 1998, for purposes of calculating Pro Forma Borrowing Interest Coverage Ratio only, Consolidated Interest Expense shall mean for each such period (x) an amount equal to the actual Consolidated Interest Expense for the period from October 1, 1997 through the date of determination, multiplied by (y) a fraction the numerator of which is 360 and the denominator of which is the number of days actually elapsed during such period.

          "Pro Forma Borrowing Leverage Ratio" shall mean for any date of determination (which in the case of a determination of whether the Specific Borrowing Conditions are satisfied is the date of the related Credit Event), the ratio of (x) Consolidated Debt on such date to (y) Run Rate EBITDA for the Test Period then most recently ended.

          "Pro Forma Borrowing Senior Debt Leverage Ratio" shall mean on any date a ratio calculated as provided in the definition of Pro Forma Borrowing Leverage Ratio contained herein, provided that the term "Consolidated Senior Debt" shall be deemed inserted in lieu of the term "Consolidated Debt" in clause
(x) of the definition of Pro Forma Borrowing Leverage Ratio.

          "Projections" mean the financial assumptions and projections prepared by the Borrower, dated February, 1997 and delivered to Agents and the Banks prior to the Restatement Effective Date.

          "Property Level EBITDA" shall mean, for any period, the sum of the amounts for such period of (i) in the case of each Qualified Hotel Property which has been operational for at least twelve months during such period (collectively, the "Pool I Properties"), the aggregate actual EBITDA for such period for all such Pool I Properties, plus (ii) in the case of each Qualified Hotel Property which has been operational for less than twelve months during such period (collectively, the "Pool II Properties") the aggregate Annualized Property Level EBITDA for such period for all such Pool II Properties. For purposes hereof, "Annualized Property Level EBITDA" shall mean for any period
(i) the average occupancy rate for the Pool II Properties for the last month in such period, multiplied by the average weekly rate for the Pool II Properties for the last month in such period; divided by (ii) the product of the average occupancy rate for the Pool I Properties for the last month in such period and the average weekly rate for the Pool I Properties for the last month in such period; multiplied by (iii) the Pool I Properties' actual EBITDA per room for such period; multiplied by (iv) the number of open rooms at Pool II Properties on the last day of such period.

          "Qualified Convertible Subordinated Notes" shall mean New Subordinated Notes issued by the Borrower which (i) are convertible into common equity of the Borrower, (ii) bear interest (after giving effect to any original issue discount) at a rate per annum not to exceed 7.50% and (iii) mature not less than one year after the latest C Maturity Date.

          "Qualified Hotel Property" shall mean (i) each Initial Hotel Property and (ii) any other Hotel Property meeting, or after construction thereof will meet, each of the following criteria:

          (i) such Hotel Property is a full-service hotel, limited service hotel or extended stay hotel;

          (ii) such Hotel Property has more than 50 rooms or units, as the case may be;

          (iii) such Hotel Property carries an Extended Stay America, StudioPLUS or Crossland brand/flag or which, in the case of an acquisition, within six months following such acquisition, will be converted to an Extended Stay America, StudioPLUS or Crossland brand/flag;

          (iv) such Hotel Property is a wholly-owned fee interest or leasehold interest; provided in the case of a leasehold, the original term thereof (including any rights of renewal) shall not be less than ten years;

          (v)   such Hotel Property is located in the United States or Canada;
     and

          (vi) all of the requirements set forth in Section 8.11 with respect to such Hotel Property have been satisfied in accordance with the provisions of such Section;

provided that notwithstanding the foregoing, upon the written consent of the
--------
Required Banks a Hotel Property not otherwise meeting the above criteria shall be a Qualified Hotel Property so long as (x) each such Bank shall have ten Business Days from the date of receipt of the information described in Section
8.11 to either approve or disapprove of the construction or acquisition of such Hotel Property, with a failure by any Bank to respond within such ten Business Day period to be deemed to constitute approval; and provided further that
                                                    -------- -------
notwithstanding the foregoing, the Borrower may designate any future Hotel

Property to be a Qualified Hotel Property so long as the aggregate cost of all such Hotel Properties so included pursuant to this proviso does not exceed $25,000,000.

          "Qualified Non-Convertible Subordinated Notes" shall mean all New Subordinated Notes other than the Qualified Convertible Subordinated Notes.

          "Qualified Preferred Stock" shall mean any preferred stock of the Borrower so long as the terms of any such preferred stock (i) do not contain any mandatory put, redemption, repayment, sinking fund or other similar provision occurring before December 31, 2003, (ii) do not require the cash payment of dividends prior to December 31, 2003 (provided that the terms of Qualified Preferred Stock shall provide that the payment of such Dividends are otherwise subject to the provisions set forth in this Agreement, as same may be amended, modified, replaced or refinanced from time to time), (iii) do not contain any covenants that are more restrictive in any material respect than those covenants contained in any indenture in respect of the New Subordinated Notes, (iv) do not grant the holders thereof any voting rights except for (x) voting rights required to be granted to such holders under applicable law and (y) limited customary voting rights on fundamental matters such as mergers, consolidations, sales of all or substantially all of the assets of the Borrower, liquidations involving the Borrower or amendments to any of the covenants set forth therein, and (v) are otherwise reasonably satisfactory to the Agents.

          "Quarterly Payment Date" shall mean the last Business day of each March, June, September and December occurring after the Original Effective Date.

          "RCRA" shall mean the Resource Conservation and Recovery Act, as the same may be amended from time to time, 42 U.S.C. (S) 6901 et seq.
                                                          -- ---

          "Real Property" of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

          "Recovery Event" shall mean the receipt by the Borrower or any of its Subsidiaries of any cash insurance proceeds or condemnation awards payable (i) by reason of theft, loss, physical destruction or damage or any other similar event with respect to any property or assets of the Borrower or any of its Subsidiaries and (ii) under any policy of insurance required to be maintained under Section 8.03.

          "Register" shall have the meaning provided in Section 13.16.

          "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

          "Regulation G" shall mean Regulation G of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "Related Business" shall mean the business of developing, owning and operating lodging facilities, conducted by the Borrower and its Subsidiaries (or, if the reference is to an Unrestricted Subsidiary, by such Unrestricted Subsidiary) and any and all related businesses in support of and ancillary to or reasonably related to such business of developing, owning and operating lodging facilities.

          "Release" shall have the meaning provided such term in CERCLA.

          "Replaced Bank" shall have the meaning provided in Section 1.13.

          "Replacement Bank" shall have the meaning provided in Section 1.13.

          "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived under subsection
 .22, .23, .25, .27 or .28 of PBGC Regulation Section 4043.

          "Required Banks" shall mean Non-Defaulting Banks, the sum of whose outstanding Term Loans (and Term Loan Commitments, if any) and Revolving Loan Commitments (or after the termination of the Revolving Loan Commitments, outstanding Revolving Loans and Percentage of Swingline Loans and Letter of Credit Outstandings) represent an amount greater than 50% of the sum of all outstanding Term Loans (or Term Loan Commitments, if any) of Non-Defaulting Banks and the Total Revolving Loan Commitment (or after the termination of the Total Revolving Loan Commitment, the sum of the then total outstanding Revolving Loans of Non-Defaulting Banks and the aggregate

Percentages of all Non-Defaulting Banks of the total outstanding Swingline Loans and Letter of Credit Outstandings at such time).

          "Restatement Effective Date" shall have the meaning provided in
Section 13.10.

          "Revolving Loan" shall have the meaning provided in Section 1.01(d).

          "Revolving Loan Commitment" shall mean, for each Bank, the amount set forth opposite such Bank's name in Schedule I directly below the column entitled "Revolving Loan Commitment," as same may be (x) reduced from time to time pursuant to Sections 3.02, 3.03 and/or 10 or (y) adjusted from time to time as a result of assignments to or from such Bank pursuant to Section 1.13 or 13.04(b).

          "Revolving Loan Commitment Commission" shall have the meaning provided in Section 3.01(a)(iii).

          "Revolving Note" shall have the meaning provided in Section 1.05(a).

          "Run Rate EBITDA" shall mean, for any period, Property Level EBITDA (including Qualified Hotel Properties only) for such period less the Annualized Corporate Overhead Amount for such period.

          "Run Rate Leverage Ratio" shall mean, at any time, the ratio of Consolidated Debt at such time to Run Rate EBITDA for the then most recently ended Test Period.

          "S&P" shall mean Standard & Poor's Ratings Services.

          "Schedule Repayments" shall mean Tranche B Term Loan Scheduled Repayments and Tranche C Term Loan Scheduled Repayments.

          "SEC" shall have the meaning provided in Section 8.01(g).

          "Section 4.04(b)(ii) Certificate" shall have the meaning provided in
Section 4.04(b).

          "Secured Creditors" shall have the meaning provided in the respective Security Documents.

          "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "Security Agreement" shall mean the Security Agreement, dated as of September 26, 1997, executed and delivered pursuant to Section 5.07 of the Original Credit Agreement, as same may from time to time be amended, modified or supplemented (including by the addition of certain additional Credit Parties as parties thereto as required by Section 5.08 hereof) in accordance with the terms thereof.

          "Security Agreement Collateral" shall mean all "Collateral" as defined in the Security Agreement.

          "Security Documents" shall mean the Pledge Agreement and the Security Agreement.

          "Senior Debt Leverage Ratio" shall mean on any date a ratio calculated as provided in the definition of Run Rate Leverage Ratio contained herein, provided that the term "Consolidated Senior Debt" be deemed inserted in lieu of the term "Consolidated Debt" appearing therein.

          "Shareholders' Agreements" shall have the meaning provided in Section 5.05.

          "Special Financial Statements" shall mean for any date the consolidated balance sheet of the Borrower and its Subsidiaries as at such date and the related year to date consolidated statements of income and retained earnings and statements of cash flow for the period commencing on the first day of the fiscal year in which such date occurs and ending on such date, all of which shall be certified by the Chief Financial Officer of the Borrower, subject to normal recurring adjustments.

          "Specific Borrowing Conditions" shall mean in respect of any Credit Event that each of the following tests shall have been satisfied on the date of such Credit Event:

          (i) the Pro Forma Borrowing Leverage Ratio determined on the date of such Credit Event shall be less than the ratio set forth below opposite the period in which such date occurs:

                    Year                             Ratio
                    ----                             -----
                    1998                            6.0:1.0
                    1999                            5.5:1.0
                    2000
                      and thereafter                5.0:1.0; and

          (ii) the Pro Forma Borrowing Interest Coverage Ratio determined on the date of such Credit Event shall be greater than the ratio set forth below opposite the period in which such date occurs:

                    Year                             Ratio
                    ----                             -----
                    1998                            1.75:1.0
                    1999                            2.00:1.0
                    2000
                      and thereafter                2.50:1.0; and

     ; provided that notwithstanding the foregoing, (x) if at least $200,000,000 of gross cash proceeds are received within twelve months after the Original Effective Date from the issuance of New Subordinated Notes or shares of capital stock of the Borrower and (y) so long as 100% of the net cash proceeds therefrom are used (A) first, to repay any then outstanding Revolving Loans and (B) to the extent in excess thereof, are used in the business of the Borrower and its Subsidiaries prior to the further incurrence of Revolving Loans, then "Specific Borrowing Conditions" shall instead mean in respect of any Credit Event that each of the following tests shall have been satisfied on the date of such Credit Event:

          (i) the Pro Forma Borrowing Leverage Ratio determined on the date of such Credit Event shall be less than the ratio set forth below opposite the period in which such date occurs:

                    Year                             Ratio
                    ----                             -----
                    1998                            6.5:1.0
                    1999                            6.0:1.0
                    2000
                      and thereafter                5.5:1.0; and

          (ii) the Pro Forma Borrowing Interest Coverage Ratio determined on the date of such Credit Event shall be greater than the ratio set forth below opposite the period in which such date occurs:

                    Year                             Ratio
                    ----                             -----
                    1998                            1.75:1.0
                    1999                            2.00:1.0
                    2000
                      and thereafter                2.50:1.0; and

          (iii) the Pro Forma Borrowing Senior Debt Leverage Ratio determined on the date of such Credit Event shall be less than the ratio set forth below opposite the period in which such date occurs:

                    Year                             Ratio
                    ----                             -----
                    1998                            4.5:1.0
                    1999                            4.0:1.0
                    2000
                      and thereafter                3.5:1.0

          "Standby Letter of Credit" shall have the meaning provided in Section 2.01(a).

          "Stated Amount" of each Letter of Credit shall mean, at any time, the maximum amount available to be drawn thereunder (in each case determined without regard to whether any conditions to drawing could then be met).

          "Subsidiary" shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time. Notwithstanding the foregoing (and except for purposes of the definition of Unrestricted Subsidiary contained herein) an Unrestricted Subsidiary shall be deemed not to be a Subsidiary of the Borrower or any of its other Subsidiaries for purposes of this Agreement.

          "Subsidiary Guarantor" shall mean each Subsidiary of the Borrower designated as a "Subsidiary Guarantor" on Schedule IV hereto or which executes a guarantee after the Restatement Effective Date pursuant to Section 9.16.

          "Subsidiaries Guaranty" shall mean the Subsidiaries Guaranty, dated as of September 26, 1997, executed and delivered pursuant to Section 5.08 of the Original Credit Agreement, as same may from time to time be amended, modified or supplemented (including by the addition of certain additional Credit Parties as parties thereto as required by Section 5.08 hereof) in accordance with the terms thereof.

          "Supplement Effective Date" shall mean with respect to each Tranche C Supplement, the date on which such Tranche C Supplement (and the Tranche C Term Loan Commitments under the relevant Tranche C Term Loan Sub-Facility) shall become effective in accordance with the terms of such Tranche C Supplement, provided that such
                                                           --------
effective date shall be no earlier than the date on which the Administrative Agent actually receives a fully executed counterpart thereof.

          "Swingline Bank" shall mean IBJ and its successors and assigns.

          "Swingline Expiry Date" shall mean the date which is five Business Days prior to the A/RF Maturity Date.

          "Swingline Loan" shall have the meaning provided in Section 1.01(e).

          "Swingline Note" shall have the meaning provided in Section 1.05(a).

          "Syndication Agent" shall mean MSSF in its capacity as Syndication Agent and Arranger for the Banks hereunder.

          "Syndication Date" shall have the meaning provided in Section 1.01(b).

          "Tax Benefit" shall have the meaning provided in Section 4.04(c).

          "Tax Sharing Agreements" shall have the meaning provided in Section 5.05.

          "Taxes" shall have the meaning provided in Section 4.04(a).

          "Term Loan" shall mean each Tranche A Term Loan, Tranche B Term Loan and Tranche C Term Loan.

          "Term Loan Commitment" shall mean each Tranche A Term Loan Commitment, each Tranche B Term Loan Commitment, and each Tranche C Term Loan Commitment, with the Term Loan Commitment of any Bank at any time to equal the sum of its Tranche A Term Loan Commitment, Tranche B Term Loan Commitment and Tranche C Term Loan Commitment as then in effect.

          "Term Loan Facility" shall mean each of the Tranche A Term Loan Facility, the Tranche B Term Loan Facility and each Tranche C Term Loan Sub-Facility.

          "Test Period" shall mean in respect of any date, either (i) the period of four consecutive fiscal quarters of the Borrower last ended prior to such date for which financial statements have been delivered (or should have been delivered on or before such date) to the Administrative Agent pursuant to
Section 8.01(a) or (b), as the case may be, or (ii) in the event that the Borrower so elects, the period of 12 consecutive fiscal months of the Borrower last ended prior to such date provided that the Borrower shall have delivered to the Administrative Agent Special Financial Statements for the last day of such period, provided that financial statements have not been delivered (or have not
        --------
been required to be delivered) to the Banks pursuant to Section 8.01(a) or (b), as the case may be, in respect of a fiscal quarter ending after such 12-month period and prior to such date (provided that for purposes of calculating the
                               --------
Consolidated Interest Coverage Ratio only for the period ending prior to October 1, 1998, "Test Period" shall mean the period beginning on the first day of the fiscal quarter beginning on July 1, 1997 and ending on the last day of the fiscal quarter or month, as the case may be, ended thereafter), in each case taken as one accounting period.

          "Total Commitments" shall mean, at any time, the sum of the Commitments of each of the Banks.

          "Total Original Tranche B Term Loan Commitment" shall mean the Total Tranche B Term Loan Commitment existing on the Restatement Effective Date immediately before giving effect to any Tranche B Term Loans incurred on such date.

          "Total Revolving Loan Commitment" shall mean, at any time, the sum of the Revolving Loan Commitments of each of the Banks, it being understood that on the Restatement Effective Date, the Total Revolving Loan Commitment shall equal $350,000,000.

          "Total Tranche A Term Loan Commitment" shall mean, at any time, the sum of the Tranche A Term Loan Commitments of each of the Banks.

          "Total Tranche B Term Loan Commitment" shall mean, at any time, the sum of the Tranche B Term Loan Commitments of each of the Banks.

          "Total Tranche C Term Loan Commitment" shall mean, at any time, in respect of a Tranche C Term Loan Sub-Facility the sum of the Tranche C Term Loan Commitments of each of the Banks under such Tranche C Term Loan Sub-Facility.

          "Total Unutilized Revolving Loan Commitment" shall mean, at any time, an amount equal to the remainder of (x) the Total Revolving Loan Commitment then in effect less (y) the sum of the aggregate principal amount of Revolving Loans and Swingline Loans then outstanding plus the then aggregate amount of Letter of Credit Outstandings.

          "Trade Letter of Credit" shall have the meaning provided in Section 2.01(a).

          "Tranche" shall mean the respective facility and commitments utilized in making Loans hereunder, with there being five separate Tranches, i.e.,
                                                                    ----
Tranche A Term

Loans, Tranche B Term Loans, Tranche C Term Loans, Revolving Loans and Swingline Loans.

          "Tranche A Term Loan" shall have the meaning provided in Section 1.01(a).

          "Tranche A Term Loan Borrowing Date" shall mean one or more dates occurring on and after the Restatement Effective Date and on or prior to the Final A Draw Date on which Tranche A Term Loans are incurred hereunder.

          "Tranche A Term Loan Commitment" shall mean for each Bank, the amount set forth opposite such Bank's name in Schedule I hereto directly below the column entitled "Tranche A Term Loan Commitment," as same may be (x) reduced from time to time pursuant to Sections 3.02, 3.03, 4.02 and/or 10 or (y) adjusted from time to time as a result of assignments to or from such Bank pursuant to Sections 1.13 and 13.04(b).

          "Tranche A Term Loan Commitment Commission" shall have the definition provided in Section 3.01(a)(i).

          "Tranche A Term Loan Facility" shall mean the credit facility evidenced by the Tranche A Term Loan Commitments and the Tranche A Term Loans.

          "Tranche A Term Note" shall have the meaning provided in Section 1.05(a).

          "Tranche B Term Loan" shall have the meaning provided in Section 1.01(b).

          "Tranche B Term Loan Borrowing Date" shall mean one or more dates occurring after the Restatement Effective Date and on or prior to the Final B Draw Date on which Tranche B Term Loans are incurred hereunder.

          "Tranche B Term Loan Commitment" shall mean for each Bank, the amount set forth opposite such Bank's name in Schedule I hereto directly below the column entitled "Tranche B Term Loan Commitment," as same may be (x) reduced from time to time pursuant to Sections 3.02, 3.03, 4.02 and/or 10 or (y) adjusted from time to time as a result of assignments to or from such Bank pursuant to Sections 1.13 and 13.04(b).

          "Tranche B Term Loan Commitment Commission" shall have the meaning provided in Section 3.01(a)(ii).

          "Tranche B Term Loan Facility" shall mean the credit facility evidenced by the Tranche B Term Loan Commitments and the Tranche B Term Loans.

          "Tranche B Term Loan Scheduled Repayment" shall have the meaning provided in Section 4.02(b)(ii).

          "Tranche B Term Note" shall have the meaning provided in Section 1.05(a).

          "Tranche C Supplement" shall mean for each Tranche C Term Loan Sub-Facility, a supplement to this Agreement substantially in the form of Exhibit J hereto which shall (i) be executed and delivered by the Borrower and each Bank which is to have a Tranche C Term Loan Commitment under such Tranche C Term Loan Sub-Facility, (ii) set forth the amount of Tranche C Term Loan Commitment of each Bank under such Tranche C Term Loan Sub-Facility, (iii) set forth the maturity date and scheduled amortization of the Tranche C Term Loans to be incurred under such Tranche C Term Loan Sub-Facility, (iv) set forth the interest rate, facility fees, commitment commissions and other amounts which are to be payable in respect of the Tranche C Term Loans and the Tranche C Term Loan Commitment under such Tranche C Term Loan Sub-Facility, (v) set forth any additional conditions precedent to the incurrence of Tranche C Term Loans under such Tranche C Term Loan Sub-Facility, if any, and (vi) set forth the conditions precedent, if any, to the effectiveness of such Tranche C Supplement. All of the matters set forth in a Tranche C Supplement shall be subject to the restrictions and limitations set forth in Section 1.14.

          "Tranche C Term Loan" shall have the meaning provided in Section 1.01(c).

          "Tranche C Term Loan Commitment" shall mean for each Bank in respect of a Tranche C Term Loan Sub-Facility, the amount set forth opposite such Bank's name in Annex I to the Tranche C Supplement for such Tranche C Term Loan Sub-Facility directly below the column entitled "Tranche C Term Loan Commitment" for such Tranche C Term Loan Sub-Facility (as such Schedule shall be deemed to have been amended pursuant to Section 1.01(c)(ii)), as same may be (x) reduced from to time to time pursuant to Sections 3.02, 3.03, 4.02 and/or 10 or (y) adjusted from time to time as a result of assignments to or from such Bank pursuant to Sections 1.13 and 13.04(b).

          "Tranche C Term Loan Facility" shall mean a facility under this Agreement pursuant to which one or more Banks commit to make a Tranche C Term Loan or Tranche C Term Loans to the Borrower each of which Tranche C Term Loans shall constitute a Loan under this Agreement entitled to the benefits hereto and the other Credit Documents (including, but not limited to, sharing on a pari
                                                                        ----
passu basis the benefits of the Subsidiaries Guaranty and the Security
-----
Documents).

          "Tranche C Term Loan Scheduled Repayment" shall have the meaning provided in Section 4.02(b)(iii).

          "Tranche C Term Loan Sub-Facility" shall mean a sub-facility under the Tranche C Term Loan Facility relating to the commitments of one or more Banks to make a Tranche C Term Loan or Tranche C Term Loans under such Sub-Facility having identical interest rates, maturities and scheduled amortizations.

          "Tranche C Term Note" shall have the meaning provided in Section 1.05(a).

          "Type" shall mean the type of Loan determined with regard to the interest option applicable thereto, i.e., whether a Base Rate Loan or a
                                    ----
Eurodollar Loan.

          "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

          "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year, determined in accordance with actuarial assumptions at such time consistent with Statement of Financial Accounting Standards No. 87, exceeds the market value of the assets allocable thereto.

          "United States" and "U.S." shall each mean the United States of America.

          "Unpaid Drawing" shall have the meaning provided for in Section
2.05(a).

          "Unrestricted Subsidiary" shall mean any Subsidiary of the Borrower that, at the time of determination, shall be an Unrestricted Subsidiary (as designated by the Borrower, as provided below) provided that such Subsidiary does not and shall not engage, to any substantial extent, in any line or lines of business activity other than a Related Business. The Borrower may designate any Person acquired after the Restatement Effective Date to be an Unrestricted Subsidiary so long as (a) no Default or Event of Default is existing or will occur as a consequence thereof, and (b) such Subsidiary does not own any equity interests in, or hold any Lien on any property of, the Borrower or any other Subsidiary (excluding other Unrestricted Subsidiaries). Any such designation shall also be deemed to constitute an investment pursuant to Section 9.05(xi) in an amount equal to the Borrower's and its Subsidiaries' percentage ownership interest of such Unrestricted Subsidiary of the sum of the net assets (with assets other than cash and Cash Equivalents valued at fair market value) of such Subsidiary at the time of the designation (which investment must be permitted to be made in accordance with the requirements of Section 9.05(xi)). The Borrower may designate any Unrestricted Subsidiary to be a Subsidiary, provided that no Default or Event of Default is existing or will occur as a consequence thereof and the provisions of Section 9.16 are complied with for such Subsidiary at the time of such designation. Each such designation shall be evidenced by filing with the Administrative Agent a certified copy of the resolution giving effect to such designation and an officers' certificate of an Authorized Officer of the Borrower certifying that such designation complied with the foregoing conditions.

          "Unutilized Revolving Loan Commitment" with respect to any Bank at any time shall mean such Bank's Revolving Loan Commitment at such time, if any, less the sum of (i) the aggregate outstanding principal amount of Revolving Loans made by such Bank and (ii) such Bank's Percentage of the Letter of Credit Outstandings.

          "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock (other than director's qualifying shares) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

          SECTION 12.    The Agents .
                         -----------

          12.01  Appointment.  The Banks hereby designate IBJ as Administrative
                 -----------
Agent (for purposes of this Section 12, the term "Administrative Agent" shall include IBJ in its capacity as Collateral Agent pursuant to the Security Documents) to act as specified herein and in the other Credit Documents. The Banks hereby designate MSSF as Syndication Agent (for purposes of this Section 12, the term "Syndication Agent" also shall include MSSF in its capacity as Arranger) to act as specified herein and in the other Credit Documents. Each Bank hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, any Agent to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of such Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. Each Agent may perform any of its duties hereunder by or through its respective officers, directors, agents, employees or affiliates.

          12.02  Nature of Duties.  No Agent shall have any duties or
                 ----------------
responsibilities except those expressly set forth in this Agreement and in the other Credit Documents. Neither any Agent nor any of its respective officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The duties of each Agent shall be mechanical and administrative in nature; no Agent shall have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Bank or the holder of any Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

          12.03  Lack of Reliance on the Agents.  Independently and without
                 ------------------------------
reliance upon any Agent, each Bank and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Borrower and each of its Subsidiaries in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of the Borrower and each of its Subsidiaries and, except as expressly provided in this Agreement, no Agent shall have any duty or responsibility, either initially or on a continuing basis, to provide any Bank or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. No Agent shall be responsible to any Bank or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectability, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of the Borrower or any of its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of the Borrower or any of its Subsidiaries or the existence or possible existence of any Default or Event of Default.

          12.04  Certain Rights of the Agents.  If any Agent shall request
                 -----------------------------
instructions from the Required Banks with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, such Agent shall be entitled to refrain from such act or taking such action unless and until such Agent shall have received instructions from the Required Banks; and such Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Bank or the holder of any Note shall have any right of action whatsoever against any Agent as a result of such Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Banks.

          12.05  Reliance.  Each Agent shall be entitled to rely, and shall be
                 --------
fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that such Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by such Agent.

          12.06  Indemnification.  To the extent any Agent is not reimbursed and
                 ---------------
indemnified by the Borrower, the Banks will reimburse and indemnify such Agent, in proportion to their respective "percentages" as used in determining the Required Banks, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by such Agent in performing its respective duties hereunder or under any other Credit Document, in any way relating to or arising out of this Agreement or any other Credit Document; provided that to the extent that any
                                        --------
Agent is reimbursed by the Borrower for amounts paid by the Banks pursuant to this Section 12.06, such Agent shall reimburse the Banks for such amounts; provided further that no Bank shall be liable for any portion of such
----------------
liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct.

          12.07  Each Agent in Its Individual Capacity.  With respect to its
                 -------------------------------------
obligation to make Loans, or issue or participate in Letters of Credit, under this Agreement, each Agent shall have the rights and powers specified herein for a "Bank" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Banks," "Required Banks," "holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Each Agent may accept deposits from, lend money to, and generally engage in any kind of banking, investment banking, trust or other business with, or provide debt financing, equity capital or other services (including financial advisory services) to, any Credit Party or any Affiliate of any Credit Party (or any Person engaged in a similar business with any Credit Party or any Affiliate thereof) as if they were not performing the duties specified herein, and may accept fees and other consideration from the Borrower or any other Credit Party or any Affiliate of any Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Banks.

          12.08  Holders.  Each Agent may deem and treat the payee of any Note
                 -------
as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with such Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

          12.09  Resignation by the Administrative Agent and the Syndication
                 -----------------------------------------------------------
Agent.  (a)  The Administrative Agent and/or the Syndication Agent may resign
-----
from the performance of all their respective functions and duties hereunder and/or under the other Credit Documents at any time by giving 15 Business Days' prior written notice to the Banks and the Borrower (provided that no such notice shall be required to be given to the

Borrower if a Default or an Event of Default of the type described in Section
10.05 exists with respect to the Borrower). Such resignation, in the case of the Administrative Agent, shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below, and such resignation, in the case of the Syndication Agent, shall take effect immediately.

          (b) Upon any such notice of resignation by the Administrative Agent, the Required Banks shall appoint a successor Administrative Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrower (it being understood and agreed that (i) so long as no Default or Event of Default exists at such time such successor Administrative Agent shall be required to be reasonably satisfactory to the Borrower and (ii) at all other times any Non-Defaulting Bank is deemed to be acceptable to the Borrower).

          (c) If a successor Administrative Agent shall not have been so appointed within such 15 Business Day period, the Administrative Agent with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed), shall then appoint a successor Administrative Agent who shall serve as Administrative Agent hereunder or thereunder until such time, if any, as the Required Banks appoint a successor Administrative Agent as provided above.

          (d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 30th Business Day after the date such notice of resignation was given by the Administrative Agent, Administrative Agent's resignation shall become effective and the Required Banks shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Required Banks appoint a successor Administrative Agent as provided above.

          SECTION 13.    Miscellaneous.
                         -------------

          13.01  Payment of Expenses, etc.   The Borrower agrees that it shall:
                 -------------------------
(i) whether or not the transactions contemplated herein are consummated, pay all reasonable out-of-pocket costs and expenses of the Agents (including, without limitation, the reasonable fees and disbursements of White & Case LLP), in connection with the preparation, execution, delivery and performance of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein, any amendment, waiver or consent relating hereto or thereto, of the Agents in connection with its syndication efforts with respect to this Agreement and, upon the occurrence and during the continuance of an Event of Default, the reasonable costs and expenses of each of the Agents and each of the Banks in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein (including, without limitation, the reasonable fees and disbursements of counsel for the Agents and, following an Event of Default, for each of the Banks), provided that the
                                                       --------
Borrower's obligation to reimburse the Agents for the reasonable fees and disbursements of White & Case LLP incurred in connection with the preparation, execution and delivery of this Agreement shall be subject to the letter dated February 13, 1998 from the Syndication Agent to the Borrower; (ii) pay and hold each of the Banks harmless from and against any and all present and future stamp, excise and other similar documentary taxes with respect to the foregoing matters and save each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes; and (iii) indemnify each Agent and each Bank, and each of their respective officers, directors, employees, representatives and agents from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys' and consultants' fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of,
(a) any investigation, litigation or other proceeding (whether or not any Agent or any Bank is a party thereto) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of any Letter of Credit or the proceeds of any Loans hereunder or the consummation of any transactions contemplated herein or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents, or (b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property owned or at any time operated by any Credit Party or any of its Subsidiaries, the Release, generation, storage, transportation, handling or disposal of Hazardous Materials at any location, whether or not owned or operated by any Credit Party or any of its Subsidiaries, the non-compliance of any Real Property with foreign, federal, state and local laws, regulations, and ordinances (including applicable permits thereunder) applicable to any Real Property, or any Environmental Claim asserted against any Credit Party, any of its Subsidiaries or any Real Property owned or at any time operated by any Credit Party or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified). To the extent that the undertaking to indemnify, pay or hold harmless any Agent or any Bank set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

          13.02  Right of Setoff.  In addition to any rights now or hereafter
                 ---------------
granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Bank (including, without limitation, by branches and agencies of such Bank wherever located) to or for the credit or the account of any Credit Party against and on account of the Obligations and liabilities of such Credit Party to such Bank under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Bank pursuant to Section 13.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Bank shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

          13.03  Notices.  Except as otherwise expressly provided herein, all
                 -------
notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered: if to any Credit Party, at the address specified opposite its signature below or in the other relevant Credit Documents; if to any Bank, at its address specified on Schedule II; if to the Syndication Agent, at the address specified on Schedule II; and if to the Administrative Agent, at its Notice Office; or, as to any Credit Party or any Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Bank, at such other address as shall be designated by such Bank in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to any Agent or any Credit Party shall not be effective until received by such Agent or such Credit Party.

          13.04  Benefit of Agreement.  (a)  This Agreement shall be binding
                 --------------------
upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, the Borrower may not
                                   --------  -------
assign or transfer any of its rights, obligations or interest hereunder or under any other Credit Document without the prior written consent of the Banks and, provided further, that, although any Bank may transfer, assign or grant
----------------
participations in its rights hereunder, such Bank shall remain a "Bank" for all purposes hereunder (and may not transfer or assign all or any portion of its Commitments hereunder except as provided in Section 13.04(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a "Bank" hereunder and, provided further, that no Bank shall transfer or grant any
                      ----------------
participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the A/RF Maturity Date) in which such participant is partici-pating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitments shall not constitute a change in the terms of such participation, and that an in crease in any Commitment or Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Credit Documents) supporting the Loans hereunder in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Bank had not sold such participation.

          (b) Notwithstanding the foregoing, any Bank (or any Bank together with one or more other Banks) may (x) assign all or a portion of its Revolving Loan Commitment (and related outstanding Obligations hereunder) and/or its outstanding Term Loans (or, if not theretofore terminated, Term Loan Commitment) to one or more Banks or (y) assign all, or if less than all, a portion equal to at least $5,000,000 in the aggregate for the assigning Bank or assigning Banks, of such Revolving Loan Commitment (and related outstanding Obligations hereunder) and/or its outstanding Term Loans (or, if not theretofore terminated, Term Loan Commitment) to one or more Eligible Transferees, each of which assignees shall become a party to this Agreement as a Bank by execution of an Assignment and Assumption Agreement, provided that (i) at such time Schedule I
                                     --------
shall be deemed modified to reflect the Commitments (and/or out standing Loans, as the case may be) of such new Bank and of the existing Banks, (ii) upon surrender of the old Notes (or, upon such assigning Bank's indemnifying the Borrower for any lost Note pursuant to a customary indemnification agreement), new Notes will be issued, at the Borrower's expense, to such new Bank and to the assigning Bank upon the request of such new Bank or assigning Bank, such new Notes to be in conformity with the requirements of Section 1.05 (with appropriate modifications) to the extent needed to reflect the revised Commitments (and/or outstanding Loans, as the case may be), (iii) the consent (which shall not be unreasonably withheld or delayed) of each Agent shall be required in connection with any such assignment pursuant to clause (y) above,
(iv) so long as no Default or Event of Default exists, the consent of the Borrower shall be required in connection with any assignment to an Eligible Transferee pursuant to clause (y) above (which consent shall not be unreasonably withheld or delayed), and (v) the Administrative Agent shall receive at the time of each such assignment (other than in connection with an assignment by a Bank to an affiliate of such Bank), from the assigning or assignee Bank, the payment of a non-refundable assignment fee of $1,500 or in the case of an assignment to an assignee which is not a Bank, the payment of a nontransferable assignment fee of $3,000 and, provided further, that such transfer or assignment will not be
            ----------------
effective until recorded by the Administrative Agent on the Register pursuant to
Section 13.16. To the extent of any assignment pursuant to this Section 13.04(b), the assigning Bank shall be relieved of its obligations hereunder with respect to its assigned Commitments. At the time of each assignment pursuant to this Section 13.04(b) to a Person which is not already a Bank hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Bank shall provide to the Borrower and the Administrative Agent the appropriate Internal Revenue Service Forms (and, if applicable a Section 4.04(b)(ii) Certificate) described in Section 4.04(b). To the extent that an assignment of all or any portion of a Bank's Commitments and related outstanding Obligations pursuant to Section 1.13 or this Section 13.04(b) would, at the time of such assignment, result in increased costs under Section 1.10, 1.11, 2.06 or
4.04 from those being charged by the respective assigning Bank prior to such assignment, then the Borrower shall not be obligated to pay or reimburse such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

          (c) In addition to the foregoing, one or more Eligible Transferees which agree to provide a Tranche C Term Loan Commitment under a Tranche C Term Loan Sub-Facility pursuant to Section 1.14 shall become a party to this Agreement as a Bank with effect from the Supplement Effective Date of such Tranche C Supplement, provided that (i) such new Bank executes and delivers to the Administrative Agent the Tranche C Supplement for such Sub-Facility, (ii) the consent (which shall not be unreasonably withheld or delayed) of the Syndication Agent shall be required in connection with the addition of such new Bank, and (iii) if such Bank is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, such Bank shall provide to the Borrower and the Administrative Agent the appropriate Internal Revenue Service Forms (and, if applicable a Section 4.04(b)(ii) Certificate) described in Section 4.04(b).

          (d) Nothing in this Agreement shall prevent or prohibit any Bank from pledging its Loans and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reserve Bank.

          13.05  No Waiver; Remedies Cumulative.  No failure or delay on the
                 ------------------------------
part of any Agent or any Bank or any holder of any Note in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between any Borrower or any other Credit Party and any Agent or any Bank or the holder of any

Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which any Agent or any Bank or the holder of any Note would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Agent or any Bank or the holder of any Note to any other or further action in any circumstances without notice or demand.

          13.06  Payments Pro Rata.  (a)  Except as otherwise provided in this
                 -----------------
Agreement, the Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Obligations hereunder, it shall distribute such payment to the Banks (other than any Bank that has consented in writing to waive its pro rata share of any such payment)
                                           --- ----
pro rata based upon their respective shares, if any, of the Obligations with
--- ----
respect to which such payment was received.

          (b) Each of the Banks agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans, Unpaid Drawings, Commitment Commission or Letter of Credit Fees, of a sum which with respect to the related sum or sums received by other Banks is in a greater proportion than the total of such Obligation then owed and due to such Bank bears to the total of such Obligation then owed and due to all of the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in the Obligations of the respective Credit Party to such Banks in such amount as shall result in a proportional participation by all the Banks in such amount; provided that if all or any portion of such excess
                          --------
amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price re stored to the extent of such recovery, but without interest.

          13.07  Calculations; Computations.  (a)  The financial statements to
                 --------------------------
be furnished to the Banks pursuant hereto shall be made and prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Banks) ("GAAP"); provided that, (i) except as otherwise specifically provided herein,
          --------
all computations of Excess Cash Flow and all computations determining compliance with Sections 9.08 through 9.11, inclusive, and the determination of the Applicable Margin, Applicable Commitment Commission Percentage and Specific

Borrowing Conditions shall utilize accounting principles and policies in conformity with those used to prepare the annual financial statements first delivered to the Banks pursuant to Section 7.05(a) and (ii) for purposes of calculating financial terms, all covenants and related definitions, all such calculations based on the operations of the Borrower and its Subsidiaries on a consolidated basis shall be made without giving effect to the operations of any Unrestricted Subsidiaries.

          (b) All computations of interest, Commitment Commission, and other Fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, Commitment Commission or other Fees are payable.

          13.08  GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF
                 -----------------------------------------------------------
JURY TRIAL.  (a)  THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS
----------
AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. THE BORROWER HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK JURISDICTION OVER THE BORROWER, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN ANY OF THE AFORESAID COURTS, THAT ANY SUCH COURT LACKS JURISDICTION OVER THE BORROWER. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY AGENT, ANY BANK OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN

ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER IN ANY OTHER JURISDICTION.

          (b) THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

          (C) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

          13.09  Counterparts.  This Agreement may be executed in any number of
                 ------------
counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

          13.10  Effectiveness.  This Agreement shall become effective on the
                 -------------
date (the "Restatement Effective Date") on which (i) each of the Borrower, each Subsidiary Guarantor, each New Bank, the Required Banks (determined immediately before the occurrence of the Restatement Effective Date) shall have signed a counterpart here of (whether the same or different counterparts) and shall have delivered the same to the Administrative Agent at its Notice Office or, in the case of the Banks, shall have given to the Administrative Agent telephonic (confirmed in writing), written or telex notice (actually received) at such office that the same has been signed and mailed to it and (ii) the conditions contained in Sections 5 and 6 are met to the reasonable satisfaction of the Administrative Agent and the Required Banks (determined immediately after the occurrence of the Restatement Effective Date. Unless the Agents received actual notice from any Bank that the conditions described in clause (ii) of the preceding sentence have not been met to its satisfaction, upon the satisfaction of the condition described in clause (i) of the immediately preceding sentence and upon the Agents' good faith determination that the conditions described in clause (ii) of the immediately preceding sentence have been met, then the Restatement Effective Date shall have deemed to have occurred, regardless of any subsequent determination that one or more of the conditions thereto had not been met. The Administrative Agent will give the Borrower, the Syndication Agent and each Bank prompt written notice of the occurrence of the Restatement Effective Date.

          13.11  Headings Descriptive.  The headings of the several sections and
                 --------------------
subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

          13.12  Amendment or Waiver; etc.  (a)  Neither this Agreement nor any
                 ------------------------
other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto and the Required Banks, provided that no such change, waiver, discharge or termination
                --------
shall, without the consent of each Bank (other than a Defaulting Bank) (with Obligations being directly affected in the case of following clause (i)), (i) extend the final scheduled maturity of any Loan or Note, or extend the stated expiration date of any Letter of Credit beyond the A/RF Maturity Date, or reduce the rate or extend the time of payment of interest or Fees thereon, or reduce the principal amount thereof (except to the extent repaid in cash) (it being understood that any amendment or modification to the financial definitions in this Agreement or to Section 13.07(a) shall not constitute a reduction in the rate of interest or any Fees for purposes of this clause (i)), (ii) release all or substantially all of the Collateral (except as expressly provided in the Credit Documents) under all the Security Documents, (iii) amend, modify or waive any provision of this Section 13.12, (iv) reduce the percentage specified in the definition of Required Banks (it being understood that, with the consent of the Required Banks, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Banks on substantially the same basis as the extensions of Loans and Commitments are included on the Original Effective Date) or (v) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement; provided further, that
                                                        ----------------
no such change, waiver, discharge or termination shall (w) increase the Commitment of any Bank over the amount thereof then in effect without the consent of such Bank (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitments shall not constitute an increase of the Commitment of any Bank, and that an increase in the available portion of any Commitment of any Bank shall not constitute an increase in the Commitment of such Bank), (x) without the consent of each Issuing Bank, amend, modify or waive any provision of Section 2 or alter its rights or obligations with respect to Letters of Credit, (y) without the consent of each Agent affected thereby, amend, modify or waive any provision of Section 12 as same applies to such Agent or any other provision as same relates to the rights or obligations of such Agent and (z) without the consent of the Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent.

          (b) If, in connection with any proposed change, waiver, discharge or termination with respect to any of the provisions of this Agreement as contemplated by clauses (i) through (v), inclusive, of the first proviso to
Section 13.12(a), the consent of the Required Banks is obtained but the consent of one or more of such other Banks whose consent is required is not obtained, then the Borrower shall have the right, so long as all non-consenting Banks whose individual consent is required are treated as described in either clause
(A) or (B) below, to either (A) replace each such non-consenting Bank or Banks with one or more Replacement Banks pursuant to Section 1.13 so long as at the time of such replacement, each such Replacement Bank consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Bank's Commitments in accordance with Sections 3.02(b) and/or 4.01(b), provided
                                                                       --------
that, unless the Commitments are terminated, and Loans repaid, pursuant to preceding clause (B) are immediately re placed in full at such time through the addition of new Banks or the increase of the Commitments and/or outstanding Loans of existing Banks (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B) the Required Banks (determined before giving effect to the proposed action) shall specifically consent thereto, provided further, that in any event the Borrower
                              ----------------
shall not have the right to replace a Bank, terminate any of its Commitments or repay its Loans solely as a result of the exercise of such Bank's rights (and the withholding of any required consent by such Bank) pursuant to the second proviso to Section 13.12(a).

          13.13  Survival.  All indemnities set forth herein including, without
                 --------
limitation, in Sections 1.10, 1.11, 2.06, 4.04, 13.01 and 13.06 shall survive the execution, delivery and termination of this Agreement and the Notes and the making and repayment of the Obligations.

          13.14  Domicile of Loans.  Each Bank may transfer and carry its Loans
                 -----------------
at, to or for the account of any office, Subsidiary or Affiliate of such Bank. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 13.14 would, at the time of such transfer, result in increased costs under Section 1.10, 1.11, 2.06 or 4.04 from those being charged by the respective Bank prior to such transfer, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective transfer).

          13.15  Confidentiality.  (a)  Subject to the provisions of clause (b)
                 ---------------
of this Section 13.15, each Bank agrees that it will use its reasonable efforts not to disclose without the prior written consent of the Borrower (other than to its directors, employees, auditors, advisors or counsel or to another Bank if the Bank or such Bank's holding or parent company in its sole discretion determines that any such party should have access to such information, provided such Persons shall be subject to the provisions of this Section 13.15 to the same extent as such Bank) any information with respect to any Credit Party or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Credit Document and which is designated by any Credit Party to the Banks in writing as confidential, provided that any Bank may
                                               --------
disclose any such information (a) as has become generally available to the public other than by virtue of a breach of this Section 13.15(a), (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Bank or to the Federal Reserve Board, the Federal Deposit Insurance Corporation or the NAIC or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Bank, (e) to any Agent or the Collateral Agent and (f) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Notes or Commitments or any interest therein by such Bank, provided, that such prospective transferee agrees
                               --------
in writing with such Bank for the benefit of the Borrower to be subject to the provisions of this Section 13.15(a).

          (b) The Borrower hereby acknowledges and agrees that each Bank may share with any of its affiliates any information related to Credit Parties or any of their respective Subsidiaries (including, without limitation, any non public customer information regarding the creditworthiness of the Credit Parties and their respective Subsidiaries, provided such Persons shall be subject to the provisions of this Section 13.15 to the same extent as such Bank), it being understood that for purposes of this Section 13.15(b) the term "affiliate" shall mean any direct or indirect holding company of a Bank as well as any direct or indirect Subsidiary of such holding company.

          13.16  Register.  The Borrower hereby designates the Administrative
                 --------
Agent to serve as the Borrower's agent, solely for purposes of this Section 13.16, to maintain a register (the "Register") on which it will record the Commitments from time to time of each of the Banks, the Loans made by each of the Banks and each repayment in respect of the principal amount of the Loans of each Bank. Failure to make any such recordation, or any error in such recordation shall not affect the Borrower's obligations in respect of such Loans. With respect to any Bank, the transfer of the Commitments of such Bank and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 13.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Bank shall surrender the Note evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Bank and/or the new Bank. The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Agent in performing its duties under this Section 13.16.

          13.17  Limitation on Increased Costs.  Notwithstanding anything to
                 -----------------------------
the contrary contained in Section 1.10, 1.11, 2.06 or 4.04, unless a Bank gives notice to the Borrower that it is obligated to pay an amount under any such Section within 180 days after the later of (x) the date such Bank incurs the respective increased costs, Taxes, loss, expense or liability, or reduction in amounts received or receivable or reduction in return on capital or (y) the date such Bank has actual knowledge of its incurrence of the respective increased costs, Taxes, loss, expense or liability, or reductions in amounts received or receivable or reduction in return on capital, then such Bank shall only be entitled to be compensated for such amount by the Borrower pursuant to said
Section 1.10, 1.11, 2.06 or 4.04, as the case may be, to the extent the costs, Taxes, loss, expense or liability, or reduction in amounts received or receivable or reduction in return on capital are incurred or suffered on or after the date which occurs 180 days prior to such Bank giving notice to the Borrower that it is obligated to pay the respective amounts pursuant to said
Section 1.10, 1.11, 2.06 or 4.04, as the case may be. This Section 13.17 shall have no applicability to any Section of this Agreement or any other Credit Document other than said Sections 1.10, 1.11, 2.06 and 4.04.

          13.18  Addition of New Banks; Obligation to Pay Certain Amounts Owing
                 --------------------------------------------------------------
Pursuant to the Original Credit Agreement; Conversion of Commitments Under
--------------------------------------------------------------------------
Original Credit Agreement; etc.  (a)  On and as of the occurrence of the
------------------------------
Restatement Effective Date in accordance with Section 13.10, each New Bank shall become a "Bank" under, and for all purposes of, this Agreement and the other Credit Documents.

          (b) By their execution and delivery hereof, the Borrower and the Required Banks (determined immediately before the occurrence of the Restatement Effective Date) consent to the voluntary repayment by the Borrower of certain Revolving Loans (as contemplated by the last sentence of Section 1.01(d)) and certain other Obligations owing to the Original Banks as required by Section 5.13.

          (c) On the Restatement Effective Date, (i) a portion of the Original Total Revolving Loan Commitment equal to $150,000,000 shall be converted into the Total Tranche A Term Loan Commitment under this Agreement (such conversion to be applied pro rata to Original Revolving Loan Commitment of each Original
Bank) and after giving
effects to such conversion the Tranche A Term Loan Commitment and the Revolving Loan Commitment of each Original Bank shall be as set forth in Schedule I to this Agreement and (ii) Original Revolving Loans shall be converted in Tranche A Term Loans as provided in Section 1.01(a) and, to the extent not so converted, into Revolving Loans under this Agreement

          (d) The Borrower shall have the option to designate that one or more Borrowings of Original Revolving Loans which are Eurodollar Loans outstanding on the Restatement Effective Date shall constitute a Borrowing of Tranche A Term Loans resulting from a conversion of Original Revolving Loans pursuant to
Section 1.01(a) and upon such designation, the Interest Period and interest rate which applied to such Borrowing of Original Revolving Loans on the Restatement Effective Date shall apply to the Tranche A Term Loans resulting from such conversion until the expiry of such then current Interest Period.

          (e) On and after the Restatement Effective Date, all references in the Credit Documents to the "Credit Agreement" shall be deemed to be a reference to this Agreement.

          13.19  Acknowledgement and Agreement of Credit Parties.   Each of the
                 -----------------------------------------------
Credit Parties, by executing and delivering a counterpart of this Agreement, hereby consents to the increased extensions of credit pursuant to this Agreement which will be made available as a result of the amendment and restatement hereof on the Restatement Effective Date. All such extensions of credit, as well as the extensions of credit pursuant to the Original Credit Agreement (and also as contemplated by preceding Section 13.18) shall be entitled to all benefits of (and shall be fully guaranteed pursuant to) each of the Guaranties and shall be fully secured pursuant to, and in accordance with the terms of, the various Security Documents.


                                *      *      *

          IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

Address:
-------

450 East Las Olas Boulevard             EXTENDED STAY AMERICA, INC.
Suite 1100
Ft. Lauderdale, FL  33301
Telephone No.:  (954) 713-1600
Telecopier No.: (954) 713-1650
Attention:  Robert A. Brannon           By /s/ Robert A. Brannon
                                          ----------------------------
                                          Title: Senior Vice - President



                                        MORGAN STANLEY SENIOR FUNDING,
                                         INC., Individually, as
                                         Syndication Agent and as Arranger



                                        By [SIGNATURE ILLEGIBLE]
                                          ----------------------------
                                          Title:



                                        THE INDUSTRIAL BANK OF
                                        JAPAN, LIMITED,
                                         Individually and as
                                         Administrative Agent


                                        By /s/ Takuya Honjo
                                          ----------------------------
                                          Title: Takuya Honjo
                                                 Senior Vice President

                                                     EXTENDED STAY AMERICA, INC.
                                           AMENDED AND RESTATED CREDIT AGREEMENT


                                        THE LONG-TERM CREDIT BANK OF
                                         JAPAN, LTD.



                                        By [SIGNATURE ILLEGIBLE]
                                          --------------------------------
                                          Title: Senior Vice President

                                                     EXTENDED STAY AMERICA, INC.
                                           AMENDED AND RESTATED CREDIT AGREEMENT



                                        KZH-PAMCO


                                        By /s/ Virginia Conway
                                          ------------------------------
                                          Title: Virginia Conway
                                                 Authorized Agent

                                                     EXTENDED STAY AMERICA, INC.
                                           AMENDED AND RESTATED CREDIT AGREEMENT



                                   BANK ONE, KENTUCKY, NA


                                   By [SIGNATURE ILLEGIBLE]
                                     -------------------------------
                                    Title:  Executive Vice President

                                                     EXTENDED STAY AMERICA, INC.
                                           AMENDED AND RESTATED CREDIT AGREEMENT




                                    BANK OF TOKYO-MITSUBISHI
                                     TRUST COMPANY


                                    By /s/ Brian S. Dossie
                                      -------------------------
                                      Title: Assistant Vice President

                                                     EXTENDED STAY AMERICA, INC.
                                           AMENDED AND RESTATED CREDIT AGREEMENT



                                    BEAR STEARNS INVESTMENT PRODUCTS,
                                    INC.


                                    By /s/ Harry Rosenberg
                                      --------------------------
                                     Title: Harry Rosenberg
                                            Authorized Signatory

                                                     EXTENDED STAY AMERICA, INC.
                                           AMENDED AND RESTATED CREDIT AGREEMENT



                                    CIBC INC.


                                    By /s/ William M. Swenson
                                      --------------------------
                                      Title: WILLIAM M. SWENSON
                                             AUTHORIZED SIGNATORY

                                                     EXTENDED STAY AMERICA, INC.
                                           AMENDED AND RESTATED CREDIT AGREEMENT



                                    CHANG HWA COMMERCIAL BANK,
                                     LTD., NEW YORK BRANCH


                                    By /s/ Wan-tu Yeh
                                      --------------------------
                                      Title: WAN-TU YEH
                                             VP & GENERAL MANAGER

                                                     EXTENDED STAY AMERICA, INC.
                                           AMENDED AND RESTATED CREDIT AGREEMENT



                                    COMPAGNIE FINANCIERE DE CIC ET
                                     DE L'UNION EUROPEENNE


                                    By /s/ Marcus Edward
                                      -----------------------------
                                      Title: Vice President


                                    By /s/ Sean Mounier
                                      -----------------------------
                                      Title: First Vice President

                                                     EXTENDED STAY AMERICA, INC.
                                           AMENDED AND RESTATED CREDIT AGREEMENT




                                    ERSTE BANK DER OESTERREICHISCHEN
                                     SPARKASSEN AG


                                    By /s/ John S. Runnion
                                      -----------------------------
                                      Title: JOHN S. RUNNION
                                             FIRST VICE PRESIDENT


                                       [SIGNATURE ILLEGIBLE]

                                        Assistant VP

                                                     EXTENDED STAY AMERICA, INC.
                                           AMENDED AND RESTATED CREDIT AGREEMENT





                                    FIRST COMMERCIAL BANK


                                    By [SIGNATURE ILLEGIBLE]
                                      ----------------------------
                                      Title: VP & GENERAL MANAGER

                                                     EXTENDED STAY AMERICA, INC.
                                           AMENDED AND RESTATED CREDIT AGREEMENT



                                    HELLER FINANCIAL, INC.


                                    By /s/ Patrick Hayes
                                      -----------------------------
                                      Title: PATRICK HAYES
                                             VICE PRESIDENT

                                                     EXTENDED STAY AMERICA, INC.
                                           AMENDED AND RESTATED CREDIT AGREEMENT




                                    IMPERIAL BANK


                                    By /s/ Ray Vadalma
                                      -------------------------------
                                      Title: RAY VADALMA
                                             SENIOR VICE PRESIDENT

                                                     EXTENDED STAY AMERICA, INC.
                                           AMENDED AND RESTATED CREDIT AGREEMENT




                                    KZH HOLDING CORPORATION III


                                    By /s/ Virginia Conway
                                      -----------------------------
                                      Title: Virginia Conway
                                             Authorized Agent

                                                     EXTENDED STAY AMERICA, INC.
                                           AMENDED AND RESTATED CREDIT AGREEMENT




                                    LEHMAN COMMERCIAL PAPER INC.


                                    By /s/ Michele Swanson
                                      ----------------------------
                                      Title: Michele Swanson
                                             Authorized Signatory

                                                     EXTENDED STAY AMERICA, INC.
                                           AMENDED AND RESTATED CREDIT AGREEMENT



                                    MANUFACTURERS AND TRADERS
                                     TRUST COMPANY


                                    By [SIGNATURE ILLEGIBLE]
                                      ------------------------------
                                      Title: VICE PRESIDENT

                                                     EXTENDED STAY AMERICA, INC.
                                           AMENDED AND RESTATED CREDIT AGREEMENT




                                    ORIX USA CORPORATION


                                    By [SIGNATURE ILLEGIBLE]
                                      ----------------------------
                                      Title: EXECUTIVE VICE PRESIDENT

                                                     EXTENDED STAY AMERICA, INC.
                                           AMENDED AND RESTATED CREDIT AGREEMENT




                                    RZB FINANCE LLC


                                    By [SIGNATURE ILLEGIBLE]
                                      ------------------------------
                                      Title: Vice President


                                       [SIGNATURE ILLEGIBLE]

                                       President

                                                     EXTENDED STAY AMERICA, INC.
                                           AMENDED AND RESTATED CREDIT AGREEMENT




                                    SUMMIT BANK


                                    By [SIGNATURE ILLEGIBLE]
                                      ---------------------------
                                      Title: Vice President

                                                     EXTENDED STAY AMERICA, INC.
                                           AMENDED AND RESTATED CREDIT AGREEMENT



                                    THE SUMITOMO BANK, LIMITED


                                    By [SIGNATURE ILLEGIBLE]
                                      ----------------------------
                                      Title: Joint General Manager

                                 ACKNOWLEDGEMENT AND AGREEMENT
                                 -----------------------------


          Each of the undersigned, each being a Subsidiary Guarantor on the Restatement Effective Date (including each Subsidiary of the Borrower which was a Subsidiary Guarantor immediately before the Restatement Effective Date and each Subsidiary of the Borrower which becomes a Subsidiary Guarantor on the Restatement Effective Date) hereby acknowledges and agrees to the provisions of the foregoing amended and restated Agreement, and hereby agrees for the benefit of the Banks that (i) all extensions of credit pursuant thereto (including the increased extensions of credit made as a result of the occurrence of the Restatement Effective Date and all other obligations pursuant to this Agreement), shall be fully entitled to the benefits of (and shall be fully guaranteed and secured pursuant to the provisions of) all Subsidiaries Guaranties and Security Documents and (ii) all references in the Credit Documents to the "Credit Agreement" shall be deemed to be a reference to this Agreement.

                                ESA MANAGEMENT, INC.
                                ESA WEST, INC.
                                ESA INTERNATIONAL, INC.
                                STUDIO PLUS HOTELS, INC.
                                STUDIO PLUS PROPERTIES, INC.
                                ESA 0100, INC.
                                ESA 0102, INC.
                                ESA 0106, INC.
                                ESA 0115, INC.
                                ESA 0121, INC.
                                ESA 0123, INC.
                                ESA 0124, INC.
                                ESA 0125, INC.
                                ESA 0127, INC.
                                ESA 0131, INC.
                                ESA 0132, INC.
                                ESA 0140, INC.
                                ESA 0145, INC.
                                ESA 0153, INC.
                                ESA 0155, INC.
                                ESA 0161, INC.
                                ESA 0163, INC.
                                ESA 0172, INC.
                                ESA 0174, INC.
                                ESA 0175, INC.
                                ESA 0180, INC.
                                ESA 0186, INC.
                                ESA 0201, INC.
                                ESA 0206, INC.
                                ESA 0223, INC.
                                ESA 0231, INC.
                                ESA 0232, INC.

                                ESA 0247, INC.
                                ESA 0280, INC.
                                ESA 0291, INC.
                                ESA 0295, INC.
                                ESA 0296, INC.
                                ESA 0302, INC.
                                ESA 0303, INC.
                                ESA 0305, INC.
                                ESA 0309, INC.
                                ESA 0311, INC.
                                ESA 0315, INC.
                                ESA 0316, INC.
                                ESA 0317, INC.
                                ESA 0325, INC.
                                ESA 0328, INC.
                                ESA 0331, INC.
                                ESA 0335, INC.
                                ESA 0341, INC.
                                ESA 0352, INC.
                                ESA 0355, INC.
                                ESA 0356, INC.
                                ESA 0361, INC.
                                ESA 0362, INC.
                                ESA 0370, INC.
                                ESA 0371, INC.
                                ESA 0373, INC.
                                ESA 0379, INC.
                                ESA 0381, INC.
                                ESA 0382, INC.
                                ESA 0396, INC.
                                ESA 0399, INC.
                                ESA 0410, INC.
                                ESA 0413, INC.
                                ESA 0414, INC.
                                ESA 0417, INC.
                                ESA 0418, INC.
                                ESA 0421, INC.
                                ESA 0450, INC.
                                EXTENDED STAY 0453, INC.
                                ESA 0455, INC.
                                ESA 0478, INC.
                                ESA 0479, INC.
                                ESA 0480, INC.
                                ESA 0486, INC.
                                ESA 0494, INC.
                                ESA 0501, INC.

                                ESA 0503, INC.
                                ESA 0504, INC.
                                EXTENDED STAY 0507, INC.
                                ESA 0510, INC.
                                ESA 0521, INC.
                                ESA 0522, INC.
                                ESA 0525, INC.
                                ESA 0526, INC.
                                ESA 0527, INC.
                                ESA 0530, INC.
                                ESA 0532, INC.
                                ESA 0541, INC.
                                EXTENDED STAY 0547, INC.
                                ESA 0552, INC.
                                ESA 0553, INC.
                                ESA 0554, INC.
                                ESA 0555, INC.
                                ESA 0557, INC.
                                ESA 0561, INC.
                                ESA 0562, INC.
                                ESA 0564, INC.
                                ESA 0565, INC.
                                ESA 0574, INC.
                                ESA 0576, INC.
                                ESA 0590, INC.
                                ESA 0600, INC.
                                ESA 0629, INC.
                                ESA 0640, INC.
                                ESA 0646, INC.
                                ESA 0658, INC.
                                ESA 0659, INC.
                                ESA 0660, INC.
                                ESA 0670, INC.
                                ESA 0675, INC.
                                ESA 0677, INC.
                                ESA 0679, INC.
                                ESA 0680, INC.
                                ESA 0681, INC.
                                ESA 0691, INC.
                                ESA 0699, INC.
                                ESA 0700, INC.
                                ESA 0701, INC.
                                ESA 0706, INC.
                                ESA 0733, INC.
                                ESA 0734, INC.
                                ESA 0737, INC.

                                ESA 0745, INC.
                                ESA 0752, INC.
                                ESA 0753, INC.
                                ESA 0765, INC.
                                ESA 0767, INC.
                                ESA 0780, INC.
                                ESA 0785, INC.
                                ESA 0788, INC.
                                ESA 0789, INC.
                                ESA 0795, INC.
                                ESA 0802, INC.
                                ESA 0805, INC.
                                ESA 0806, INC.
                                ESA 0810, INC.
                                ESA 0815, INC.
                                ESA 0817, INC.
                                ESA 0824, INC.
                                ESA 0828, INC.
                                ESA 0831, INC.
                                ESA 0838, INC.
                                ESA 0851, INC.
                                ESA 0857, INC.
                                ESA 0858, INC.
                                ESA 0859, INC.
                                ESA 0860, INC.
                                ESA 0861, INC.
                                ESA 0869, INC.
                                ESA 0876, INC.
                                ESA 0877, INC.
                                ESA 0884, INC.
                                ESA 0885, INC.
                                ESA 0886, INC.
                                ESA 0898, INC.
                                ESA 0901, INC.
                                ESA 0902, INC.
                                ESA 0903, INC.
                                ESA 0911, INC.
                                ESA 0916, INC.
                                ESA 0919, INC.
                                ESA 0931, INC.
                                ESA 0932, INC.
                                ESA 0936, INC.
                                ESA 0939, INC.
                                ESA 0942, INC.
                                ESA 0976, INC.
                                ESA 0977, INC.

                                ESA 0979, INC.
                                ESA 0981, INC.
                                ESA 0985, INC.
                                ESA 0986, INC.
                                ESA 0990, INC.
                                ESA 0991, INC.
                                ESA 0992, INC.
                                ESA 0993, INC.
                                ESA 0994, INC.
                                ESA 0995, INC.
                                ESA 0996, INC.
                                ESA 1500, INC.
                                ESA 1501, INC.
                                ESA 1502, INC.
                                ESA 1510, INC.
                                ESA 1514, INC.
                                ESA 2503, INC.
                                ESA 4012, INC.
                                ESA 4014, INC.
                                ESA 4016, INC.
                                ESA 6000, INC.
                                ESA 6002, INC.
                                ESA 6005, INC.
                                ESA 6012, INC.
                                ESA 6022, INC.
                                ESA 6027, INC.
                                ESA 6028, INC.
                                ESA 6029, INC.
                                ESA 6036, INC.
                                ESA 6037, INC.
                                ESA 6057, INC.
                                ESA 6072, INC.
                                ESA 6074, INC.
                                ESA 7003, INC.
                                ESA 7010, INC.
                                ESA 7508, INC.
                                ESA 7512, INC.
                                ESA 7513, INC.
                                ESA 7519, INC.
                                ESA 8515, INC.
                                ESA 8525, INC.
                                ESA C1, INC.

                                    By /s/ Robert A. Brannon
                                      ---------------------------------

                                    Title: Vice President
                                          -----------------------------


                                    On behalf of each Subsidiary
                                    Guarantor listed above